Exhibit 10.22

LEASE AGREEMENT

between

FORWARD ONE, LLC

as “Landlord”

and

LENDINGCLUB CORPORATION, as

“Tenant”

BASIC LEASE INFORMATION

Lease Date:	May 17, 2013

Landlord:	Forward One, LLC, a California limited liability company

Tenant:	LendingClub Corporation, a Delaware corporation

Building:	A 23 story office building containing approximately 323,276 rentable square feet. As used in this Lease, the term “Floor” refers to floors in the Building.

Building Address:	71 Stevenson Street San Francisco, CA 94105

Premises:	The Premises consist of the following space located in the Building: (1) the entire 11th Floor, containing approximately 14,097 rentable square feet (sometimes referred to in this Lease as the “11th Floor Premises”); and (2) the entire 12th Floor, containing approximately 14,365 rentable square feet (sometimes referred to in this Lease as the “12th Floor Premises”). The term “Premises” means the 11th Floor Premises and the 12th Floor Premises, collectively (and any other space that may be added to the Premises pursuant to this Lease).

Term:	A period commencing, with respect to each Floor, on the respective Commencement Date specified below, and for all Floors ending on June 30, 2017.

Commencement Dates:	11th Floor Commencement Date: June 1, 2013 12th Floor Commencement Date: December 1, 2013. Each of the foregoing Commencement Dates is subject to extension pursuant to Section 2.1 of the Lease.
Expiration Date:	June 30, 2017

Base Rent for 11th Floor Premises:

Period of Time	Annual Base Rent		Monthly Installments of Base Rent		Annual Rental Rate per Rentable Square Foot
June 1, 2013 through May 31, 2014:	$592,074.00	*	$49,339.50	*	$42.00
June 1, 2014 through May 31, 2015:	$606,171.00		$50,514.25		$43.00
June 1, 2015 through May 31, 2016:	$620,268.00		$51,689.00		$44.00
June 1, 2016 through June 30, 2017:	$634,365.00	**	$52,863.75		$45.00

*	The Base Rent payable for the month of June 2013 is abated.
**	Because there are 13 months in the period June 1, 2016 through June 30, 2017, the total Base Rent for such 13-month period is $687,228.75. The number set forth above (i.e., $634,365.00) represents the annualized Base Rent.

Base Rent for 12th Floor Premises:

Period of Time	Annual Base Rent		Monthly Installments of Base Rent	Annual Rental Rate per Rentable Square Foot
December 1, 2013 through November 30, 2014:	$603,330.00		$50,277.50	$42.00
December 1, 2014 through November 30, 2015:	$617,695.00		$51,474.58	$43.00
December 1, 2015 through November 30, 2016:	$632,060.00		$52,671.67	$44.00
December 1, 2016 through June 30, 2017:	$646,425.00	*	$53,868.75	$45.00

*	Because there are only 7 months in the period December 1, 2016 through June 30, 2017, the total Base Rent for such 7-month period is $377,081.25. The number set forth above (i.e. $646,425.00) represents the annualized Base Rent.

Tenant’s obligations under this Lease (including, without limitation, those for payment of Base Rent, Additional Rent and all other amounts payable under this Lease) are not separately allocable to separate floors of the Building, notwithstanding the separate Base Rent schedules above or any other provision of this Lease; provided, however, that: (1) if Landlord does not lease the 12th Floor to Tenant due to the non-satisfaction of the H5 Condition Precedent (as defined in Section 1.1(b) of the Lease), then (A) Landlord shall return to Tenant any prepaid rent for the 12th Floor, (B) Landlord shall return to Tenant the portion of the Security Deposit allocable to the 12th Floor, and (C) Tenant’s Share shall be adjusted appropriately; and (2) the non-satisfaction of the H5 Condition Precedent shall not affect Tenant’s obligation to lease the 11th Floor.

For the avoidance of doubt, Tenant’s obligation to commence paying Base Rent for each Floor shall commence on the Commencement Date applicable to such Floor (except for the 11th Floor, for which the first month’s Base Rent is abated) or such earlier date on which Tenant commences business operations in such Floor (subject to the first month’s rent abatement for the 11th Floor Premises).

Base Year:	The calendar year 2014

Tenant’s Share:	8.805%, of which 4.361% is attributable to the 11th Floor Premises, and 4.444% is attributable to the 12th Floor Premises.

Security Deposit:	$99,617.00, allocated among the two Floors as follows: 11th Floor Premises: $49,339.50 12th Floor Premises: $50,277.50

Landlord’s Address for Payment of Rent:	Forward One, LLC c/o Cushman & Wakefield of California, Inc. P.O. Box 45257 San Francisco, CA 94145-0257

Business Hours: Business Days:	8:00 a.m. — 5:00 p.m., on Business Days Monday through Friday, excluding state and federal holidays

Landlord’s Address for Notices:

Forward One, LLC

835 Airport Blvd., Suite 288

Burlingame, CA 94010

Attention: Paul Zen

with copies to:

Cushman & Wakefield of California, Inc.

Building Management Office

71 Stevenson Street, Suite 1440

San Francisco, CA 94105

Attention: Property Manager

and

Haas Najarian, LLP

58 Maiden Lane, 2nd Floor

San Francisco, CA 94108

Attention: Robert C. Nicholas, Esq.

Tenant’s Address for Notices:

LendingClub Corporation

71 Stevenson Street, Suite 300

San Francisco, CA 94105

Attention: Chief Financial Officer

with a copy (which will not constitute notice) to:

LendingClub Corporation

71 Stevenson Street, Suite 300

San Francisco, CA 94105

Attention: General Counsel

Broker(s):	Landlord’s Broker — TRI Commercial Tenant’s Broker — Avison Young

Property Manager:	Cushman & Wakefield of California, Inc.

Conditions to Lease:	Landlord’s obligation to lease the 12th Floor is expressly conditioned upon the satisfaction of the_H5-Condition Precedent. The non-satisfaction of the H5 Condition Precedent shall not affect Tenant’s obligation to lease the I lth Floor Premises. If Landlord does not lease the 12th Floor to Tenant due to the non-satisfaction of the H5 Condition Precedent, then (i) Landlord shall return to Tenant any prepaid rent for the 12th Floor, (ii) Landlord shall return to Tenant the portion of the Security Deposit allocable to the 12th Floor, and (iii) Tenant’s Share shall be adjusted appropriately.

Exhibits:

Exhibit A:	The Premises

Exhibit B:	Work Letter Agreement

Exhibit C:	Building Rules

Exhibit D:	Intentionally Omitted

Exhibit E:	Form of Subordination, Non-disturbance and Attornment Agreement

The Basic Lease Information set forth above is an integral part of, and is incorporated into, the Lease. The Basic Lease Information and the Lease shall be construed as one integrated document. Terms that are defined above in the Basic Lease Information shall have the same meaning when used in the Lease.

THIS LEASE is made and effective as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1. PREMISES, PROPERTY AND COMMON AREAS; PARKING; ROFO.

1.1 Leasing of the Premises.

(a) General; VMware Furniture. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises, in the Building located at the address specified in the Basic Lease Information. The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises and the Building for all purposes under this Lease shall be the Rentable Areas specified in the Basic Lease Information. Tenant shall be allowed to use, at no additional charge, the furniture left in the 11th Floor Premises by VMware (the “VMware Furniture”). Tenant shall keep the VMware furniture in good condition and repair, reasonable wear and tear excepted, at Tenant’s sole cost and expense. The VMware Furniture shall remain the property of Landlord. At the request of either Landlord or Tenant, the parties shall prepare a written inventory of the VMware Furniture.

(b) Condition to Lease of 12th Floor Premises. Landlord’s obligation to Lease the 12th Floor Premises is expressly conditioned upon Landlord’s entering into a lease termination agreement with H5 (the current tenant of the of 12th Floor Premises), or otherwise terminating the lease with H5, on terms and conditions acceptable to Landlord in its sole and absolute discretion (the “H5 Condition Precedent”). If the H5 Condition Precedent shall not have been satisfied on or before May 31, 2013, then Landlord shall so notify Tenant in writing no later than June 3, 2013, and following such notice each of Landlord and Tenant shall have the right to terminate this Lease with respect to the 12th Floor Premises (and only with respect to the 12th Floor Premises) by written notice given to the other party.

1.2 The Property and Common Areas. The Building, together with the Common Areas, the parking areas dedicated to the Building and the parcel(s) of land on which the Building and such parking areas are situated are herein collectively called the Property (the “Property”). Tenant shall have the non-exclusive right to use in common with other tenants in the Property, subject to the rules and regulations contained in Exhibit C, those portions of the Property which are provided, from time-to-time, for use in common by Landlord, Tenant and any other tenants in the Property (such areas are referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, but consistent with similar “Class A” office buildings in the San Francisco South Financial District (“Comparable Buildings”), and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. “South Financial District” means the area bounded by Market Street (including both sides of Market Street), Fifth Street, Folsom Street and the Embarcadero. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property and the Common Areas and, in doing so, shall use commercially reasonable efforts to minimize any disruption to Tenant’s use of or access to the Premises (but Landlord shall not be required to perform any work outside of normal business hours). The parking facilities serving the Property are referred to as the “Parking Facility.”

1.3 Parking.

(a) Tenant Parking Passes. Tenant shall have the right to rent from Landlord up to two parking passes for each of the 11th Floor Premises and the 12th Floor Premises for unreserved parking in the Parking Facility, on a monthly basis throughout the Term. If this Lease is terminated with respect to the 12th Floor pursuant to Section 1.1(b), then the number of parking passes to which Tenant is entitled shall be reduced accordingly. Tenant acknowledges and agrees that all parking currently is by valet only. In no event shall Tenant be entitled to rent more than the number of parking passes specified above pursuant to this Lease. Tenant shall pay Landlord for such parking passes, on a monthly basis, at the prevailing rate charged from time to time for such parking passes. As of the date of this Lease, the prevailing rate for such lease-allocated parking passes is $425.00 per month per parking pass, which rate is subject to change upon 30 days’ prior written notice from Landlord. Tenant’s continued right to use the parking passes is conditioned upon Tenant’s abiding by all reasonable rules and regulations prescribed from time to time for the orderly operation and use of the Parking Facility (including any sticker or other identification system established by Landlord) and Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations.

(b) Other Terms. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Facility at any time (including, but not limited to, converting some or all of the parking spaces to alternate forms of parking), provided that Tenant shall continue to have the right to use the number of parking spaces specified in Section 1.3(a). Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facility for purposes of permitting or facilitating any such construction, alteration or improvements, or temporarily relocate Tenant’s parking passes to other parking structures and/or surface parking areas within a reasonable walking distance of the Building, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Parking Facility or to accommodate or facilitate the renovation, alteration, construction or other modification of other improvements or structures located in the Property. If Landlord prohibits Tenant from using Tenant’s parking spaces during any period of construction and does not provide alternative parking within a reasonable walking distance of the Building, then Tenant’s parking charges shall be credited for those days on which Tenant cannot use its parking spaces, prorated based on the number of spaces that are not usable. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control hereby granted to Landlord. The parking passes rented by Tenant pursuant to this Section 1.3 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

(c) Parking Procedures. Landlord shall in no event be responsible for any loss or damage to any vehicle or other property or for any injury to any person in connection with the use of the Parking Facility. Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles and sport utility vehicles (but excluding oversized sport utility vehicles such as, by way of example only, Hummers, Ford Excursions and similar [or larger] vehicles). Tenant shall comply with all reasonable rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the Parking Facility. Tenant shall not at any time use more parking passes than the number allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking space, and parking in the Parking Facility may be provided by means of a valet service that may “stack” parked cars in order to maximize the capacity of the Parking Facility.

1.4 Right of First Offer.

(a) ROFO. As used herein, the term “ROFO Period” means that period of time: (1) commencing on the first to occur of the 11th Floor Commencement Date or the 12th Floor Commencement Date; and (2) ending on June 30, 2017 or, if Tenant duly exercises its Option pursuant to Section 2.2 below, ending on June 30, 2019. Tenant shall have a right of first offer (“ROFO”) to lease space (each, a “ROFO Space”) that becomes available on the 6th Floor, the 7th Floor, the 8th Floor and the 10th Floor during the ROFO Period, on the terms and conditions contained in this Section 1.4, and subject to all of the following conditions and limitations: (1) the ROFO shall terminate and be null and void if Tenant assigns this Lease to any party other than to a Permitted Transferee; (2) the ROFO shall not be in effect during any period of time in which fifty percent (50%) or more of the rentable square feet then contained in the Premises are subleased to any party other than to a Permitted Transferee; (3) the ROFO shall be of no force or effect during any period of time in which an Event of Default by Tenant exists under this Lease; and (4) the ROFO is subject and subordinate to any and all rights (including, without limitation, leases, options to renew or extend and rights of first offer, first negotiation, first refusal or other expansion rights) held with respect to such space by other tenants of the Building (and their assignees and successors, to the extent that such assignees and successors have the right to exercise such rights) as of the date of this Lease. With respect to the 10th Floor, Tenant acknowledges and agrees that Intuit is a tenant with superior rights, as described in clause (4) above, notwithstanding that, as of the date of this Lease, Intuit might not yet have executed its lease amendment adding the 10th Floor to its premises. For the avoidance of doubt, the ROFO shall terminate upon the expiration of the ROFO Period. Not later than 30 days after the mutual execution and delivery of this Lease, Landlord or Landlord’s Broker shall provide Tenant with a list (the “ROFO List”) of the tenants that Landlord believes in good faith (but without representation or warranty) have rights (including, without limitation, leases, options to renew or extend and rights of first offer, first negotiation, first refusal or other expansion rights) to the 6th Floor, the 7th Floor, the 8th Floor and the 10th Floor that are superior to Tenant’s ROFO. Tenant acknowledges and agrees that the ROFO List will be provided to Tenant without any representation or warranty, either express or implied, as to the completeness or accuracy of the ROFO List, and Tenant agrees that Tenant shall have no claim or recourse against Landlord on account of the incompleteness or inaccuracy of the ROFO List.

(b) Exercise of ROFO. The ROFO may be exercised only with respect to: (i) a ROFO Space that has been previously leased and becomes available during the ROFO Period following expiration or other termination of such previous lease with respect to such ROFO Space, and (ii) all of the ROFO Space offered by Landlord pursuant to a particular

Landlord’s Offer Notice (as hereafter defined). If any ROFO Space becomes available during the ROFO Period, then Landlord shall give Tenant a written notice (“Landlord’s Offer Notice”) offering to lease such ROFO Space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have 15 days following receipt of Landlord’s Offer Notice with respect to such ROFO Space within which to notify Landlord in writing of its intention to lease such ROFO Space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord’s terms for the lease of such ROFO Space. If Tenant fails to exercise the ROFO within such 15-day period, then the ROFO shall forever lapse with respect to such ROFO Space (subject to Landlord’s obligation, as provided in the last sentence of this Section 1.4(b), to re-offer the ROFO Space to Tenant if Landlord fails to lease such ROFO Space to a third party on the terms set forth in Landlord’s Offer Notice within 120 days after the end of the 15-day period). If Tenant exercises such ROFO, then the ROFO Space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord’s Offer Notice, and the parties shall execute an amendment to this Lease to include such ROFO Space in the Premises, to increase the rent and other amounts payable by Tenant, to increase Tenant’s Share, and otherwise to provide for the leasing of such ROFO Space on such terms. The term of Tenant’s lease of the ROFO Space shall be coterminous with Tenant’s lease of the Premises under this Lease, provided, however, that if at the time of Landlord’s Offer Notice given during the initial Term of this Lease (i.e., on or before June 30, 2017) there are fewer than two full years remaining in the Term of this Lease, then, as a condition to Tenant’s right to exercise its ROFO, Tenant must either: (i) exercise its Option under Section 2.2 below, if Landlord’s Offer Notice is given on or before September 30, 2016; or (ii) if Landlord’s Offer Notice is given after September 30, 2016, then Tenant must agree to extend the Term of this Lease by an additional period necessary to make the Term of this Lease coterminous with the lease term specified in Landlord’s Offer Notice. If the Term of this Lease is extended pursuant to clause (ii) of the preceding sentence, then the Base Rent for the Premises subject to such extension shall be the Fair Market Rent (as defined in Section 2.2(c) below) for such Premises, as determined pursuant to Sections 2.2(d), (e) and (f). If Tenant does not elect to lease a specific ROFO Space from Landlord when it is first offered to Tenant by Landlord, then the ROFO shall terminate with respect to such specific ROFO Space and, except as provided below in this Section 1.4(b), Tenant shall have no further rights to lease such specific ROFO Space, but Tenant shall retain the ROFO with respect to the remaining ROFO Space until each such remaining ROFO Space is offered to Tenant pursuant to the provisions of this Section 1.4; provided, however, that if Landlord fails to lease such ROFO Space to a third party on the terms set forth in Landlord’s Offer Notice within 120 days after the end of the 15-day period described above, then Tenant’s rights under this Section 1.4 with respect to such ROFO Space shall be reinstated and Landlord shall thereafter not thereafter lease such ROFO Space without again complying with the terms set forth in this Section 1.4.

1.5 Option to Lease 2nd and 3rd Floor Space.

(a) 2nd/3rd Floor Option. Tenant currently (i) sub-subleases the entire 2nd Floor from The SF Newspaper Company LLC (the “Examiner Sub-Sublease”) and (ii) subleases the entire 3rd Floor from H5 (the “H5 Sublease”). The Examiner Sub-Sublease expires on June 30, 2015 and the H5 Sublease expires on June 30, 2017. Pursuant to the terms of the First Amendment to the H5 Sublease, upon the expiration of the Examiner Sub-Sublease, the

H5 Sublease will be expanded to include the entire 2nd Floor. Tenant shall have the option to lease the entire 2nd Floor and the entire 3rd Floor (the “2nd/3rd Floor Option”), which option may be exercised only with respect to both floors together, on the terms and conditions contained in this Section 1.5, and subject to all of the following conditions and limitations: (1) the 2nd/3rd Floor Option shall terminate and be null and void if Tenant assigns this Lease to a party other than to a Permitted Transferee; (2) the 2nd/3rd Floor Option shall terminate and be null and void if Tenant defaults (beyond the expiration of any applicable notice and cure period) under the Examiner Sub-Sublease or the H5 Sublease (or any direct lease with Landlord as a result of Tenant’s attornment to Landlord following the termination of the Examiner Sub-Sublease or the H5 Sublease); (3) the 2nd/3rd Floor Option shall not be in effect during any period of time in which fifty percent (50%) or more of the rentable square feet then contained in the Premises are subleased to any party other than to a Permitted Transferee; (4) the 2nd/3rd Floor Option shall be of no force or effect during any period of time in which an Event of Default by Tenant exists under the Lease; and (5) the 2nd/3rd Floor Option is subject and subordinate to any and all rights (including, without limitation, leases, options to renew or extend and rights of first offer, first negotiation, first refusal or other expansion rights) held with respect to such space by other tenants of the Building (and their assignees and successors, to the extent that such assignees and successors have the right to exercise such rights) as of the date of this Lease.

(b) Procedure. The 2nd/3rd Floor Option must be exercised, if at all, on or before September 30, 2016 (or, if the H5 Sublease is terminated earlier than its expiration date, no later than 15 days after Landlord’s notice to Tenant of such termination). Tenant’s failure to exercise the 2nd/3rd Floor Option on or before such date shall result in the lapse of the 2nd/3rd Floor Option. The 2nd/3rd Floor Option is applicable only to the entire 2nd Floor and the entire 3rd Floor together, and not to any partial floors or separately as to any floor. If Tenant exercises the 2nd Floor/3rd Floor Option, then Tenant shall lease such space from Landlord on the same terms and conditions as are contained in this Lease (including the option to extend contained in Section 2.2 below and including a Security Deposit of one full month’s Base Rent for the 2nd and 3rd Floors), except that: (i) the amount of Base Rent shall be one hundred percent (100%) of the Fair Market Rent (as defined in Section 2.2(c) below), determined pursuant to the procedure set forth in Sections 2.2(d), (e) and (f) below; and (ii) Landlord shall not be obligated to perform, or contribute funds toward the cost of (except to the extent of any unused Construction Allowance as provided in Section 1(c) of Exhibit B), any remodeling, renovation, alteration or improvement work in any of such space. The term of Tenant’s lease of the 2nd Floor and the 3rd Floor shall be coterminous with Tenant’s lease of the Premises under this Lease. If at the time the 2nd Floor and the 3rd Floor are added to the Premises Landlord is holding a security deposit from Tenant with respect to 2nd Floor and the 3rd Floor pursuant to Tenant’s attornment to Landlord under the Examiner Sub-Sublease and the H5 Sublease, then Tenant shall direct such security deposit to be transferred to Landlord and such security deposit shall be credited against the Security Deposit required for the 2nd Floor and the 3rd Floor pursuant to this Section 1.5(b).

2. TERM; POSSESSION.

2.1 Initial Term.

(a) Commencement. The term of this Lease (the “Term”) shall commence with respect to each of the 11th Floor Premises and the 12th Floor Premises (subject to Section

1.1(b) with respect to the 12th Floor) on the respective Commencement Dates for such Floors set forth in the Basic Lease Information and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information. Tenant’s obligation to pay Base Rent shall commence with respect to each of the 11th Floor Premises and the 12th Floor Premises on the respective Commencement Dates for such Floors specified in the Basic Lease Information (except with respect to the 11th Floor Premises, for which the first month’s Base Rent is abated), or such earlier date on which Tenant commences business operations in such Floor (subject to the first month’s rent abatement for the 11th Floor Premises), but all of the terms and conditions of this Lease shall be binding and effective as of the date of this Lease, notwithstanding that such Commencement Dates might not yet have occurred.

(b) Early Entry. Tenant may enter each of the 11th Floor Premises and, subject to the satisfaction of the H5 Condition Precedent, the 12th Floor Premises upon the vacation of each of such Premises by the existing tenant thereof to commence Tenant’s Work in such Premises, subject to the following conditions and requirements: (i) Tenant and Tenant’s Contractors (as defined in Exhibit B) must have in effect all insurance required by the Lease and Exhibit B; (ii) such entry shall be on all of the terms and conditions of this Lease (except the obligation to pay Base Rent); (iii) if Landlord is doing any work in such Premises, then Tenant shall cooperate with Landlord in scheduling Tenant’s Work so that it will not unreasonably interfere with any work being done by Landlord; (iv) all parties entering the Premises or the Building to perform work or provide any other service shall be subject to Landlord’s prior written approval; and (v) Tenant must pay for electricity and other utilities and services furnished to the Premises during Tenant’s entry pursuant to this Section 2.1(b).

(c) Target Delivery Dates. Landlord shall use commercially reasonable efforts to deliver possession of: (a) the 11th Floor Premises not less than 30 days prior to the 11th Floor Commencement Date; and (b) the 12th Floor Premises not less than 90 days prior to the 12th Floor Commencement Date. Each such delivery date is hereinafter referred to as a “Target Delivery Date.” Landlord shall be deemed to have delivered a Floor on the fifth Business Day after the date that Landlord notifies either Tenant or Tenant’s Broker in writing of the availability of such Floor, which notice may be given (in addition to the manner provided in Article 22 [”Notices”]) by email sent to cdolan@lendingclub.com with a follow-up phone call to Carrie Dolan (at [415] 632-5668). If Landlord does not deliver the 11th Floor Premises or the 12th Floor Premises by the applicable Target Delivery Date for such Floor, then the Commencement Date for such late-delivered Floor shall be extended one day for each day that Landlord failed to deliver such Floor by its respective Target Delivery Date. Landlord shall not be liable for any claims, damages or liabilities, and Tenant shall have no right to terminate this Lease, if Landlord is not able to deliver the 11th Floor Premises or the 12th Floor Premises by the respective Target Delivery Dates or Commencement Dates for such Floors. Tenant acknowledges and agrees that Landlord’s ability to deliver possession of the 11th Floor Premises and the 12th Floor Premises is dependent upon the current tenants’ timely vacating and surrendering such space. Landlord shall deliver the Premises to Tenant, and Tenant shall lease the Premises, in their “AS IS” condition as of the date of this Lease, except to the extent expressly provided otherwise in Exhibit B.

(d) Extension of Commencement Dates for Landlord Delay. In addition to the possible extension of the Commencement Dates pursuant to Section 2.1(c), the Commencement

Date for a Floor shall be extended by the number of days of delay in the completion of Tenant’s Work on such Floor that is a direct result of Landlord Delay (as defined below). The term “Landlord Delay” means the amount of delay in the completion of Tenant’s Work, to the extent that Tenant is unable with commercially reasonable efforts to mitigate the effect of such delay, that actually and directly results from (i) unreasonable interference by Landlord or Landlord’s employees, agents or contractors with the physical construction of Tenant’s Work; or (ii) the existence of any legal violation affecting the Premises (other than violations on account of any conditions caused by Tenant or its employees, agents or contractors) that Landlord is required to correct under the express terms of Exhibit B. Notwithstanding the foregoing, there shall be no Landlord Delay unless Tenant gives Landlord a factually correct written notice of the alleged Landlord Delay no later than three Business Days after the commencement of such delay, explaining in reasonable detail the alleged Landlord Delay, and Landlord fails to remedy such alleged Landlord Delay within three Business Days after Landlord’s receipt of such notice.

2.2 Option to Extend.

(a) Grant of Option. Landlord hereby grants to Tenant one option to extend the Term of this Lease (the “Option”) for an additional term of five years (the “Option Term”). The Option shall be exercisable only by LendingClub Corporation, while it is the Tenant under this Lease, and Permitted Transferees, and not by any other party whatsoever. The Option shall be exercisable only with respect to the entire Premises under this Lease, and not separately with respect to any Floor. The Option is expressly conditioned upon there being no Event of Default by Tenant that is continuing, either at the time the Option is exercised or at the time the Option Term would commence. If Tenant duly exercises the Option, then Tenant’s lease of the Premises during the Option Term shall be on all of the terms and conditions as set forth in the Lease, other than the rate of Base Rent and any other terms that the parties have expressly agreed in writing to modify for the Option Term, except that (i) Landlord shall not be obligated to perform, or contribute funds toward the cost of, any remodeling, renovation, alteration or improvement work in the Premises and (ii) Tenant shall have no further options to extend.

(b) Manner of Exercise. Tenant may exercise the Option only by giving Landlord written notice (the “Option Notice”) not later than September 30, 2016, but not earlier than June 30, 2016. Tenant’s Option Notice must be a definitive election to exercise the Option, and not merely an expression of interest or intent. Once Tenant has given the Option Notice, Tenant shall be obligated to the lease the Premises for the Option Term. If Tenant fails to exercise the Option on or before September 30, 2016, then the Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Option.

(c) Terms and Rent. If the Option is exercised, then the Base Rent during the Option Term shall be the Fair Market Rent for the Premises, as determined below. The term “Fair Market Rent” means the average annual rental, expressed as a rate per rentable square foot, that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for comparable space in Comparable Buildings, as evidenced where possible, by signed leases that commence or are to commence within six months prior to or within six months after the commencement of the Option Term (“Comparison Leases”). Comparison Leases shall not include subleases. Rental rates payable under Comparison Leases shall be appropriately adjusted to account for variations between the Lease and the Comparison Leases with respect to: (i) the length of the Option Term compared to the lease term of the Comparison Leases; (ii) the rental structure, including whether gross, industrial gross or net, and if gross, the applicable base year and pass-throughs; (iii) the size, floor level, view and other physical characteristics of the Premises compared to the size, floor level, view and other physical characteristics of the premises under the Comparison Leases; (iv) free rent, the cost of landlord build-outs and/or tenant improvement allowances; and (v) any other relevant factors, terms and conditions.

(d) Determination of Fair Market Rent. The Fair Market Rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within 30 days after Tenant’s exercise of the Option, then Fair Market Rent shall be determined pursuant to the procedure set forth in Section 2.2(e) and Section 2.2(f) below.

(e) Landlord’s Initial Determination. If the parties are unable mutually to agree upon the Fair Market Rent pursuant to Section 2.2(d), then the Fair Market Rent initially shall be determined by Landlord by written notice (“Landlord’s Notice”) given to Tenant promptly following the expiration of the 30-day period set forth in Section 2.2(d). If Tenant disputes the amount of Fair Market Rent set forth in Landlord’s Notice, then, within 30 days after Tenant’s receipt of Landlord’s Notice, Tenant shall send Landlord a written notice (“Tenant’s Notice”) which clearly (i) disputes the Fair Market Rent set forth in Landlord’s Notice, (ii) demands arbitration pursuant to Section 2.2(f), and (iii) states the name and address of the person who shall act as arbitrator on Tenant’s behalf. Tenant’s Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If Tenant does not give Tenant’s Notice within 30 days after the date of Landlord’s Notice, or if Tenant’s Notice fails to contain all of the required information, then the Fair Market Rent shall be the amount specified in Landlord’s Notice. If the arbitration is not concluded prior to the commencement of the Option Term, then Tenant shall pay Base Rent at 105% of the rate payable immediately prior to the commencement of the Option Term. If the Fair Market Rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten days after the determination of Fair Market Rent.

(f) Arbitration. The arbitration shall be conducted in the City of San Francisco in accordance with the following procedure:

(1) Each arbitrator must be an active commercial real estate broker with at least ten years of full-time experience who is familiar with the Fair Market Rent of Comparable Buildings. Within 20 days after Tenant’s Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord’s behalf.

(2) Landlord’s arbitrator and Tenant’s arbitrator shall meet within 30 days after the second arbitrator is appointed and shall appoint a third arbitrator possessing the qualifications set forth in subparagraph 1 above. If the two arbitrators are unable to agree upon the third arbitrator within 15 days after their first meeting, then the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator after attempting to do so for 15 days, then the third arbitrator shall be appointed by the San Francisco office of JAMS. Each party shall pay the fees and expenses of its respective arbitrator and the party who does not prevail in such arbitration shall pay the fees and expenses of the third arbitrator. Each party shall pay its own attorneys’ fees and costs of witnesses.

(3) The three arbitrators shall determine the Fair Market Rent in accordance with the following procedures. Each of Landlord’s arbitrator and Tenant’s arbitrator shall state, in writing, his or her determination of the Fair Market Rent for each year of the Option Term, supported by the reasons therefor, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the proposed Fair Market Rent schedules within 30 days after appointment of the third arbitrator. If either arbitrator fails to deliver his or her own determination to the other arbitrators within such 30-day period, and fails to do so within seven days after written notice from the other party to such arbitrator and the party on whose behalf such arbitrator is acting (i.e., Landlord or Tenant, as the case may be), then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two 5-year rent schedules proposed by the first two arbitrators more closely approximates his or her own determination of the Fair Market Rent and, in making such determination, shall have the right to make inquiries of and consult with the other arbitrators. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that more closely approximating his or her determination of the Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties; provided, however, that if the first two arbitrators independently arrive at the same 5-year schedule of Fair Market Rent, then that rent schedule shall be the Fair Market Rent for the Option Term. However, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the Fair Market Rent; such arbitrators shall independently arrive at their proposed determinations of the Fair Market Rent.

(4) The arbitrators shall render their decision in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

3. RENT.

3.1 Base Rent. Tenant agrees to pay to Landlord the Monthly Installments of Base Rent set forth in the Basic Lease Information, without offset, deduction, prior notice or demand, on the first day of each and every calendar month during the Term, except that the Monthly Installment of Base Rent for the first full calendar month in which Base Rent is payable for each of the 11th Floor Premises and the 12th Floor Premises shall be paid upon Tenant’s execution of this Lease. The Monthly Installment of Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date for the applicable Floor. Notwithstanding any other provision of this Lease, in no event shall Tenant’s obligation to start paying Base Rent with respect to any Floor commence later than the date on which Tenant begins operating its business in the Premises located on such Floor or any portion thereof The Monthly Installment of Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

3.2 Additional Rent: Increases in Operating Costs and Taxes.

(a) Definitions.

(1) “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information.

(2) “Base Taxes” means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

(3) “Operating Costs” means all costs which Landlord pays or incurs because of or in connection with owning, managing, operating, securing, restoring, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons at or below the level equivalent to property manager or engineering manager who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for commercially reasonable deductible amounts under such insurance, provided that such deductibles shall be equitably amortized over the useful lives (as Landlord shall reasonably determine in accordance with generally accepted commercial real estate property management practices) of the improvements made with the proceeds of the insurance policies to which such deductibles apply, and, provided further, that the deductible under Landlord’s policy of earthquake insurance shall not exceed, for the purpose of this Section 3.2(a)(3), an amount equal to five percent (5%) of the replacement cost of the Building; (E) licenses, permits and inspections; (F) subject to clause (G) immediately below, complying with the requirements of any law, code, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”) either (i) not in effect as of the date of this Lease or (ii) as any Laws in effect as of the date of this Lease may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the date of this Lease (such [i] and [ii] being herein called “Newly Enacted Laws”); (G) amortization of capital expenditures that are required to comply with Newly Enacted Laws, or which are intended to reduce Operating Costs or improve the utility or efficiency of any Building System, or otherwise for the safety or security of tenants, with interest, not to exceed ten percent (10%) per annum, on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), not to exceed ten percent (10%) per annum, over such useful life as Landlord shall reasonably determine in accordance with generally accepted commercial real estate property management practices; (H) an office in the Building for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees in the amount of four percent (4%) of rental collections from all tenants and other occupants of the Property; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) [intentionally omitted]; (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building’s share of any shared or Common Area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Common Areas of the Property and any conference center in the Property, and the costs and expenses of maintaining and repairing the Parking Facility); (N) costs incurred in connection with a transportation system management program or similar program; and (0) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted commercial real estate property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which occupancy of the Building is less than one hundred percent (100%), including the Base Year, shall be calculated based upon the Operating Costs that would have been incurred if the Building had an occupancy of one hundred percent (100%) during the entire calendar year, with all tenants paying full rent; provided, however, that the foregoing shall not entitle Landlord to recover more than one hundred percent (100%) of actual Operating Costs.

Notwithstanding the foregoing, Operating Costs shall not include: (1) capital expenditures (except as allowed in clause (G) above in the definition of Operating Costs); (2) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (3) ground lease rental; (4) interest and principal payments on loans or indebtedness secured by the Building, the Property or other real property owned by Landlord; (5) costs of tenant improvements (including the cost of permits, approvals and inspections) for Tenant or other tenants of the Building; (6) costs of services or other benefits of a type which are not available to Tenant but which are provided to other tenants or occupants of the Building, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of increases in Operating Costs and Taxes; (7) leasing commissions, marketing costs, advertising costs, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (8) depreciation or amortization, other than as allowed in clause (G) in the definition of Operating Costs; (9) the cost of repairs or other work as a result of any fire or other casualty covered by Article 12; (10) repairs or rebuilding necessitated by condemnation or eminent domain; (11) costs incurred by Landlord to remove Hazardous Materials from the Building or Property (other than to the extent such costs arise from actions in the nature of ordinary cleaning, repair and maintenance activities) and which were not brought to the Building or Property by Tenant; (12) costs, fines or penalties incurred due to Landlord’s violation of any Law (but not excluding the cost of compliance that is allowed above in the definition of Operating Costs); (13) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods or services to the extent the same exceeds the costs of such goods or services rendered by unaffiliated third parties on a competitive basis for Comparable Buildings; (14) the cost of any electric power for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or sub-metered and pays Landlord directly; (15) costs arising from the negligence or intentional misconduct of other tenants or Landlord, its employees or agents; (16) Landlord’s charitable or political contributions; (17) costs paid by warranties in effect with respect to Building Systems; (18) the costs of purchasing sculpture, paintings or other objects of art, except to the extent required by any governmental authority under Newly Enacted Laws; (19) costs of the operation of the business entity that constitutes Landlord, as distinguished from the costs of owning or operating the Building, including partnership or other entity accounting and legal matters; (20) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) or with Building management, or costs incurred in connection with disputes with other tenants or third parties (provided, however, that this exclusion shall not be construed as diminishing any of Tenant’s express indemnification obligations under this Lease); (21) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building; (22) any entertainment, dining or travel expenses of Landlord for any purpose; (23) any flowers, balloons or gifts provided to any entity whatsoever, including, but not limited to, tenants, employees, vendors, contractors, prospective tenants and agents (but not excluding “tenant relations” parties, events or promotions, all of which are expressly permitted Operating Costs); (24) any “finder’s fees,” brokerage commissions, job placement costs or job advertising cost for employees or potential employees of Landlord; (25) the increment of any “above-standard” cleaning for any particular tenant; and (26) fines or penalties incurred as a result of Landlord’s failure to comply with any Newly Enacted Law.

The cost of any new type of insurance coverage that is obtained by Landlord during any calendar year after the Base Year (but is not obtained during the Base Year) shall be added to the Base Operating Costs (but at the rate that would have been in effect during the Base Year) prior to the calculation of Tenant’s Share of Operating Costs for each such calendar year in which such change in insurance is included in Operating Costs. Landlord further agrees that any costs incurred in any calendar year after the Base Year because of any added new type of discretionary services which were not provided by Landlord during the Base Year and not included in the Base Operating Costs shall be added to and included in the Base Operating Costs for purposes of determining the Additional Rent payable for such calendar year in which such added new type of discretionary services are so provided, as if such services were provided in the Base Year (but at the rate for such services which would have been in effect during the Base Year). The foregoing is not intended to apply to: (A) increases in, or modified versions of, any costs included in the Base Year; (B) increases in insurance premiums resulting from increasing the amount of coverage or the limits of liability; or (C) expenditures for new equipment or other items that perform a function analogous or similar to that performed by items included in the Base Year.

(4) “Taxes” means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes; taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above, including governmental or private assessments or the Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services normally provided by governmental agencies; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. Notwithstanding the foregoing, “Taxes” shall not include Landlord’s State and Federal net income Taxes. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Article 8 [Tenant’s Taxes]), “Tenant’s Taxes” shall be excluded from Taxes.

If Landlord receives a reduction in Taxes attributable to the Base Year as a result of a commonly called Proposition 8 application or otherwise, the Taxes for the Base Year and each calendar year shall be calculated as if no such reduction in Taxes was applied for or received.

(5) “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b) Additional Rent.

(1) Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

(2) As soon as reasonably practical, at the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the upcoming calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3) No later than 150 days after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Landlord’s failure to deliver the annual statement within such 150-day period shall not be deemed a waiver of Landlord’s rights on account of any underpayment by Tenant of Operating Costs, Taxes or Additional Rent (and Landlord’s rights shall continue in full force and effect); provided, however, that following the expiration of the Term and Tenant’s vacating the Premises, Landlord must provide such statement no later than one year after the expiration of the Term and Tenant’s vacating the Premises and, if Landlord fails to provide such statement within such 1-year period, Landlord shall not be entitled to demand that Tenant pay to Landlord any underpayment of Operating Costs, Taxes or Additional Rent. Unless Tenant raises any objections in writing to Landlord’s statement within 150 days after Tenant’s receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with the opportunity to inspect and audit Landlord’s books and records in order to verify the figures shown on the statement. Any such audit must be performed by an employee of Tenant with appropriate accounting or finance experience, or by an accounting firm pursuant to an hourly or flat fee arrangement not contingent on any savings realized as a result of the audit. Upon receipt of Tenant’s audit, Landlord shall have the right, but not the obligation, to review the audit or have the audit reviewed by a certified public accounting firm selected by Landlord and at Landlord’s cost. The parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Landlord based on Landlord’s statement. If it is finally determined that Landlord overcharged Tenant by more than six percent (6%) of what the actual charges should have been, then Landlord shall reimburse Tenant for the actual, reasonable costs of the audit, not to exceed Twenty Five Thousand Dollars ($25,000.00). Landlord shall not be deemed to be in default under this Lease as a result of Landlord’s overcharging Operating Costs, but Landlord shall refund the amount of any overpayment by Tenant and, if applicable, pay the costs of Tenant’s audit, all on the terms and conditions more particularly set forth above.

(4) If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within 30 days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the Rent next due from Tenant under this Lease (or, at the end of the Term if there is no outstanding Event of Default, paid to Tenant in cash). For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 360-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease. Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within 30 days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

(c) Tax Reductions and Refunds. If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

(d) Gross Receipts and Other Taxes. Notwithstanding anything to the contrary in this Section 3.2 or elsewhere in this Lease, Tenant shall pay, prior to delinquency, one hundred percent (100%) (and not merely increases over a base year) of any: (i) rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other tax (other than State and Federal net income taxes) based on Landlord’s receipt, or the payment by Tenant, of any rent or services herein; and (ii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such taxes are chargeable or assessed against Landlord, such taxes shall be due and payable by Tenant (A) no later than ten days after Landlord’s invoice to Tenant or (B) upon such recurring schedule (whether monthly or otherwise) as may be established by Landlord. All such amounts are due and payable by Tenant. If it shall not be lawful for Tenant to so reimburse Landlord for such taxes, then the Base Rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax upon Landlord as would have been received by Landlord under this Lease prior to the imposition of such tax.

3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within 30 days after Landlord invoices Tenant therefor or makes demand of the amounts due, unless this Lease specifies another time period for payment. All Rent shall be paid without offset or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit, if any (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under this Lease, or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to its original amount. Subject in all cases to Landlord’s rights to apply the Security Deposit as provided in this Article 4, upon the expiration or termination of the Term, Landlord shall return to Tenant the portion of the Security Deposit then held by Landlord minus (A) any amount applied by Landlord as provided above and not replenished by Tenant and (B) any amount to be applied by Landlord as provided below. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant hereby waives (i) California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Landlord (a) to offset all Rent (as defined in Section 3.3) which is unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Landlord before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. TENANT HEREBY WAIVES THE PROVISIONS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AND ALL OTHER SECURITY DEPOSIT LAWS, NOW OR HEREAFTER IN FORCE, WHICH PROVIDE THAT LANDLORD MAY CLAIM FROM A SECURITY DEPOSIT ONLY THOSE SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT, TO REPAIR DAMAGE CAUSED BY TENANT OR TO CLEAN THE PREMISES, IT BEING AGREED THAT LANDLORD MAY, IN ADDITION, CLAIM THOSE SUMS REASONABLY NECESSARY TO COMPENSATE LANDLORD FOR ANY OTHER LOSS OR DAMAGE, FORESEEABLE OR UNFORESEEABLE, CAUSED BY THE ACTS OR OMISSIONS OF TENANT OR ANY OFFICER, EMPLOYEE, AGENT, CONTRACTOR OR INVITEE OF TENANT.

Tenant’s Initials:

5. USE AND COMPLIANCE WITH LAWS.

5.1 Use. The Premises shall be used and occupied for general business office purposes consistent with a first-class office building, and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the “Building Rules” (as defined in Article 27 [Rules and Regulations]); provided that repairs or alterations required to comply with Laws generally applicable to the condition of the Premises for use as office space, and not required or caused by Tenant’s particular use or activities or by any Alterations made or proposed by Tenant, shall be made by Landlord (and the cost thereof shall be included in or excluded from Operating Costs as provided in Section 3.2(a)(3) above). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise unreasonably annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for (a) educational activities, schools or other training facilities which are not ancillary to corporate, executive or professional office use, (b) practice of medicine or any of the healing arts, (c) providing social services, (d) any governmental use (including embassy or consulate use), (e) personnel agency, (f) customer service office that has public invitees at the Premises on a regular basis, (g) studios for radio, television or other media, (h) travel agency, or (i) reservation center operations or uses. Tenant shall not, without the prior consent of Landlord: (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated connected load capacity of the circuit. Tenant’s use of electricity shall never exceed the safe capacity of the feeders to the Property or the risers or wiring installation of the Building. As of the date of this Lease Landlord has not received any notice of any violation of Law that has not been cured or otherwise resolved and that would adversely affect Tenant’s use or occupancy of the Premises or would materially affect the operation of the Building.

5.2 Hazardous Materials.

(a) Definitions.

(1) “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises or the Building in connection with or involving Hazardous Materials.

(4) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or the Property.

(b) Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or the Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and the Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and the Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under subparagraph (e) below) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or the Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of its premises or the Property or Landlord’s use, operation, leasing or sale of the Building or the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or the Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d) Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time upon at least 24 hours’ oral or written notice (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. If Landlord reasonably believes that Tenant may have failed to perform or observe its obligations under this Section 5.2, or if Landlord is required by any Law or any governmental or quasi-governmental authority to perform an inspection or audit, Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. If it is determined that Tenant failed to perform or observe its obligations under this Section 5.2, then Tenant shall pay to Landlord on demand the reasonable costs of Landlord’s consultants’ fees and all reasonable costs incurred by Landlord in performing Tenant’s obligations under this Section (although Landlord shall not be required to perform any of Tenant’s obligations under this Section). Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant’s Indemnification. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, venturers, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises or otherwise.

6. TENANT IMPROVEMENTS & ALTERATIONS.

6.1 Landlord’s Consent. Landlord and Tenant shall perform their respective obligations with respect to design and construction of any initial improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Work Letter Agreement attached hereto as Exhibit B. Except for any Tenant Improvements to be constructed by Tenant as provided in the Work Letter Agreement, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring (“Alterations”), without Landlord’s prior written consent. Notwithstanding any other provision contained herein, Tenant shall not be required to obtain Landlord’s prior consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems or Base Building (as defined below), (b) are not visible from the exterior of the Premises, (c) do not affect the water tight character of the Building or its roof, (d) do not require a building permit, (e) do not move any interior walls or otherwise change the layout of the Premises, and (f) cost less than Fifty Thousand Dollars ($50,000) (collectively, “Minor Changes”) so long as Tenant gives Landlord notice of the proposed Minor Change at least ten days prior to commencing the Minor Change and complies with all of the provisions of this Article 6. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements.

6.2 Standards and Requirements Relating to Work. All Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (a) with due diligence, in a good and workmanlike manner, using new materials; (b) in compliance with plans and specifications approved in writing by Landlord (except that Landlord shall have no right of approval with respect to plans and specifications for Minor Changes); (c) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (d) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); (e) by a general contractor and, to the extent applicable to the work being performed, a mechanical contractor, electrical contractor, plumbing contractor and fire/life safety contractor approved in writing by Landlord, which approval shall not be unreasonably withheld; and (f) subject to all reasonable conditions which Landlord may in Landlord’s discretion impose. Such conditions may include requirements for Tenant to: (i) provide additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors, workers and labor which that would not, in Landlord’s judgment, disturb labor harmony with the workforce, or trades engaged in other work, labor or services in or about the Property; and (iii) remove all or part of the Alterations (other than Minor Changes) prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. The “Base Building” shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building, and the Common Areas. If Tenant performs any Alterations which require or give rise to governmentally required changes to the Base Building, then Landlord shall make such changes to the Base Building at Tenant’s expense. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.3 Plans and Permits. Before making any Alterations (excluding Minor Changes), Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Separate from and in addition to the Construction Coordination Fee (as defined in Section 6.4), Tenant shall reimburse Landlord, upon written demand and receipt of supporting documentation, for any actual and reasonable third-party out-of-pocket costs incurred by Landlord in connection with any Alterations (excluding Minor Changes) made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant (but excluding fees paid to any third party, including, without limitation, Landlord’s property manager, for construction management services). Before commencement of any Alterations (excluding Minor Changes), Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord. Before commencing any Alterations (including Minor Changes), Tenant shall give Landlord at least ten days’ prior notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations. Within 30 days following the completion of any Alterations (excluding Minor Changes) Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

6.4 Construction Coordination Fee. In connection with all Alterations (excluding Minor Changes), all of Tenant’s Work pursuant to Exhibit B, and all tenant improvements for any space added to the Premises as a result of any right of first offer, right of first refusal, option or otherwise, Landlord shall be entitled to a “Construction Coordination Fee” equal to two percent (2%) of the first One Hundred Thousand Dollars ($100,000.00) of the hard costs of the work, and one percent (1%) of any additional hard costs. Upon request by Landlord, Tenant shall provide Landlord with back-up documentation showing such hard costs.

6.5 Removal of Alterations. At the time of making any Alteration, Tenant shall have the right to send Landlord a written notice requesting Landlord to indicate whether Landlord will require such Alteration to be removed upon the expiration or earlier termination of this Lease (an “Alteration Removal Request”), and if Landlord indicates in writing that it will not require removal of such Alteration, then Tenant shall not be required to remove such Alteration. If Landlord fails to respond to Tenant’s Alteration Removal Request within ten Business Days after Landlord’s receipt of such Alteration Removal Request, then Tenant shall have the right to send Landlord a second written Alteration Removal Request (a “Second Request”). If Tenant’s Second Request clearly states IN ALL CAPITAL LETTERS that Landlord’s failure to respond to such Second Request within five Business Days after Landlord’s receipt thereof shall be deemed Landlord’s agreement not to require removal of the Alteration upon the expiration or earlier termination of this Lease, and if Landlord does not respond to such Second Request within such five Business Day period, then Landlord shall be deemed to have agreed not to require removal of the Alteration described in Tenant’s original Alteration Removal Request.

6.6 Liens. Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten days after Tenant obtains actual knowledge of the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 [Interest]).

6.7 Installation of Trade Fixtures. Subject to the provisions of Article 5 (Use and Compliance with Laws) and the other provisions of this Article 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7. MAINTENANCE AND REPAIRS.

7.1 Tenant’s Obligations. By taking possession of the Premises, Tenant agrees that the Premises are then in a good and tenantable condition. Tenant, at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, electrical outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in good condition, and keep the Premises in a clean, safe and orderly condition.

7.2 Landlord’s Obligations. Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, consistent with other Comparable Buildings, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance, except for normal wear and tear caused by ordinary use of the Premises. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

7.3 Reservations by Landlord. Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a) To make alterations, additions, repairs, improvements to or in or to decrease the size or area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(b) To change the Building’s name or street address;

(c) To install and maintain any and all signs on the exterior and interior of the Building;

(d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

(e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

In making any alterations, additions or improvements of the type described above, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s use of or access to the Premises (but Landlord shall not be required to perform any work outside of normal business hours).

8. TENANT’S TAXES. “Tenant’s Taxes” means (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property and (b) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay all of Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, then Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9. UTILITIES AND SERVICES.

9.1 Description of Services. During the Term Landlord shall furnish to the Premises for ordinary office use and occupancy: reasonable amounts of heat, ventilation and air-conditioning during Business Hours; janitorial services on Business Days; and reasonable amounts of electricity for building standard lighting and use of office equipment requiring only 120 volt standard outlet power. Landlord shall also provide the Building with normal fluorescent tube replacement for building standard fixtures, washing of perimeter windows and Common Area toilet room cleaning and supplies. Landlord shall provide non-exclusive, non-attended automatic passenger elevator service during Business Hours and, at all other times, shall make available at least one passenger elevator. Landlord shall provide nonexclusive freight elevator service, on a first-come, first-served basis, subject to scheduling by Landlord. All major use of the freight elevator must take place at times other than during Business Hours.

9.2 Payment for Additional Utilities and Services.

(a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing heating, ventilation and air conditioning service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord. As of the date of this Lease, the prevailing rate for furnishing heating, ventilation and air-conditioning service at times other than Business Hours on Business Days is $250.00 per hour which rate may be changed from time to time in Landlord’s sole discretion. As of the date of this Lease, the (i) overtime engineering labor is $115.00 per hour, with a four hour minimum for call-backs, and (ii) overtime security is $40.00 per hour for times other than Business Hours on Business Days, all subject to change from time to time in Landlord’s sole discretion. Overtime security is required during Tenant move-in.

(b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 200 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand. Landlord will allow Tenant to increase its space utilization to 100 square feet per person, provided that such increased density does not: (A) impose, create or result in any material additional demand or requirements or any material adverse effect on the HVAC, life safety, lighting or electrical systems of the Building or on any other Building System; (B) increase the insurance premiums on any insurance carried by Landlord, unless Tenant pays the entire amount of such increased cost; or (C) violate any applicable Law.

(c) If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. Examples of excess electrical usage include, but are not limited to, material consumption of electricity outside Business Hours, consumption of higher levels of electricity at any time (such as for the operation of a server or the cooling of a server room), dedicated HVAC equipment for the Premises, or the use of equipment requiring power in excess of standard 120 volt outlet power. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

9.3 Interruption of Services. The provisions of this Section 9.3 regarding the abatement of Base Rent shall not apply in the event of a fire, earthquake or other casualty (in which case the terms of Article 12 [Damage or Destruction] shall control) or Condemnation (in which case the terms of Article 13 [Condemnation] shall control). In the event of an interruption in, or failure or inability to provide, any of the services or utilities described in Section 9.1 (Description of Services) (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle Tenant to an abatement of rent or to terminate this Lease. Notwithstanding the foregoing, if for five consecutive Business Days, there is a complete stoppage of all elevator service to the Premises or a complete failure of electrical service to the Premises and, as a result thereof, Tenant is not reasonably able to use the Premises and in fact does not use the Premises (but was in possession of and using the Premises prior to such stoppage or failure), then, after the fifth consecutive Business Day of such stoppage or failure, Base Rent shall abate until the date that such stoppage or failure is substantially remedied, but only to the extent that the stoppage or failure was not caused by Tenant or its agents, employees, contractors or invitees, and further provided that Base Rent shall abate only if either (1) the stoppage or failure was caused by the active negligence or intentional misconduct of Landlord or Landlord’s authorized representatives or (2) Landlord receives insurance proceeds under a loss of rents or similar policy of insurance covering the Building, the cost of which is included in Operating Costs payable by Tenant pursuant to Section 3.2 (in which case the abatement of Base Rent allocable to Tenant shall not exceed Tenant’s Share of the amount of proceeds actually received by Landlord). Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

9.4 Sole Electrical Representative. Landlord shall maintain exclusive control over and be the sole representative with respect to reception, utilization and distribution of electric power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

9.5 Telecommunications. Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.5 and other provisions of this Lease.

Upon request from Tenant Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Property. If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Property, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Property, then prior to providing service, any such Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s sole discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider. Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant. All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Article 6.

9.6 Communications and Computer Lines. Except for telecommunications and data wires, cables, fiber optics or other media (collectively, “Telecom Cable”) required to obtain service from a Telecommunications Provider approved by Landlord, Tenant may not install, maintain, replace, remove or use any Telecom Cable outside the Premises, and in connection with any installation, maintenance, replacement, removal or use of Telecom Cable located in or serving the Premises (a) Tenant shall obtain Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), and comply with all of the provisions contained in Article 6 of this Lease, (b) if such Telecom Cable includes use of available wire pairs or other media that are part of the Building Systems or otherwise owned or controlled by the Building (“Lines”), an acceptable number of spare available Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined by Landlord in Landlord’s reasonable discretion, (c) the Telecom Cable (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (d) any new or existing Telecom Cable shall comply with all applicable Laws, (e) as a condition to permitting the installation of new Telecom Cable, Landlord may require that Tenant remove existing Telecom Cable located in or serving the Premises and repair any damage in connection with such removal, and (0 Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Telecom Cable located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition. Upon the expiration or sooner termination of the Term, Tenant, at its sole cost and expense, shall remove (and repair any damage caused by removal) all Telecom Cable installed by Tenant.

9.7 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person or entity, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

10. EXCULPATION AND INDEMNIFICATION.

10.1 Landlord’s Indemnification of Tenant. Except to the extent caused by the negligence or willful misconduct of Tenant or any of Tenant’s agents, employees, contractors or invitees, Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable consultants’, expert witnesses’ and attorneys’ fees and costs incurred in defending against the same (“Claims”) arising from or relating to (i) any injury to persons occurring in the Common Areas or (ii) the willful misconduct or gross negligence of Landlord or its authorized representative or agents while inside the Premises.

10.2 Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold the Landlord Parties harmless from and against Claims arising from (a) the willful misconduct or negligent acts or omissions of Tenant or Tenant’s Representatives or Tenant’s authorized Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant in the Premises or elsewhere in the Property (including any design defects), or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, arising out of or relating to Tenant’s occupancy or operation and occurring in or about the Premises; provided, however, that the indemnity obligations of Tenant contained in this Section 10.2 shall not cover or extend to any Claims for which Landlord is required to provide indemnification pursuant to Section 10.1 above. Notwithstanding any other provision of this Lease, Tenant shall not be liable to Landlord for punitive damages, unless a third party makes a claim against Landlord for punitive damages based on Tenant’s negligence, willful misconduct or breach of any of the terms, conditions or restrictions contained in this Lease (in which case Tenant’s liability to Landlord for punitive damages shall not exceed the amount of such third party’s successful claim against Landlord for punitive damages).

10.3 Damage to Tenant and Tenant’s Property. The Landlord Parties shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property), unless caused by the gross negligence, intentional act or willful misconduct of Landlord or its authorized representative or agents (but in all events subject to Section 11.3, which shall control, notwithstanding any gross negligence, intentional act or willful misconduct of Landlord or its representative or agents), and Tenant hereby waives all claims against the Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto.

10.4 Survival. The obligations of the parties under this Article 10 shall survive the expiration or termination of this Lease.

11. INSURANCE.

11.1 Tenant’s Insurance.

(a) Liability Insurance. Tenant shall at all times following complete execution of this Lease maintain in full force commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Three Million Dollars ($3,000,000.00) each occurrence for bodily injury and property damage combined, Five Million Dollars ($5,000,000.00) annual general aggregate, and Three Million Dollars ($3,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; provide that defense costs are paid in addition to and do not deplete any of the policy limits; cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Tenant’s authorized Visitors; and (vi) either designate separate limits for the Property acceptable to Landlord, or provide that the entire insured limits are available for occurrences relating to the Property. Each policy of liability insurance required by this Section shall: (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; provide that any waiver of subrogation rights or release prior to a loss does not void coverage; provide that it is primary insurance; (iv) name as additional insureds the Landlord Parties, the Property Manager identified in the Basic Lease Information and all replacement or additional property managers, all Lenders (as defined in Section 20.1) and such other parties in interest as Landlord may designate to Tenant in writing from time to time; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All insurance policies or endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office (or such other equivalent as may be in use from time to time in the insurance industry). A portion of the coverage specified above may be provided by umbrella and/or excess liability coverage, provided that: (a) the entire limits specified above must be available for occurrences relating to the Premises; and (b) all policies must be concurrent and the umbrella and/or excess liability policies must provide coverage that is at least as broad as that provided by Tenant’s commercial general liability policy.

(b) Property Insurance. Tenant shall at all times (including any construction or installation periods, whether or not included in the Term) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on a “special form” basis (or other form selected by Landlord), in an amount equal to the full replacement cost of the covered property. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. The Landlord Parties shall be provided coverage under such insurance to the extent of their insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c) Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) to the extent commercially available, require at least 30 days’ written notice to Landlord prior to any cancellation, nonrenewal or any modification that reduces the insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VIII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall be the responsibility of Tenant. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and reasonable information that premiums have been paid.

(d) Updating Coverage. Tenant shall increase the amounts of insurance as required by any Lender or as reasonably recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not consistent with the amounts of insurance carried by similar tenants (both in terms of the net worth of the tenant and the amount of space leased by such tenant) in Comparable Buildings. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e) Certificates of Insurance. Prior to any entry into or occupancy of the Premises by Tenant, and not less than ten days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form.

11.2 Landlord’s Insurance. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect property insurance on the Building with responsible insurers, on a “special form” basis, insuring the Building and the Tenant Improvements in an amount and with deductibles determined by Landlord from time to time in Landlord’s sole discretion. Landlord may, but shall not be obligated to, carry insurance against additional perils (including, without limitation, earthquake insurance). The amount, types and scope of coverage of Landlord’s insurance hereunder shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any such insurance or coverage to the extent that it is not reasonably available in the commercial insurance industry from recognized carriers or not available at a cost that is in Landlord’s judgment economic or feasible under the circumstances. All insurance proceeds payable under Landlord’s property insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein.

11.3 Waiver of Subrogation. Notwithstanding any other provision of this Lease, each of Landlord and Tenant hereby waives and releases any and all right of recovery, whether arising in contract or tort, against the other, including officers, directors, shareholders, partners, members, employees and agents, for any and all loss or damage to any property located on, within or constituting a part of the Property (including, without limitation, Tenant’s personal property, fixtures and equipment located on or in the Premises or the Building), which loss or damage arises from the perils that could be insured against under the ISO Causes of Loss-Special policy form CP 1030 or such substantially equivalent policy form as is in effect from time to time (whether or not the party suffering the loss or damage actually carries such insurance, recovers under such insurance or self-insures the loss or damage) or which right of recovery arises from loss of earnings or rents resulting from loss or damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist.

12. DAMAGE OR DESTRUCTION.

12.1 Landlord’s Duty to Repair.

(a) If all or a substantial part of the Premises is rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Section 12.2 (Landlord’s Right to Terminate) or Section 12.3 (Tenant’s Right to Terminate), Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the sum of (i) the insurance proceeds actually received by Landlord for such repair or restoration, plus (ii) the deductible under Landlord’s applicable policy of property insurance, plus (iii) the amount of six months’ Base Rent for the portion of the Premises that is damaged or destroyed (the amount in clause (iii) is hereinafter referred to as “Landlord’s Contribution”), and further provided that Landlord shall have no obligation for repair or restoration with respect to Tenant’s personal property, Trade Fixtures or Alterations.

(b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent (consisting of Operating Costs and Taxes) shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until 30 days after substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty. During any such repairs Landlord agrees to use commercially reasonable efforts to not materially interfere with Tenant’s use of the Premises (but Landlord shall not be required to perform any work outside of normal business hours).

12.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within nine months from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds, together with the sum of any deductibles under Landlord’s policies of insurance plus the amount of Landlord’s Contribution, are not, for any reason (other than nonpayment of premiums or the failure of Landlord to maintain the insurance required to be carried by Landlord pursuant to this Lease), made available to Landlord from Landlord’s insurance policies to make the required repairs;

(c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifteen percent (15%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d) If the fire or other casualty occurs during the last year of the Term or if upon completion of repair and restoration there would be less than one year remaining in the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within 90 days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease. If Landlord elects to terminate this Lease pursuant to the provisions of this Article 12, then such termination shall be effective as of the date of the casualty, and all Base Rent, Additional Rent, Operating Costs and Taxes paid by Tenant and accruing subsequent to the date of such casualty shall be returned to Tenant.

12.3 Tenant’s Right to Terminate. If all or a substantial portion of the Premises is rendered untenantable or inaccessible by damage from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than nine months, or if Landlord elects not to repair the Premises pursuant to the provisions of Section 12.2 (Landlord’s Right to Terminate), in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within 30 days after Landlord’s notice to Tenant pursuant to Section 12.2; provided, however, that Tenant’s right to terminate under this Section 12.3 shall not apply to any portion of the Premises that is not rendered untenantable or inaccessible from such fire or other casualty unless more than fifty percent (50%) of the total Premises is rendered untenantable or inaccessible from such fire or other casualty and Landlord estimates that the time required to complete Landlord’s repair obligations is greater than nine months). In addition, if, after 300 days following the date of the casualty, the repairs and restoration to the Premises or the Building are not substantially completed, then Tenant shall have the right to give Landlord a conditional termination notice (the “Conditional Termination Notice”) within ten Business Days following the expiration of such 300-day period. If the repairs and restoration to the Premises or the Building are not substantially completed within 45 days following the Conditional Termination Notice, then within ten Business Days following the expiration of such 45-day grace period Tenant shall have the right to terminate this Lease by written notice to Landlord.

12.4 Waiver. Tenant hereby waives the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction.

13. CONDEMNATION.

13.1 Definitions.

(a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2 Effect on Lease.

(a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within 30 days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b) If fifteen percent (15%) or more of the Property or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within 30 days after the Date of Condemnation.

(c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period greater than six consecutive months, then Tenant shall have the right to terminate this Lease by written notice to Landlord within 20 days following the expiration of such 6-month period; and for any other temporary taking, not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3 Restoration. If this Lease is not terminated as provided in Section 13.2 (Effect on Lease), Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that

Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Lender (as defined in Section 20.1). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations. If a portion of the Premises is taken through Condemnation and the amount of the Award is not sufficient to restore the Premises to the condition existing prior to the Condemnation (excluding any Alterations, Trade Fixtures and any of Tenant’s property), then Tenant shall have the right to terminate this Lease by written notice to Landlord within 30 days following the Award, unless Landlord gives Tenant written notice within 20 days following the Award that Landlord will contribute the amount in excess of the Award to repair and replace the Premises.

13.4 Abatement and Reduction of Rent. If any portion of the Premises, whether permanently or temporarily, is taken in a Condemnation or is rendered untenantable or inaccessible by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent (consisting of Operating Costs and Taxes) payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent (consisting of Operating Costs and Taxes) payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations, provided that in no event will any Award to Tenant reduce any Award to which Landlord would otherwise be entitled.

13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

14.1 Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Article 14) shall not be unreasonably withheld. If Tenant is a corporation or other business entity, any direct or indirect transfer of more than fifty percent (50%) of the stock or other ownership interest of the entity

(whether in a single transaction or in the aggregate through more than one transaction), including a merger or consolidation, shall be deemed a Transfer; provided, however, that (i) if Tenant is a publicly traded corporation, the sale of Tenant’s capital stock on a nationally recognized public stock exchange shall not be considered a Transfer, and (ii) sales or transfers of stock or other equity interests among existing shareholders or other existing holders of equity interests shall not be considered a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease. Any assignee, subtenant, user or other transferee under any proposed Transfer is herein called a “Proposed Transferee”. Any assignee, subtenant, user or other transferee either approved by Landlord or otherwise permitted under this Lease without any requirement for Landlord’s consent is herein called a “Transferee.”

14.2 Reasonable Consent.

(a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord a request for Landlord’s consent to the proposed Transfer (a “Transfer Consent Request”) together with all of the following: (i) the name and legal composition of the Proposed Transferee, (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income and cash flow statements for the last two years (to the extent available), and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. No later than seven Business Days after Landlord receives Tenant’s Transfer Consent Request and all of such information, Landlord shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 (Landlord’s Right to Space). If Landlord fails to respond to Tenant’s Transfer Consent Request within the seven Business Day period provided above, then Tenant shall have the right to send Landlord a second written Transfer Consent Request (a “Second Transfer Request”), which Second Transfer Request need not be accompanied by the materials specified in clauses (i) through (iv) above, unless there has been a change in any of such information. If Tenant’s Second Transfer Request clearly states IN ALL CAPITAL LETTERS that Landlord’s failure to respond to such Second Transfer Request within seven Business Days after Landlord’s receipt thereof shall be deemed Landlord’s consent to the proposed Transfer, and if Landlord does not respond to such Second Transfer Request within such seven Business Day period, then Landlord shall be deemed to have consented so such proposed Transfer.

(b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business history, reputation as a tenant in other space, creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Building, (v) Landlord or Landlord’s agent has sent to the Proposed Transferee or the Proposed Transferee’s agent, or received from the Proposed Transferee or the Proposed Transferee’s agent, written correspondence (whether in the form of a proposal, informal inquiry, letter of intent or otherwise) concerning the availability of space in the Building, at any time within the preceding three months, and Landlord has space available for lease in the Building that is consistent with the requirements set forth in such written correspondence, (vi) a proposed Transfer would violate any Encumbrance, (vii) any Lender with the right to object to the Proposed Transfer actually objects in writing within the 30-day period provided in Section 14.2(a), or (viii) Landlord otherwise reasonably determines that the proposed Transfer would have the effect of materially increasing the expenses associated with operating, maintaining and repairing the Property, except to the extent that Tenant or the Proposed Transferee agrees in writing to pay such increased expenses.

14.3 Transfer Consideration. If Landlord consents to a Transfer, then Tenant (and any assignee or first, second or third tier sublessee, provided that Landlord consents to such further Transfer) shall pay to Landlord, as Additional Rent, within ten days after receipt by Tenant (or any assignee or first, second or third tier sublessee), fifty percent (50%) of all “Transfer Consideration,” which shall mean any and all consideration, however described or denominated (including, without limitation, “key money” and other non-rent consideration), paid or payable by the Transferee in connection with the Transfer to the extent relating or attributable to (A) the value of this Lease or Tenant’s tenancy (including, without limitation, the amount of Base Rent payable by Tenant) or (B) the Premises, the Building or the Project. In the case of subleases, Tenant shall be entitled to deduct from Transfer Consideration the direct, out-of-pocket expenses and costs (including, without limitation, the costs for necessary Alterations, brokerage commission and legal fees) paid by Tenant (or any assignee or first, second or third tier sublessee, if applicable) to procure the subtenant, which expenses and costs shall be amortized on a straight-line basis over the term of the sublease.

14.4 No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease (or, in the case of a sublease, the terms and provisions of this Lease applicable to the subleased premises). The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5 Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises), provided that such costs and expenses shall not exceed the sum of $1,500.00 per transaction.

14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document. If Landlord has a consent right with respect to such Transfer and does consent to such Transfer, then such consent shall be evidenced by Landlord’s standard form of Consent to Assignment or Consent to Sublease in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease, and containing such other commercially reasonable terms upon which the parties may mutually agree. Tenant acknowledges and agrees that Tenant shall not be released from its obligations under this Lease following any Transfer, and Tenant shall not be entitled to demand any such release in any consent given by Landlord. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7 Landlord’s Right to Space.

(a) Landlord’s Recapture Right. Notwithstanding any other provision of this Article 14 to the contrary, but subject to Section 14.7(b), if Tenant notifies Landlord that it desires to enter into a Transfer, then Landlord, in lieu of consenting to such Transfer, may elect, within ten Business Days after receipt of Tenant’s Transfer Consent Request and all of the required information specified in Section 14.2(a) to: (a) in the case of an assignment of this Lease, to terminate this Lease, or (b) in the case of a sublease of one or more entire Floors for all or substantially all of the then remaining Term of this Lease, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the earlier of (x) 60 days after Landlord’s notice to Tenant making the election set forth in this Section 14.7, or (y) the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

(b) Tenant’s Preliminary Notice. If Tenant contemplates effectuating a Transfer that would trigger Landlord’s rights under Section 14.7(a) (“Recapture Rights”), then Tenant shall have the right, but not the obligation, to provide a preliminary written notice of such intention to Landlord prior to marketing the Premises or portions thereof for assignment or sublease or offering the Premises or portions thereof for assignment or sublease to a Proposed Transferee (each such notice, a “Preliminary Notice”). Within ten Business Days after Landlord receives a Preliminary Notice, Landlord shall notify Tenant whether Landlord would exercise its Recapture Rights under Section 14.7(a) with respect to the Premises or the portion thereof described in such Preliminary Notice if Tenant were to complete a Transfer of such Premises or portion thereof. If Landlord notifies Tenant that it would elect to exercise its Recapture Rights (“Landlord’s Intention to Recapture Notice”), then Tenant shall not market or offer the Premises or the applicable portion thereof to a Potential Transferee and, in lieu thereof, this Lease shall terminate with respect to the Premises or the applicable portion thereof on a date specified by Tenant, but in no event earlier than 30 days after the date of Landlord’s Intention to Recapture Notice or later than 270 days after the date of the Preliminary Notice. If Landlord notifies Tenant that it would not elect to exercise its Recapture Rights, then Tenant shall have the right to market or offer the Premises or the applicable portion thereof to a Potential Transferee and all of the terms of this Article 14 shall be applicable thereto (including, without limitation, Tenant’s obligation to provide notice to Landlord and to obtain Landlord’s consent to the applicable Transfer pursuant to Section 14.2(b) above), but Landlord shall have no Recapture Rights under Section 14.7(a) with respect to the specific proposed Transfer described in Tenant’s Preliminary Notice.

14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times during which there is no Event of Default a revocable license to collect such rents (which license shall automatically and without notice be deemed to have been revoked and terminated immediately upon and during the continuance of any Event of Default).

14.9 Permitted Transfers. As used herein, the term “Permitted Transfer” means Tenant’s assignment of its interest in this Lease: (i) to a successor corporation or other form of business entity resulting from Tenant’s merger, consolidation or non-bankruptcy reorganization, (ii) to a purchaser of all or substantially all of Tenant’s assets as an ongoing concern or all or substantially all of Tenant’s business operations in the Premises, or (iii) to an “Affiliate” (as defined below) of Tenant. In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if such sale or transfer occurs in connection with a bona fide financing or capitalization for the benefit of Tenant and there is no change in Control (as defined below) of Tenant. The term “Permitted Transferee” means the assignee of Tenant’s interest in this Lease in a Permitted Transfer. Notwithstanding Section 14.1, Tenant shall have the right to make Permitted Transfers, and Landlord shall not have a consent right relating to Permitted Transfers, provided that all of the following conditions (the “Permitted Transfer Requirements”) are satisfied: (A) the Permitted Transferee must have a tangible net worth of at least Twenty Five Million Dollars ($25,000,000.00); (B) there must be no change in the use of the Premises; (C) the Permitted Transfer and the use of the Premises by the Permitted Transferee must not violate any enforceable covenant or agreement of Landlord respecting radius or exclusivity; (D) the Permitted Transfer and the use of the Premises by the Permitted Transferee must not violate any of the terms of Landlord’s loan documents relating to the Property; and (E) prior to effectuating any Permitted Transfer, Tenant shall have provided to Landlord all information required for Landlord to determine, and Landlord shall have determined, that such transaction is a Permitted Transfer and that the Permitted Transfer Requirements are satisfied (provided, however, that if under applicable law or by the terms of the applicable merger, acquisition or similar agreement, Tenant is not permitted to disclose a Permitted Transfer prior to its closing, then Tenant shall provide Landlord with written notice of the occurrence of such Permitted Transfer within ten days after it has closed). Except with respect to Permitted Transfers in which disclosure is not permitted (as provided in the parenthetical in clause (E) above), Tenant shall not effectuate any Permitted Transfer until Landlord notifies Tenant in writing that such transaction is a Permitted Transfer and that the Permitted Transfer Requirements are satisfied. Landlord shall notify Tenant as to whether the Permitted Transfer Requirements are satisfied no later than ten Business Days after Landlord’s receipt of all of the following: (1) a description of the proposed Permitted Transfer, including an explanation of the reason that Tenant believes that such proposed Permitted Transfer qualifies as a Permitted

Transfer; (2) the name and legal composition of the proposed Permitted Transferee, (3) the nature of the business proposed to be carried on in the Premises by the proposed Permitted Transferee; (4) a current balance sheet, income and cash flow statements for the last two years (to the extent available), and such other reasonable financial and other information concerning the proposed Permitted Transferee as Landlord may request. The provisions of Section 14.3 (Landlord’s right to Transfer Consideration) and Section 14.7 (Landlord’s right to terminate the Lease) shall not apply with respect to a Permitted Transfer, but each Permitted Transfer shall be subject to all other terms and conditions of this Lease (other than the requirement for Landlord’s consent). Tenant shall remain liable under this Lease after any Permitted Transfer. For the purposes of this Section 14.9, the term “Affiliate” of Tenant means any entity controlling, controlled by or under common control with Tenant. “Control” as used herein means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity, and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in such entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Section 14.9 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign this Lease, or transfer control of Tenant, to any person or entity that is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord’s prior written consent and complying with all other applicable provisions of this Article 14.

15. DEFAULT AND REMEDIES.

15.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a) Tenant fails to make any payment of: (i) Rent or any other amount payable pursuant to this Lease when due and such failure continues for five days after written notice from Landlord; or (ii) any amount required to replenish the security deposit as provided in Article 4, if payment of the amount required to replenish the security deposit is not received by Landlord within five days after written notice that it is due. If Landlord accepts any past due rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due rent which Landlord has accepted.

(b) Tenant abandons the Premises for more than 180 consecutive days.

(c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Article 20 (Encumbrances) and Article 21 (Estoppel Certificates and Financial Statements) and such failure continues for five days after written notice from Landlord.

(d) Tenant violates the restrictions on Transfer set forth in Article 14 (Assignment and Subletting).

(e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 90 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f) Tenant fails, within 90 days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within 90 days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within 30 days after notice to Tenant or, if such failure cannot be cured within such 30-day period, Tenant fails within such 30-day period to commence, and thereafter diligently and continuously proceed with, all actions necessary to cure such failure as soon as reasonably possible.

15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the right to recover from Tenant, as damages, all of the following: (i) the worth at the time of award of any unpaid rent and other sums due under the Lease which has been earned at the time of such termination; (ii) the worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease which would have been earned after termination until the time of award exceeds the amount of such rental or other loss Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease for the balance of the Term after the time of award exceeds the amount of such rental or other loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law. As used in clauses (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the then maximum rate allowed by the usury or similar law, if any. As used in clause (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of the above measure of damages, rent includes Additional Rent as reasonably estimated by Landlord.

(b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d) Landlord may remove all of Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, then at any time after Landlord has given Tenant five days’ written notice of such property left by Tenant in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

15.3 Default by Landlord. Landlord shall not be deemed in default of this Lease unless Landlord fails within a reasonable time to perform an express obligation required to be performed by Landlord pursuant to this Lease. For purposes of this Section 15.3, a reasonable time shall in no event be less than 30 days after Landlord’s receipt of a written notice from Tenant specifying in detail the obligation that Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days after such notice are reasonably required for its performance, then Landlord shall not be in default of this Lease if performance is commenced within such 30-day period and thereafter diligently pursued to completion. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

16. LATE CHARGE AND INTEREST.

16.1 Late Charge. If any payment of Rent is not received by Landlord within five days after the date on which it is due, Tenant shall pay to Landlord on demand as a late charge (the “Late Charge”) an additional amount equal to five percent (5%) of the overdue payment.

16.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid within thirty days after the date on which it is due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of ten percent (10%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. After providing Tenant with not less than 24 hours’ written notice (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (1) show the Premises to prospective brokers, agents, buyers, transferees, Lenders or, during the last nine months of the Term, tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises, the Building and/or the Property. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall use commercially reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19. SURRENDER AND HOLDING OVER.

19.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in good condition and repair, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Article 6 (Tenant Improvements & Alterations), and repair any damage caused to the Premises or the Property by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten days after written notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises (and any other part of the Property for which Tenant has keys) and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are retained by Landlord. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or determined to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon 30 days’ written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the termination hereof Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20. ENCUMBRANCES.

20.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or may hereafter be executed or recorded (“Encumbrance”). The lender, holder or secured party under any Encumbrance is hereinafter referred to as a “Lender.” Notwithstanding the foregoing, such subordination of this Lease to an Encumbrance is expressly conditioned upon Landlord’s obtaining from the Lender, for the benefit of Tenant, a commercially reasonable subordination, nondisturbance and attornment agreement (an “SNDA”) pursuant to which (i) this Lease is subordinated to the lien of the Encumbrance and (ii) the Lender agrees not to disturb or interfere with Tenant’s possession of the Premises or rights under this Lease so long as there is no Event of Default on the part of Tenant. Tenant agrees that the form of SNDA attached hereto as Exhibit E is acceptable to Tenant. With respect to all future Encumbrances (or prospective future Encumbrances), Tenant shall execute and deliver to Landlord, from time to time and no later than ten days after written request by Landlord, an SNDA substantially in the form of Exhibit E or such other form as may be required by the Lender (which other form of SNDA shall not limit, modify or restrict Tenant’s rights under this Lease and shall be subject to commercially reasonable modifications requested by Tenant consistent with the then current requirements of similarly situated tenants and institutional lenders). If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease.

20.2 Lender Protection. Tenant agrees to give any Lender, by certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Lender. If Landlord shall have failed to cure such default within 30 days from the effective date of such notice of default, then the Lender shall have an additional 30 days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1 Estoppel Certificates. Within ten Business Days after written request therefor, Tenant shall execute and deliver to Landlord, in a commercially reasonable form provided by Landlord, a certificate stating that this Lease is in full force and effect, describing this Lease and any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether (to Tenant’s actual knowledge) either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder (if any), and whether Tenant has accepted the Premises. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten days after Landlord’s second written request therefor, then such failure shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, that Tenant has no claims or offsets against Landlord, and that not more than one month’s Base Rent has been paid in advance.

21.2 Financial Statements. Within ten days after written request therefor, but not more than twice a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant (and of any guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles or other reasonable accounting principles employed by Tenant (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Lender. To the extent that the financial information specified above is available to the public via the Internet at no charge and without restriction, Tenant shall not be required to provide such information to Landlord pursuant to this Section 21.2.

22. NOTICES. All notices, certificates or other communications required or permitted to be given pursuant to this Lease must be given in writing and must be delivered: (1) in person; or (2) by U.S. Postal Service certified mail (postage prepaid, return receipt requested); or (3) by a commercial overnight courier that guarantees next day delivery and provides a receipt. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices delivered in person or by courier shall be effective upon delivery or refusal to accept delivery. Notices delivered by certified mail shall be effective on the delivery date shown on the return receipt. Notices shall be deemed given on the date that the notice is “effective” as specified above in this Section Whenever in this Lease a party is required to take any action within a certain period of time after notice from the other party, then such period of time shall begin to run on the date that the other party’s notice is “effective” as specified above in this Section. Each party may change its address for notices hereunder, effective 15 days after notice to the other party in accordance with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Article 20 (Encumbrances), Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26. FORCE MAJEURE. If either party is delayed, interrupted or prevented from performing any of its obligations under this Lease, including any obligations that it may have under the Work Letter Agreement (but excluding the obligation of Tenant to pay Rent or any other amount when due hereunder), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of such party, then the time for performance of the affected obligations of the party shall be extended for a period equivalent to the period of such delay, interruption or prevention. The terms of this Section shall not apply to any of Tenant’s monetary obligations.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord, upon written notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building and the assumption of the obligations of Landlord hereunder by such transferee, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29. CONSENTS AND APPROVALS.

29.1 Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof

30. WAIVER OF RIGHT TO JURY TRIAL. To the extent permitted by Law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31. BROKERS. Landlord shall pay the fees or commissions of Landlord’s Broker and Tenant’s Broker identified in the Basic Lease Information (the “Brokers”) in accordance with Landlord’s separate written agreement with the Brokers. Each of Landlord and Tenant warrant and represent to the other that in the negotiating or making of this Lease neither such party nor anyone acting on its behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Brokers. Each party shall indemnify and hold the other party harmless from any claim or claims, including costs, expenses and attorney’s fees, incurred by the indemnified party asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by the indemnifying party or its representatives.

32. SIGNAGE. At Landlord’s cost, Landlord shall provide Tenant with one building standard designation in the Building directory and one building standard nameplate sign at the entrance to the Premises.

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Article 14 (Assignment and Subletting) and Article 28 (Landlord’s Liability), this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Unless the context requires otherwise, capitalized terms used in this Lease shall have the meanings given for them in this Lease (including the Basic Lease Information). Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. References in this Lease to “Sections” or “Articles” shall mean, unless the context requires otherwise, the Sections and Articles of this Lease. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

LANDLORD:		TENANT:

FORWARD ONE, LLC,		LENDINGCLUB CORPORATION,
a California limited liability company		a Delaware corporation

By:	Forward Time Corporation,
	a California corporation	By:	/s/ Carrie Dolan
Its:	Manager		Carrie Dolan,
Chief Financial Officer

By:	/s/ Belinda Zen
Belinda Zen,
President

EXHIBIT A

THE PREMISES

Floor Plan of 11th Floor Premises

Exhibit A, page 1

Floor Plan of 12th Floor Premises

Exhibit A, page 2

EXHIBIT B

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (“Agreement”) is made and entered into by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and LENDINGCLUB CORPORATION, a California corporation (“Tenant”), and shall be deemed a part of the lease between Landlord and Tenant to which this Agreement is attached (the “Lease”). This Agreement sets forth the obligations of Landlord and Tenant with respect to the initial improvement of the Premises. Capitalized terms that are used herein and defined in the Lease shall have the meaning given therein.

1. Application to 11th Floor, 12th Floor, and 2nd/3rd Floor Option.

(a)	11th Floor Allowances. In the manner provided in Section 4 below, Landlord shall pay to Tenant: (a) an “11th Floor Construction Allowance” of up to $211,455.00 (calculated at the rate of $15.00 per square foot, and based on the 11th Floor Premises’ containing 14,097 rentable square feet), but not exceeding the actual hard costs of Tenant’s Work in the 11th Floor Premises; and (b) an “11th Floor Space Planning Allowance” of $2,819.40 (calculated at the rate of $0.20 per square foot, and based on the 11th Floor Premises’ containing 14,097 rentable square feet). The 11th Floor Construction Allowance may be used only for the hard costs of Tenant’s Work in the 11th Floor Premises, subject to Section 1(c) below, and specifically excluding the cost of design, engineering and permitting and the cost of purchasing equipment, furniture or other items of personal property. The 11th Floor Space Planning Allowance may be used only for the cost of the architectural design and layout of Tenant’s Work in the 11th Floor Premises.

(b)	12th Floor Allowance. Subject to the satisfaction of the H5 Condition Precedent, Landlord shall pay to Tenant, in the manner provided in Section 4 below: (a) a “12th Floor Construction Allowance” of up to $287,300.00 (calculated at the rate of $20.00 per square foot, and based on the 12th Floor Premises’ containing 14,365 rentable square feet), but not exceeding the actual hard costs of Tenant’s Work in the 12th Floor Premises; and (b) a “12th Floor Space Planning Allowance” of $2,873.00 (calculated at the rate of $0.20 per square foot, and based on the 12th Floor Premises containing 14,365 rentable square feet). The 12th Floor Construction Allowance may be used only for the hard costs of Tenant’s Work in the 12th Floor Premises, subject to Section 1(c) below, and specifically excluding the cost of design, engineering and permitting and the cost of purchasing equipment, furniture or other items of personal property. The 12th Floor Space Planning Allowance may be used only for the cost of the architectural design and layout of Tenant’s Work in the 12th Floor Premises. For the avoidance of doubt, the parties agree that Landlord shall have no obligation to provide a Construction Allowance or Space Planning Allowance for the 12th Floor if the H5 Condition Precedent is not satisfied.

Exhibit B, page 1

(c)	Carryover of Unused Construction Allowances. If Tenant does not use the entire 11th Floor Construction Allowance or entire 12th Floor Construction Allowance for the hard costs of Tenant’s Work in the 11th Floor Premises or the 12th Floor Premises, respectively, then Tenant may apply the unused portion of such Construction Allowance(s) for all or any of the following: (i) the hard costs of Tenant’s Work in the 11th Floor Premises or the 12th Floor Premises, to the extent that the Construction Allowance for such Floor is less than the hard costs of Tenant’s Work on such Floor; and (ii) the hard cost of any tenant improvements constructed by Tenant on the 2nd and 3rd Floors, if Tenant exercises the 2nd/3rd Floor Option under Section 1.5 of the Lease. In each case described in clauses (i) and (ii) above, such unused portion of the Construction Allowance must be applied solely to the hard cost of Tenant’s Work that will remain in such Premises after the expiration or termination of Tenant’s lease of such space, and such funds shall be disbursed only upon the full and final completion of such work and Tenant’s providing to Landlord all documents and materials required under Section 4 below. In no event shall Tenant be entitled to any other credit on account of any unused Construction Allowance.

2. Delivery As Is; Tenant’s Work.

(a)	As Is. Tenant shall lease the Premises (and each portion thereof), and Landlord shall deliver the Premises (and each portion thereof) to Tenant, in their “as is” condition as of the date of this Lease. Landlord shall have no obligation to perform any work or to make any improvements to all or any portion of the Premises (including, without limitation, the mechanical equipment and other equipment serving the Premises) or any other part of the Building. Notwithstanding anything in this Exhibit B to the contrary: (1) Landlord, and not Tenant, shall be responsible for remediating any Hazardous Materials that existed in the Premises or the Building prior to the date of the Lease, but only if such Hazardous Materials exist in a condition or concentration that is required under Law to be remediated in the absence of any construction, reconstruction, remodeling or other work, and further provided that Tenant, and not Landlord, shall be responsible for any remediation required as a result of any construction activities or other activities of Tenant or its agents, employees or contractors; and (2) Landlord, and not Tenant, shall be responsible for correcting any violations of applicable Laws that existed in the Premises or the Building prior to the date of the Lease, but only to the extent that such violations relate to the restrooms in the Premises, the elevator lobbies in the Premises, or the Common Areas of the Building (including, without limitation, path-of-travel issues).

(b)

Tenant’s Work. As used in this Agreement, the term “Tenant’s Work” means that work to be performed by Tenant in the 11th Floor Premises and the 12th Floor Premises, which shall be described in detail and shown on the Working Drawings (as defined below), as modified by any change orders approved by Landlord. Tenant shall complete all of Tenant’s Work at Tenant’s sole cost and expense, subject to any applicable Construction Allowance and Space Planning Allowance described in Section 1 above. Tenant shall perform all of Tenant’s

Exhibit B, page 2

Work in compliance with all applicable Laws. Only new materials of a type consistent with Class A office space shall be used in Tenant’s Work. Tenant’s Work shall also be deemed to include, and Tenant shall be required to perform at its sole cost and expense (subject to the Construction Allowances) pursuant to this Agreement, all other work in the Premises that is: (i) except to the extent required to be performed by Landlord pursuant to Section 2(a) above, triggered or necessitated under applicable Laws by the work described in the Working Drawings (or any other work performed by Tenant), including, without limitation, all fire and life safety code compliance work and all work required to be performed pursuant to applicable Laws relating to handicap access; and/or (ii) required in connection with the performance of the work described in the Working Drawings (or any other work performed by Tenant) due to physical site conditions or engineering requirements.

3. Approval of Contractors. Tenant shall directly contract with all architects, engineers, consultants, contractors and subcontractors (collectively, “Tenant’s Contractors”) with respect to the design, construction and performance of Tenant’s Work. Tenant’s general contractor, mechanical contractor, electrical contractor, plumbing contractor and fire/life safety contractor shall be subject to Landlord’s prior review and written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall submit to Landlord, prior to the commencement of construction, the following information: (i) with respect to each of Tenant’s Contractors, the name of the company and primary contact person, complete with address, email, phone number and fax number (ii) the construction cost breakdown and total cost for all portions of Tenant’s Work; (iii) the commencement date of construction and the estimated date of completion of Tenant’s Work; and (iv) evidence of insurance as required by Section 8 below. Tenant acknowledges and agrees that Tenant must use union labor.

4. Disbursement of Construction Allowance and Space Planning Allowance.

(a)

11th Floor Premises. Upon the completion of Tenant’s Work in the 11th Floor Premises, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work in the 11th Floor Premises, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) an application for payment and sworn statement of Tenant’s general contractor substantially in the form of AIA Document G702 (or an equivalent form) covering all of Tenant’s Work in the 11th Floor Premises; (ii) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design and construction of all of Tenant’s Work in the 11th Floor Premises; (iii) certification from Tenant’s architect or engineer, as appropriate, that, to such person’s actual knowledge, all of Tenant’s Work in the 11th Floor Premises has been completed in substantial accordance with the Working Drawings approved by Landlord and in compliance with all applicable Laws; (iv) a copy of the building permit or job card for Tenant’s Work in the 11th Floor Premises, showing that Tenant’s Work has been finally approved by the appropriate inspectors; and (v) a final or temporary Certificate of Occupancy permitting occupancy of the 11th Floor Premises. Tenant has an absolute

Exhibit B, page 3

obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to fund the 11th Floor Construction Allowance and the 11th Floor Space Planning Allowance. Landlord shall deduct from the 11th Floor Construction Allowance and the 11th Floor Space Planning Allowance, prior to disbursement to Tenant, the Construction Coordination Fee (as defined in Section 6.4 of the Lease) calculated based on Tenant’s Work in the 11th Floor Premises. Landlord shall pay the 11th Floor Construction Allowance and the 11th Floor Space Planning Allowance to Tenant within 30 days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above).

(b)	12th Floor Premises. Upon the completion of Tenant’s Work in the 12th Floor Premises, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work in the 12th Floor Premises, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) an application for payment and sworn statement of Tenant’s general contractor substantially in the form of AIA Document G702 (or an equivalent form) covering all of Tenant’s Work in the 12th Floor Premises; (ii) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design and construction of all of Tenant’s Work in the 12th Floor Premises; (iii) certification from Tenant’s architect or engineer, as appropriate, that all of Tenant’s Work in the 12th Floor Premises has been completed in accordance with the Working Drawings approved by Landlord and in compliance with all applicable Laws; (iv) a copy of the building permit or job card for Tenant’s Work in the 12th Floor Premises, showing that Tenant’s Work has been finally approved by the appropriate inspectors; and (v) a final or temporary Certificate of Occupancy permitting occupancy of the 12th Floor Premises. Tenant has an absolute obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to fund the 12th Floor Construction Allowance. Landlord shall deduct from the 12th Floor Construction Allowance and the 12th Floor Space Planning Allowance, prior to disbursement to Tenant, the Construction Coordination Fee (as defined in Section 6.4 of the Lease) calculated based on Tenant’s Work in the 12th Floor Premises. Landlord shall pay the 12th Floor Construction Allowance and the 12th Floor Space Planning Allowance to Tenant within 30 days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above).

(c)

Right to Offset. If Tenant has satisfied all of the conditions to Landlord’s obligation to fund the 11th Floor Construction Allowance or the 12th Floor Construction Allowance, as the case may be, but Landlord fails to fund such Construction Allowance within the 30-day period set forth above, then Tenant shall be entitled to deliver written notice thereof (“Payment Notice”) to Landlord. If Landlord fails to pay the required amount within 15 days after Landlord’s receipt of a factually correct Payment Notice from Tenant and if Landlord fails to deliver a written notice to Tenant within such 15-day period explaining

Exhibit B, page 4

Landlord’s reasons that the amounts described in Tenant’s Payment Notice are not due and payable by Landlord (“Refusal Notice”), then Tenant shall be entitled to offset, against Tenant’s first obligations to pay monthly Base Rent for the Floor to which such Construction Allowance is applicable, the amount of the Construction Allowance that Landlord wrongly failed to pay (as described in Tenant’s Payment Notice). If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord within 30 days after Tenant’s receipt of Landlord’s Refusal Notice, then each of Landlord and Tenant may elect to have such dispute resolved by binding arbitration before a retired judge under the auspices of the San Francisco office of JAMS (or any successor to such organization), according to the then rules of commercial arbitration of such organization. The non-prevailing party in such arbitration shall pay the prevailing party’s costs, expenses and attorneys’ fees incurred in connection with such arbitration.

5. Approval of Plans for Tenant’s Work.

(a)	Preliminary Plans. Tenant shall deliver to Landlord, for Landlord’s review and approval, a preliminary set of plans and specifications for Tenant’s Work (the “Preliminary Plans”) for each of the 11th Floor Premises and the 12th Floor Premises. Within seven Business Days after Landlord’s receipt of the Preliminary Plans, Landlord shall return to Tenant one set of prints thereof, with Landlord’s written approval or with Landlord’s required modifications. Landlord shall not unreasonably withhold or condition its approval of the Preliminary Plans, and Landlord’s required modifications must not be unreasonable. If Landlord returns the Preliminary Plans to Tenant with required modifications, and not bearing Landlord’s written approval, then Tenant, promptly after its receipt of such modified plans, shall revise the Preliminary Plans as required by Landlord and shall submit one revised set of plans to Landlord for Landlord’s approval. If Landlord fails to respond to the Preliminary Plans within the seven Business Day period provided above and such failure continues for three days after a second written notice from Tenant requesting approval, then Landlord shall be deemed to have approved the Preliminary Plans.

(b)

Working Drawings. Promptly after Landlord’s approval of the Preliminary Plans, Tenant shall deliver to Landlord, for Landlord’s review and approval, complete plans, specifications and working drawings which incorporate and are consistent with the Preliminary Plans, as previously approved by Landlord, and which show in detail the intended design, construction and finishing of all portions of Tenant’s Work, in sufficient detail for construction (the “Working Drawings”). Landlord shall not unreasonably withhold or condition its approval of the Working Drawings, and Landlord’s required modifications must not be unreasonable. Within seven Business Days after Landlord’s receipt of the Working Drawings, Landlord shall either approve or disapprove the Working Drawings. If Landlord disapproves the Working Drawings, then Landlord shall state in reasonable detail the changes that Landlord requires to be made thereto, and Tenant shall make all changes required by Landlord (although Landlord shall not require changes that

Exhibit B, page 5

are inconsistent with Landlord’s approval, or deemed approval, of the Preliminary Plans). After Landlord has approved the Working Drawings, Tenant must obtain Landlord’s prior written approval of any changes to the Working Drawings, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to respond to the Working Drawings within the seven Business Day period provided above and such failure continues for three days after a second written notice from Tenant requesting approval, then Landlord shall be deemed to have approved the Working Drawings.

(c)	Approval. Landlord’s approval of any of Tenant’s plans or specifications shall not be valid unless such approval is in writing and signed by Landlord. Landlord’s approval of any of Tenant’s plans, including any preliminary draft or version thereof, shall not be deemed to be a representation as to their completeness, adequacy for Tenant’s intended use of the Premises or compliance with applicable Laws.

(d)	Changes. Tenant must obtain Landlord’s written approval prior to performing any work not shown on the Working Drawings as approved by Landlord.

6. Notice of Nonresponsibility. Prior to the commencement of any portion of Tenant’s Work, Landlord shall have the right to post in a conspicuous location on the Premises and/or Building, as well as to record in the County Recorder’s office, a Notice of Nonresponsibility.

7. Commencement and Performance of Tenant’s Work.

(a)	Commencement. Tenant shall diligently proceed with Tenant’s Work for each of the 11th Floor Premises and the 12th Floor Premises and shall complete such work within a reasonable period of time.

(b)	Coordination of Tenant’s Work. Tenant’s Contractors shall perform Tenant’s Work in a manner and at times that do not interfere with the ongoing business operations in the Building. Any delays in the completion of Tenant’s Work (other than delays caused by Landlord or Landlord’s agents, employees or contractors after receipt of written notice of such alleged delay), and any damage to any work caused by Tenant’s Contractors, shall be at Tenant’s cost and expense.

(c)	Staging Areas. Storage of Tenant’s Contractors’ construction materials, tools and equipment shall be confined within the portion of the Premises in which Tenant’s Work is taking place. In no event shall any materials or debris be stored in the common areas. Tenant’s Contractors shall not run pipes or conduits over or through any other tenant’s space, or the common areas, except as directed by Landlord.

(d)

Supervision of Contractors. Tenant’s Work shall be performed in accordance with such reasonable rules and regulations as Landlord shall promulgate from time to time. Tenant acknowledges that other construction work may be in progress at the Building and that conflicts between Tenant’s Work and such other work shall be subject to final resolution by Landlord’s representatives. Subject to

Exhibit B, page 6

Section 11.3 of the Lease, Tenant shall be fully responsible for, and shall indemnify, defend and protect Landlord with respect to, the operations and activities of Tenant’s Contractors. Tenant’s Contractors must repair any damage which they may cause to any portion of the Premises or the Building.

8. Insurance Required of Tenant and Tenant’s Contractors.

(a)	Workers’ Compensation and Liability Insurance. Tenant’s general contractor and all subcontractors shall carry, at a minimum, the following coverages, with the following limits of liability:

(i)	Workers’ Compensation. Workers’ Compensation, as required by state law, plus Employer’s Liability Insurance, with a limit of not less than $1,000,000.00, and any other insurance required by any employee benefit statute or other similar statute.

(ii)	Liability. Commercial General Liability Insurance (including Contractor’s Protective Liability) with a minimum combined single limit of liability of not less than $5,000,000.00 for the general contractor (with an annual general aggregate limit of not less than $10,000,000.00) and $1,000,000.00 for each subcontractor (with an annual general aggregate limit of not less than $3,000,000.00). Such insurance shall not exclude coverage for explosion, collapse and underground hazard. All such insurance shall provide coverage against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomsoever belonging and arising from such contractor’s operations, whether such operations are performed by Tenant’s general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

(b)	Tenant’s Liability Insurance. At all times during the performance of Tenant’s Work, Tenant shall obtain and maintain the liability insurance required to be maintained pursuant to the Lease. If required in order to provide such coverage, such policy shall be endorsed to insure against any loss or damage arising out of the performance of Tenant’s Work.

(c)	Tenant’s Builder’s Risk Insurance. Tenant’s general contractor shall obtain an “All Physical Loss” Builder’s Risk Insurance policy covering Tenant’s Work. The policy shall name Landlord and Tenant as named insureds, with Tenant as the loss payee, and the proceeds of all such insurance shall be applied to the performance of Tenant’s Work. The amount of insurance to be provided shall be one hundred percent (100%) of the replacement cost of Tenant’s Work.

(d)

Additional Insureds. Except as otherwise required by the express terms of this Agreement, all such insurance policies required under this Agreement shall include Landlord and Landlord’s agents as additional insureds, except Workers’

Exhibit B, page 7

Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord and its agents. All of Tenant’s insurance in which Landlord is required to be an additional insured shall provide that such insurance coverage shall not be reduced below the levels required by this Agreement or, to the extent commercially available, cancelled except upon 30 days’ prior written notice to Landlord. Tenant shall provide Landlord with certificates of insurance upon the execution of the Lease and prior to the commencement of Tenant’s Work. Such certificates shall indicate that such insurance complies with the requirements of this Section 8, including, to the extent commercially available, the requirement that such insurance coverage shall not be cancelled except upon 30 days’ prior written notice to Landlord.

9. As-Built Plans. Upon completion of Tenant’s Work, Tenant shall submit to Landlord two complete sets of as-built plans (one of which shall be reproducible) and specifications describing all portions of Tenant’s Work.

10. Ownership of Tenant’s Work. Tenant’s Work shall become a part of the Premises and/or the Building (as applicable), shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

11. Not Applicable to Additional Space. This Agreement is not applicable to any additional space added to the Premises at any time or from time to time, or to any extension terms, whether by any options under the Lease or otherwise.

12. Risk of Loss. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property during the performance of Tenant’s Work, it being the parties’ intention that such risks shall be covered by Tenant’s insurance.

LANDLORD:		TENANT:

FORWARD ONE, LLC,		LENDINGCLUB CORPORATION,
a California limited liability company		a Delaware corporation

By:	Forward Time Corporation,
	a California corporation	By:	/s/ Carrie Dolan
Its:	Manager		Carrie Dolan,
Chief Financial Officer

By:	/s/ Belinda Zen
Belinda Zen,
President

Exhibit B, page 8

EXHIBIT C

BUILDING RULES

The following Building Rules are additional provisions of the Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease. Tenant shall faithfully observe and comply with the following Building Rules. Landlord shall not be responsible to Tenant for the nonperformance of any of such Building Rules by (or otherwise with respect to the acts or omissions of) any other tenants or occupants of the Building. In the event of any conflict between the Building Rules and the other provisions of the Lease, the provisions of the Lease shall control.

1. Use of Common Areas. Tenant shall not obstruct the halls, passages, exits, entrances, elevators or stairways of the Building (“Interior Common Areas”) or the Common Areas, and Tenant shall not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises. The Interior Common Areas and the Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas by any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2. Building and Premises Access. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in San Francisco, California. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests access in writing. Tenant shall be responsible for all persons for whom Tenant requests passes. The Landlord Parties shall in no case be liable for damages or otherwise for any error with regard to any person’s admission to or exclusion from the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building by any means it deems appropriate for the safety and protection of life and property. Tenant must ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant shall be liable for all damage or injuries sustained by Landlord or other tenants or occupants of the Building resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant must keep the doors to the Building corridors closed at all times except for ingress and egress.

3. No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the

Exhibit C, page 1

roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

4. Signage. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises visible from the Building, the exterior of the Building or any Common Areas of the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Building and shall cooperate with Landlord and Landlord’s agents to prevent same.

5. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant shall not use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises, nor advertise for laborers giving an address at the Premises.

6. Cooking, Vending Machines and Other Machines. No cooking shall be done or permitted on the Premises, except that if the plans for the Premises approved by Landlord provide for a kitchen area in the Premises, then Tenant may use microwave ovens, coffee makers and toaster ovens in such kitchen area, provided that all such appliances are approved by Underwriters Laboratories, for heating food and brewing coffee, tea, hot chocolate and similar beverages for Tenant’s employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations and further provided that such activity does not generate odors outside the Premises. No machines shall be installed, maintained or operated upon the Premises other than customary office equipment with energy efficient sensors. No vending machines shall be installed, maintained or operated upon the Premises, except for vending machines intended for the sole use of Tenant’s employees.

7. Janitorial Services. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

8. Keys and Locks. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. All mechanical locks in or at the Premises and all doors to the Premises must be

Exhibit C, page 2

on Landlord’s master system. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Landlord shall provide Tenant with one or more electronic access cards (in a number determined by Landlord), for a nonrefundable charge of $25 for each card, for after-hours access to the Building and elevator. In addition, Landlord shall provide Tenant with four mechanical keys for access to the Premises, at no charge to Tenant. Any additional mechanical keys required by Tenant must be obtained from Landlord at a reasonable non-discriminatory cost to be established by Landlord. Upon the termination of this Lease, Tenant shall give Landlord all electronic access cards and mechanical keys to the Premises, including all keys to stores, offices, storage rooms and toilet rooms, and in the event of the loss of such keys, Tenant shall pay to Landlord the cost of replacing them or of changing the lock or locks opened by such lost keys if Landlord shall deem it necessary to make such changes.

9. Moving of Freight and Weight. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same into and out of the Building. Landlord reserves the right to require that safes and all heavy objects be placed on wood strips of such length and thickness as is necessary to properly distribute the weight.

10. Freight Elevators. No furniture, packages, supplies, equipment or merchandise shall be carried up or down in the freight elevator except during such hours and along such routes and by such persons as may be designated by Landlord in writing. Upon not less than 24 hours’ prior notice to Landlord, which notice may be oral, Landlord shall supply nonexclusive freight elevator service, at a time to be scheduled with Landlord, without additional charge other than for additional security during times other than Building Hours on Building Days. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

11. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves in the Premises or anywhere on or in the Property in a manner that is offensive or unduly annoying to any other tenant or Landlord’s property managers by reason of noise, odors, vibrations or other cause, or otherwise interfere with other tenants in the Building or those having business therein. Tenant will not install or operate any phonograph, radio receiver, musical instrument, television or similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant shall not use or keep in or on the Premises, the Building, or the Property any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except Tenant may use and store normal small quantities of materials that are customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, provided such use and storage complies with applicable Laws. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises. At the expiration or termination of this Lease Tenant shall remove all such materials from the Premises and the Property. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

Exhibit C, page 3

12. No Smoking or Loitering. Tenant must comply with all applicable “No Smoking” or similar ordinances or Laws. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

13. Air Conditioning and Efficiency of Utilities. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective and energy-efficient operation of the Building’s heating and air conditioning system, and shall not adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

14. Animals and Vehicles. Tenant shall not bring into or keep within the Building or the Premises any bicycles or other vehicles, except in areas designated by Landlord. In addition, Tenant shall not bring into the Building any birds, aquariums or any other animals (except for guide dogs, signal dogs or other animals specifically trained to provide assistance to disabled persons required by any disabled employee or invitee of Tenant).

15. Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

16. Window Coverings and Lighting. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than building standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to any window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings attached to the windows in the Premises, if any, and which have a view of any interior portion of the Building or Common Areas. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must have high efficiency program rapid start ballasts with fluorescent bulbs (or other type of bulb approved in advance in writing by Landlord) of a quality, type, design and color approved in advance in writing by Landlord, and in all other respects are subject to Landlord’s prior review and approval.

17. Surfaces and Walls. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in

Exhibit C, page 4

writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface any part of the Premises, except that Tenant may hang typical art work in the Premises in a manner that will not damage any portion of the Premises. In addition, Tenant may secure office furniture and mount office supplies in the Premises by attachment to the interior walls, on the condition that upon expiration or termination of this Lease and following the removal of any such office furniture and office supplies, Tenant must repair all damage resulting from the attachment of such office furniture and office supplies.

18. Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord. Landlord may designate a manager for the Building’s risers and, if Landlord does so, Tenant and Tenant’s contractors must cooperate with such manager.

19. Tenant Requests. The requirements of Tenant will be attended to only upon application at the management office for the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

20. Plumbing Facilities. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance or hazardous material of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who (or whose servants, employees, agents, visitors or licensees) shall have caused same.

21. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve. Pallet jacks and forklifts are not allowed in the Building or in the freight or passenger elevators.

22. Refuse. Tenant shall store all of its trash, refuse, recyclable material and compostable material within the interior of the Premises and in the manner required by law, including, without limitation, all laws and regulations established by the City & County of San Francisco. All trash, refuse, recyclable material, compostable material and other material shall be disposed of only in the manner provided for and allowed by applicable law, including, without limitation, all laws and regulations established by the City & County of San Francisco. No material shall be placed in any receptacle other than the type of receptacle required to be used for such material under the laws and regulations of the City & County of San Francisco. All disposal of trash, refuse, recyclable material and compostable material shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate and by Landlord as part of its janitorial service. If the Premises are or become infested with vermin as a result of the use of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

Exhibit C, page 5

23. Violation of Rules and No Soliciting. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of alcohol or drugs, or who shall in any manner do any act in violation of any of these Building Rules. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

24. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. Responsibility for Safety and Theft. Tenant assumes all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. Tenant assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and their property, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. Tenant further assumes the risk that any safety and security devices, services and programs that Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

26. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

27. Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

28. Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 (Events of Default).

29. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to

Exhibit C, page 6

enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

30. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

INITIALS:

Landlord	/s/ BZ

Tenant	/s/ CD

Exhibit C, page 7

EXHIBIT D

INTENTIONALLY OMITTED

Exhibit D, page 1

EXHIBIT E

FORM OF SNDA

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: SHANGHAI COMMERCIAL BANK, LTD. SAN FRANCISCO BRANCH 231 Sansome Street San Francisco, CA 94105 Attn: Manager

Space above this line for Recorder’s use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of May     , 2013 (the “Effective Date”), between Shanghai Commercial Bank, Ltd., whose address is 231 Sansome Street, San Francisco, California 94104 (“Lender’), and LendingClub Corporation, a Delaware corporation, whose address is 71 Stevenson Street, Suite (“Tenant”), with reference to the following facts:

A. Forward One, LLC, a California limited liability company, whose address is 835 Airport Boulevard, Burlingame, CA 94010 (“Landlord”), owns the real property located at 71 Stevenson Street, San Francisco, California (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A.

B. Lender has made a loan to Landlord in the original principal amount of $            , which amount is subject to possible increase to a maximum principal amount of $            (the “Loan”), all as provided for in and subject to the terms and conditions set forth in the Loan Documents (as defined in the Deed of Trust referred to below).

C. To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated             , 20            , in favor of             Title Insurance Company, as Trustee for the benefit of Lender as grantee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”) recorded [on             , at Book             , Page             ,] in the Official Records of the City and County of San Francisco, State of California.

D. Pursuant to a Lease Agreement dated May , 2013 (the “Lease”), Landlord has demised to Tenant a portion of the Landlord’s Premises (“Tenant’s Premises”), as more particularly described in the Lease.

Exhibit E, page 1

E. Tenant and Lender desire to establish and evidence the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events should occur.

NOW THEREFORE, for good and sufficient consideration, Tenant and Lender agree as follows:

1. Subordination. Pursuant to Section 20.1 of the Lease, the Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Loan Documents. Tenant hereby intentionally and unconditionally subordinates the Lease and all of Tenant’s right, title and interest thereunder and in and to Landlord’s Premises (including Tenant’s right, title and interest in connection with any insurance proceeds or eminent domain awards or compensation relating to Landlord’s Premises), to the lien of the Deed of Trust and all of Lender’s rights and remedies thereunder, and agrees that the Deed of Trust shall unconditionally be and shall at all times remain a lien on Landlord’s Premises prior and superior to the Lease.

2. Nondisturbance, Recognition and Attornment.

2.1 No Exercise of Deed of Trust Remedies Against Tenant. So long as Tenant is not in default beyond any applicable cure period provided in the Lease (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any judicial action or proceeding that is commenced pursuant to the exercise of Lender’s rights and remedies arising upon a default by Landlord under the Deed of Trust unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Lender of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Deed of Trust or otherwise; or (c) such joinder is required in order to enforce any right of Lender to enter Landlord’s Premises for the purpose of making any inspection or assessment, or in order to protect the value of Lender’s security provided by the Deed of Trust. In any instance in which Lender is permitted to join Tenant as a defendant as provided above, Lender agrees not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in or pursuant to such action or proceeding, unless an Event of Default by Tenant has occurred and is continuing. The forgoing provisions of this Section 2.1 shall not be construed in any manner that would prevent Lender from (i) carrying out any nonjudicial foreclosure proceeding under the Deed of Trust, so long as the Lease is not terminated and Tenant’s rights under the Lease and this Agreement are not otherwise adversely affected thereby, (ii) exercising Lender’s rights under the provisions of California Civil Code Section 2938 with respect to the enforcement against Tenant of any assignment of rents made by Landlord to Lender in connection with the Loan, or (iii) obtaining the appointment of a receiver for the Landlord’s Premises as and when permitted under applicable law.

2.2 Nondisturbance and Attornment. Notwithstanding the provisions of Section 1 above, if the Lease has not been terminated on account of an Event of Default by Tenant, then, when a Successor Landlord (as defined in Article 3 below) acquires title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this

Exhibit E, page 2

Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

2.3 Acknowledgment. This Agreement is and shall be the sole and only agreement between Lender and Tenant with regard to the subordination of the Lease to the lien of the Deed of Trust.

2.4 Turnover of Rent. Tenant shall pay to Lender all rent otherwise payable to Landlord under the Lease upon written demand from Lender, and Tenant shall not have the obligation or the right to contest or question the validity of any such written demand from Lender or the extent to which Lender may properly exercise its rights to collect rents from Landlord’s Premises pursuant to the provisions of the Loan Documents. The consent and approval of Landlord to this Agreement shall constitute an express, irrevocable authorization for Tenant to make such payments to Lender following Lender’s written notice and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender’s written demand.

2.5 Further Documentation. The provisions of this Article 2 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any future documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 2 in writing upon request by either of them.

3. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Deed of Trust, any party which becomes owner of Landlord’s Premises as a result of a judicial or non-judicial foreclosure of the Deed of Trust or a deed or other conveyance in lieu of foreclosure (a “Successor Landlord”), shall not be liable for or bound by any of the following matters:

3.1 Claims Against Former Landlord. Any offset right that Tenant may have against any former landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as a result of any breach by any former landlord that occurred before the date of attornment, except in all instances to the extent that such event, occurrence or breach is continuing after the date of attornment as hereinafter provided. The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any offset right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and that violate Successor Landlord’s obligations as landlord under the Lease.

3.2 Prepayments. Any payment of rent that Tenant may have made to any former landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment, other than, and only to the extent of, prepayments expressly required or permitted under the Lease.

Exhibit E, page 3

3.3 Payments; Security Deposit. Any obligation to pay Tenant any sum(s) that any former landlord owed to Tenant, specifically excluding (i) the return (in accordance with the terms of the Lease) of any security deposit delivered by Tenant to any former landlord as required by the Lease and (ii) any portion of the 11th Floor Construction Allowance or the 12th Floor Construction Allowance available to Tenant pursuant to the terms of the Lease.

3.4 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, (a) the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (provided that Tenant shall have no interest in or right to participate in (i) any payments made under any promissory note received by Successor Landlord in connection with any such sale or other disposition, or (ii) any collateral held by successor Landlord to secure such payments) (collectively, “Successor Landlord’s Interest”), and Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement, and (b) the obligations under the Lease of Lender or any affiliate of Lender which becomes a Successor Landlord shall terminate upon the transfer by such Successor Landlord of its interest in Landlord’s Premises and the assumption by the transferee of the Landlord’s obligations under the Lease, and thereupon Tenant shall look solely to the transferee for the performance of all obligations of the landlord under the Lease which accrue or otherwise become performable following the date of such transfer. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Nothing herein shall be construed to grant Tenant any right to seek any recovery from any former landlord or Successor Landlord to the extent that such recovery is not permitted under or is restricted by the provisions of the Lease.

[SIGNATURES COMMENCE ON NEXT PAGE;

NO FURTHER TEXT ON THIS PAGE]

Exhibit E, page 4

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender and Tenant as of the Effective date.

LENDER:

SHANGHAI COMMERCIAL BANK LTD.

By:	[unsigned]

Name:

Title:

TENANT:

LENDINGCLUB CORPORATION, a Delaware corporation

By:	/s/ Carrie Dolan

Name:	Carrie Dolan

Title:	CFO

Exhibit E, page 5

LANDLORD’S CONSENT

Landlord is not a party to the foregoing Agreement, but Landlord consents and agrees to all of the provisions of the Agreement. The Agreement shall not alter, waive or diminish any of Landlord’s rights or obligations under the Deed of Trust or the Lease. The Agreement discharges any obligations of Lender under the Deed of Trust and related Loan Documents to enter into a nondisturbance agreement with Tenant.

Dated:	LANDLORD:

FORWARD ONE, LLC, a California limited liability company

	By:	FORWARD TIME CORPORATION,
a California corporation, its Manager

		By:	[unsigned]

Name:

Title:

Exhibit E, page 6

Schedule “A”

DESCRIPTION OF LANDLORD’S PREMISES

ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City and County of San Francisco, and State of California, more particularly described as follows:

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF JESSIE STREET, DISTANT THEREON 253 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF ECKER STREET; RUNNING THENCE SOUTHWESTERLY ALONG SAID LINE OF JESSIE STREET, 67 FEET, TO A POINT DISTANT THEREON 68 FEET NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF ANTHONY STREET; THENCE NORTHWESTERLY, AT A RIGHT ANGLE TO SAID LINE OF JESSIE STREET, 62 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY 67 FEET TO A LINE DRAWN NORTHWESTERLY AT A RIGHT ANGLE TO SAID NORTHWESTERLY LINE OF JESSIE STREET FROM THE POINT OF BEGINNING; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, ALONG THE LINE SO DRAWN, 62 FEET TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 346.

LOT 029, BLOCK 3708

PARCEL TWO:

COMMENCING ON THE SOUTHEASTERLY LINE OF STEVENSON STREET, AT A POINT DISTANT THEREON 240 FEET NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF SECOND STREET; RUNNING THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE OF STEVENSON STREET, 150 FEET; THENCE AT RIGHT ANGLES SOUTHEASTERLY 80 FEET; THENCE AT RIGHT ANGLES NORTHEASTERLY 45 FEET, MORE OR LESS, TO A POINT 115 FEET SOUTHWESTERLY FROM AND MEASURED AT RIGHT ANGLES TO THE SOUTHWESTERLY LINE OF ECKER STREET; THENCE AT RIGHT ANGLES SOUTHWESTERLY, PARALLEL WITH ECKER STREET, A DISTANCE OF 62 FEET TO THE NORTHWESTERLY LINE OF JESSIE STREET, WHICH POINT IS DISTANT 115 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF ECKER STREET; THENCE AT RIGHT ANGLES SOUTHWESTERLY ALONG THE NORTHWESTERLY LINE OF JESSIE STREET, 138 FEET; THENCE AT RIGHT ANGLES NORTHWESTERLY 62 FEET; THENCE AT RIGHT ANGLES SOUTHWESTERLY 57 FEET, MORE OR LESS, TO A POINT DISTANT 240 FEET NORTHEASTERLY FROM AND MEASURED AT RIGHT ANGLES TO THE NORTHEASTERLY LINE OF SECOND STREET; THENCE AT RIGHT ANGLES NORTHWESTERLY 80 FEET TO THE POINT OF BEGINNING.

Exhibit E, page 7

BEING A PORTION OF 100 VARA BLOCK NO. 346.

LOT 028, BLOCK 3708

Exhibit E, page 8

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)

On May 17, 2013                        , before me, Teresa L. Reno, Notary Public                            ,

                        Date                                                          Name And Title Of Officer (e.g., “Jane Doe, Notary Public”)

personally appeared Carrie Dolan                                                                                                    ,

                                                                                          Name of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Teresa L. Reno
Signature of Notary Public

Seal

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

On 20th May, 2013                        , before me, Joe Cheng, Notary Public                              ,

                        Date                                                          Name And Title Of Officer (e.g., “Jane Doe, Notary Public”)

personally appeared Belinda Zen                                                                                                 ,

                                                                                          Name of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Joe Cheng
Signature of Notary Public

Seal

Exhibit E, page 9

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)

On                                                  , before me,                                                                                             ,

                        Date                                              Name And Title Of Officer (e.g., “Jane Doe, Notary Public”)

personally appeared                                                                                                                                       ,

                                                                                          Name of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public

Seal

Exhibit E, page 10

FIRST AMENDMENT TO LEASE

[Floors 11 and 12; Expansion on Floor 5]

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of November 13, 2013 (the “Effective Date”), is entered into by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Tenant”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

Recitals:

A. Landlord and Tenant entered into that certain Lease Agreement dated May 17, 2013 (the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the entire the 11th and 12th floors of the Building, which premises contain a total of approximately 28,462 rentable square feet (the “Original Premises”).

B. Tenant leases the 2nd and 3rd floors of the Building pursuant to a separate series of documents (collectively, the “2nd/3rd Floor Lease”).

C. Landlord and Tenant desire to amend the Lease to, among other things, expand the Original Premises to include the entire 5th Floor of the Building, which 5th Floor contains approximately 18,248 rentable square feet.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1. Expansion of Original Premises.

(a) Defined Terms. As used in this Amendment, the following terms have the following meanings:

“Expansion Space” means the entire 5th floor of the Building, as shown on Exhibit A attached hereto. Landlord and Tenant agree that the rentable area of the Expansion Space is 18,248 rentable square feet.

“Expansion Space Delivery Date” means May 1, 2014 or such later date on which Landlord delivers the Expansion Space in the condition required by this Amendment. Tenant acknowledges and agrees that Landlord will not be able to

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deliver the Expansion Space until the current tenant of the Expansion Space surrenders and vacates the Expansion Space. Landlord will attempt to deliver the Expansion Space on or before May 1, 2014, but if Landlord is unable to deliver the Expansion Space by such date, then Landlord shall not be liable to Tenant on account thereof, nor shall Tenant have any right to terminate the Lease or any other lease for space leased by Tenant in the Building.

“Expansion Space Commencement Date” means July 1, 2014; provided, however, that if Landlord does not deliver the Expansion Space in the condition required by this Amendment by May 1, 2014, then the Expansion Space Commencement Date shall be extended one day for each day past May 1, 2014 that Landlord delivers the Expansion Space in the condition required by this Amendment.

(b) Expansion of Original Premises. Effective as of the Expansion Space Commencement Date: (1) the Original Premises shall be expanded to include the Expansion Space; (2) all references in the Lease to the “Premises” shall mean the Original Premises together with the Expansion Space; and (3) commencing on the Expansion Space Commencement Date, and continuing through the Expiration Date (as revised in Section 2 below), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the Expansion Space (together with the Original Premises) under all of the terms and conditions of the Lease, as amended by this Amendment, and the Expansion Space shall be part of the “Premises” for all purposes under the Lease. This Amendment shall be binding and effective as of the Effective Date, notwithstanding that the Expansion Space Delivery Date and the Expansion Space Commencement Date have not yet occurred.

(c) Condition of Expansion Space on Delivery. Landlord shall deliver the Expansion Space in its “AS IS, WHERE IS” condition and shall not be required to perform any work to the Expansion Space or the Building as a condition of delivery of the Expansion Space to Tenant, except that Landlord shall deliver the Expansion Space broom-clean and free of the prior tenant’s personal property, furniture and equipment, and with all Building Systems serving the Expansion Space in good working order.

(d) Revised Certificate of Insurance. No later than the Expansion Space Delivery Date, Tenant shall deliver to Landlord a revised insurance certificate, in form and substance required by the Lease (naming Landlord as an additional insured together with such other parties who are required by the Lease to be named as additional insureds), reflecting the addition of the Expansion Space.

2. Revised Expiration Date. The Expiration Date of the Lease is hereby revised to be June 30, 2019. Effective as of the Effective Date, all references in the Lease, as revised by this Amendment, to the Expiration Date shall mean June 30, 2019.

3. Schedule of Base Rent for the Expansion Space. Commencing on the Expansion Space Commencement Date and continuing through the Expiration Date (as revised in Section 2

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above), Tenant shall pay Base Rent for the Expansion Space in accordance with the terms and conditions of the Lease, in the following amounts for the following periods:

Time Period	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
Months 1 - 12:	$821,160.00	$68,430.00	$45.00
Months 13 - 24:	$839,408.00	$69,951.00	$46.00
Months 25 - 36:	$857,656.00	$71,471.00	$47.00
Months 37 - 48:	$875,904.00	$72,992.00	$48.00
Months 49 - 60:	$894,152.00	$74,513.00	$49.00

As used in the foregoing rent schedule, the term “Month” means a calendar month, with Months numbered sequentially commencing with the month in which the Expansion Space Commencement Date occurs, and including as the first Month any partial calendar month in which the Expansion Space Commencement Date occurs (if the Expansion Space Commencement Date is not the first day of a calendar month); provided, however, that in no event shall the last day of Month 60 (or the last day in the rent schedule above) extend beyond the revised Expiration Date of June 30, 2019. When the Expansion Space Commencement Date has been determined, Landlord and Tenant shall execute a memorandum setting forth the Expansion Space Commencement Date and the calendar dates that correspond to the rent schedule set forth above.

4. Schedule of Base Rent for the Original Premises. Commencing on July 1, 2017 and continuing through the Expiration Date (as revised in Section 2 above), Tenant shall pay the following Base Rent for the Original Premises:

Term	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
July 1, 2017 - June 30, 2018:	$1,309,252.00	$109,104.33	$46.00
July 1, 2018 - June 30, 2019:	$1,337,714.00	$111,476.16	$47.00

5. Increased Security Deposit. Concurrently with the execution and delivery of this Amendment, Tenant shall deliver to Landlord the additional cash amount of $68,430.00, in order to increase the Security Deposit under the Lease to a total of $168,047.00.

6. First Month’s Rent. Concurrently with Tenant’s execution and delivery of this Amendment, Tenant shall pay to Landlord the first full month’s Base Rent for the Expansion Space in the amount of $68,430.00.

7. Early Entry. On the Expansion Space Delivery Date, Landlord shall allow Tenant to enter the Expansion Space for the purpose of constructing Tenant’s Work (as defined in Section 11 below) and installing Tenant’s furniture, equipment and telecommunications cabling, provided that Tenant shall have complied with all of Tenant’s obligations under this Amendment and the Lease (including, without limitation, the obligation to provide a revised certificate of insurance). Any early entry by Tenant shall be on all of the terms and conditions of the Lease as modified by this Amendment, other than the obligation to pay Base Rent.

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8. Tenant’s Proportionate Share; Base Year. The Base Year for the Expansion Space shall be the 2014 calendar year and Tenant’s Share of Operating Costs and Taxes under the Lease with respect to the Expansion Space shall be 5.644%. For the avoidance of doubt, the aggregate Tenant’s Share reflecting the entire Premises (i.e., the Original Premises plus the Expansion Space) shall be 14.45% (calculated as 46,710 ÷ 323,276). Tenant shall pay Tenant’s Share of Operating Costs and Taxes relating to the Expansion Space in accordance with the terms of the Lease.

9. Option to Extend. The Option to Extend set forth in Section 2.2 of the Lease is hereby deleted in its entirety and superseded by the terms of this Section 9. Section 1.5 of the Lease (regarding the 2nd/3rd Floor Option) is hereby deleted. The parties acknowledge and agree that the Option to Extend granted herein does not apply to the space leased by Tenant on the 2nd and 3rd floors of the Building.

(a) Grant of Option. Landlord hereby grants to Tenant one option to extend the Term of the Lease (the “Option”) for an additional term of five years (the “Option Term”). The Option shall be exercisable only by LendingClub Corporation, while it is the Tenant under the Lease, and Permitted Transferees, and not by any other party whatsoever. The Option shall be exercisable only with respect to the entire Premises (i.e., the Original Premises together with the Expansion Space) and not separately with respect to any Floor. The Option is expressly conditioned upon there being no Event of Default by Tenant that is continuing, either at the time the Option is exercised or at the time the Option Term would commence. If Tenant duly exercises the Option, then Tenant’s lease of the Premises during the Option Term shall be on all of the terms and conditions as set forth in the Lease, other than the rate of Base Rent and any other terms that the parties have expressly agreed in writing to modify for the Option Term, except that (i) Landlord shall not be obligated to perform, or contribute funds toward the cost of, any remodeling, renovation, alteration or improvement work in the Premises and (ii) Tenant shall have no further options to extend.

(b) Manner of Exercise. Tenant may exercise the Option only by giving Landlord written notice (the “Option Notice”) not later than December 31, 2018, but not earlier than October 1, 2018. Tenant’s Option Notice must be a definitive election to exercise the Option, and not merely an expression of interest or intent. Once Tenant has given the Option Notice, Tenant shall be obligated to the lease the Premises for the Option Term. If Tenant fails to exercise the Option on or before December 31, 2018, then the Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Option.

(c) Terms and Rent. If the Option is exercised, then the Base Rent during the Option Term shall be the Fair Market Rent for the Premises, as determined below. The term “Fair Market Rent” means the average annual rental, expressed as a rate per rentable square foot, that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for comparable space in Comparable Buildings (as defined in the Lease), as evidenced where possible, by signed leases that commence or are to commence within six months prior to or within six months after the commencement of the Option Term (“Comparison Leases”).

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Comparison Leases shall not include subleases. Rental rates payable under Comparison Leases shall be appropriately adjusted to account for variations between the Lease and the Comparison Leases with respect to: (i) the length of the Option Term compared to the lease term of the Comparison Leases; (ii) the rental structure, including whether gross, industrial gross or net, and if gross, the applicable base year and pass-throughs; (iii) the size, floor level, view and other physical characteristics of the Premises compared to the size, floor level, view and other physical characteristics of the premises under the Comparison Leases; (iv) free rent, the cost of landlord build-outs and/or tenant improvement allowances; and (v) any other relevant factors, terms and conditions.

(d) Determination of Fair Market Rent. The Fair Market Rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within 30 days after Tenant’s exercise of the Option, then Fair Market Rent shall be determined pursuant to the procedure set forth in Section 9(e) and Section 9(f) below.

(e) Landlord’s Initial Determination. If the parties are unable mutually to agree upon the Fair Market Rent pursuant to Section 10(d), then the Fair Market Rent initially shall be determined by Landlord by written notice (“Landlord’s Notice”) given to Tenant promptly following the expiration of the 30-day period set forth in Section 9(d). If Tenant disputes the amount of Fair Market Rent set forth in Landlord’s Notice, then, within 30 days after Tenant’s receipt of Landlord’s Notice, Tenant shall send Landlord a written notice (“Tenant’s Notice”) which clearly (i) disputes the Fair Market Rent set forth in Landlord’s Notice, (ii) demands arbitration pursuant to Section 9(f), and (iii) states the name and address of the person who shall act as arbitrator on Tenant’s behalf. Tenant’s Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If Tenant does not give Tenant’s Notice within 30 days after the date of Landlord’s Notice, or if Tenant’s Notice fails to contain all of the required information, then the Fair Market Rent shall be the amount specified in Landlord’s Notice. If the arbitration is not concluded prior to the commencement of the Option Term, then Tenant shall pay Base Rent at 105% of the rate payable immediately prior to the commencement of the Option Term. If the Fair Market Rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten days after the determination of Fair Market Rent.

(f) Arbitration. The arbitration shall be conducted in the City of San Francisco in accordance with the following procedure:

(1) Each arbitrator must be an active commercial real estate broker with at least ten years of full-time experience who is familiar with the Fair Market Rent of Comparable Buildings. Within 20 days after Tenant’s Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord’s behalf.

(2) Landlord’s arbitrator and Tenant’s arbitrator shall meet within 30 days after the second arbitrator is appointed and shall appoint a third arbitrator possessing the qualifications set forth in subparagraph 1 above. If the two arbitrators are unable to agree upon the third arbitrator within 15 days after their first meeting, then the third

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arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator after attempting to do so for 15 days, then the third arbitrator shall be appointed by the San Francisco office of JAMS. Each party shall pay the fees and expenses of its respective arbitrator and the party who does not prevail in such arbitration shall pay the fees and expenses of the third arbitrator. Each party shall pay its own attorneys’ fees and costs of witnesses.

(3) The three arbitrators shall determine the Fair Market Rent in accordance with the following procedures. Each of Landlord’s arbitrator and Tenant’s arbitrator shall state, in writing, his or her determination of the Fair Market Rent for each year of the Option Term, supported by the reasons therefor, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the proposed Fair Market Rent schedules within 30 days after appointment of the third arbitrator. If either arbitrator fails to deliver his or her own determination to the other arbitrators within such 30-day period, and fails to do so within seven days after written notice from the other party to such arbitrator and the party on whose behalf such arbitrator is acting (i.e., Landlord or Tenant, as the case may be), then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two 5-year rent schedules proposed by the first two arbitrators more closely approximates his or her own determination of the Fair Market Rent and, in making such determination, shall have the right to make inquiries of and consult with the other arbitrators. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that more closely approximating his or her determination of the Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties; provided, however, that if the first two arbitrators independently arrive at the same 5-year schedule of Fair Market Rent, then that rent schedule shall be the Fair Market Rent for the Option Term. However, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the Fair Market Rent; such arbitrators shall independently arrive at their proposed determinations of the Fair Market Rent.

(4) The arbitrators shall render their decision in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(g) Renewal Amendment. If Tenant exercises the Option, then promptly following the determination of the Base Rent payable during the Option Term, Landlord shall prepare an amendment to the Lease (the “Renewal Amendment”) to reflect the extension of the Term pursuant to the Option. Tenant shall use its best efforts to execute and return the Renewal Amendment to Landlord within 20 days after Tenant’s receipt of same, but an otherwise valid exercise of the Option shall be fully effective whether or not the Renewal Amendment is executed.

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10. Right of First Offer. The Right of First Offer (“ROFO”) set forth in Section 1.4 of the Lease and any right of first offer or right of first refusal contained in any other lease under which Tenant occupies space in the Building are hereby deleted in their entirety and superseded by the terms of this Section 10.

(a) ROFO. As used herein, the term “ROFO Period” means that period of time commencing on the Effective Date and ending on June 30, 2017 or, if Tenant duly exercises its Option pursuant to Section 9 above, ending on June 30, 2022. Tenant shall have a right of first offer (“ROFO”) to lease space (each, a “ROFO Space”) that becomes available on the 4th Floor and 6th Floor of the Building during the ROFO Period, on the terms and conditions contained in this Section 10, and subject to all of the following conditions and limitations: (1) the ROFO shall terminate and be null and void if Tenant assigns the Lease to any party other than to a Permitted Transferee; (2) the ROFO shall not be in effect during any period of time in which fifty percent (50%) or more of the rentable square feet then contained in the Premises are subleased to any party other than to a Permitted Transferee; (3) the ROFO shall be of no force or effect during any period of time in which an Event of Default by Tenant exists under the Lease; and (4) the ROFO is subject and subordinate to any and all rights (including, without limitation, leases, options to renew or extend and rights of first offer, first negotiation, first refusal or other expansion rights) held with respect to such space by other tenants of the Building (and their assignees and successors, to the extent that such assignees and successors have the right to exercise such rights) as of the Effective Date. For the avoidance of doubt, the ROFO shall terminate upon the expiration of the ROFO Period. Not later than 30 days after the mutual execution and delivery of this Amendment, Landlord or Landlord’s Broker shall provide Tenant with a list (the “ROFO List”) of the tenants that Landlord believes in good faith (but without representation or warranty) have rights (including, without limitation, leases, options to renew or extend and rights of first offer, first negotiation, first refusal or other expansion rights) to the ROFO Space (or any portion thereof) that are superior to Tenant’s ROFO. Tenant acknowledges and agrees that the ROFO List will be provided to Tenant without any representation or warranty, either express or implied, as to the completeness or accuracy of the ROFO List, and Tenant agrees that Tenant shall have no claim or recourse against Landlord on account of the incompleteness or inaccuracy of the ROFO List.

(b) Exercise of ROFO. The ROFO may be exercised only with respect to: (i) a ROFO Space that has been previously leased and becomes available during the ROFO Period following expiration or other termination of such previous lease with respect to such ROFO Space, and (ii) all of the ROFO Space offered by Landlord pursuant to a particular Landlord’s Offer Notice (as hereafter defined). If any ROFO Space becomes available during the ROFO Period, then Landlord shall give Tenant a written notice (“Landlord’s Offer Notice”) offering to lease such ROFO Space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have 15 days following receipt of Landlord’s Offer Notice with respect to such ROFO Space within which to notify Landlord in writing of its intention to lease such ROFO Space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord’s terms for the lease of such ROFO Space. If Tenant fails to exercise the ROFO within such 15-day period, then the ROFO shall forever lapse with respect to such ROFO Space (subject to Landlord’s obligation, as provided in the last sentence of this Section 10(b), to re-offer the ROFO Space to Tenant if Landlord fails to lease such ROFO Space to a third party on the terms set forth in Landlord’s Offer Notice within 120 days after the end of the 15-day

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period). If Tenant exercises such ROFO, then the ROFO Space to be leased by Tenant shall be leased on the same terms and conditions as are contained in the Lease except for the economic and other terms specifically set forth in Landlord’s Offer Notice, and the parties shall execute an amendment to the Lease to include such ROFO Space in the Premises, to increase the rent and other amounts payable by Tenant, to increase Tenant’s Share, and otherwise to provide for the leasing of such ROFO Space on such terms. The term of Tenant’s lease of the ROFO Space shall be coterminous with Tenant’s lease of the Premises under the Lease. If Tenant does not elect to lease a specific ROFO Space from Landlord when it is first offered to Tenant by Landlord, then the ROFO shall terminate with respect to such specific ROFO Space and, except as provided below in this Section 11(b), Tenant shall have no further rights to lease such specific ROFO Space, but Tenant shall retain the ROFO with respect to the remaining ROFO Space until each such remaining ROFO Space is offered to Tenant pursuant to the provisions of this Section 10; provided, however, that if Landlord fails to lease such ROFO Space to a third party on the terms set forth in Landlord’s Offer Notice within 120 days after the end of the 15-day period described above, then Tenant’s rights under this Section 10 with respect to such ROFO Space shall be reinstated and Landlord shall thereafter not lease such ROFO Space without again complying with the terms set forth in this Section 10.

11. Tenant’s Work and Construction Allowance.

(a) General. Landlord shall pay to Tenant a “Construction Allowance” of up to $182,480.00 with respect to the Expansion Space, but not exceeding the actual cost of design, permitting and construction of Tenant’s Work (as hereafter defined). In addition to the Construction Allowance: (1) Landlord shall also reimburse to Tenant up to $2,737.20 for Tenant’s documented costs paid to third parties for the preparation of a space plan for the Expansion Space; and (2) if Tenant is required to incur any costs to bring the restrooms located in the Expansion Space into compliance with applicable Laws (including, without limitation, the ADA) in connection with the construction of Tenant’s Work in the Expansion Space (the “Restroom Compliance Work”), then Landlord will reimburse Tenant for the costs of design, permitting and construction related to the Restroom Compliance Work within 30 days following Tenant’s delivery to Landlord of an invoice accompanied by reasonably detailed back-up documentation. Any portion of the Construction Allowance that is remaining after the completion of Tenant’s Work in the Expansion Space may be used for the performance of Tenant’s Work on any other floor occupied by Tenant in the Building, including any floor occupied by Tenant under the 2nd/3rd Floor Lease. As used herein, “Tenant’s Work” means any tenant improvements made by Tenant to the Expansion Space (and any other work for which Tenant is allowed to use the Construction Allowance), and “Working Drawings” mean the construction drawings and specifications relating to such Tenant’s Work. Tenant’s Work shall be carried out as Alterations in accordance with the terms of Article 6 of the Lease, and shall be subject to the additional requirements set forth in Section 3 and Sections 5 through 12 of Exhibit B to the Lease (including, without limitation, Landlord’s obligation to respond to Tenant’s Preliminary Plans and Working Drawings in the manner described in Sections 5(a) and 5(b) of Exhibit B to the Lease), which are incorporated herein by reference (with references to the 11th Floor Premises and the 12th Floor Premises being deemed references to the Expansion Space). Tenant’s Work shall also be deemed to include, and Tenant shall be required to perform at its sole cost and expense (subject to the Construction Allowance), all other work that is: (i) triggered or necessitated under applicable Laws by the work described in the Working Drawings (or any

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other work performed by Tenant), including, without limitation, all fire and life safety code compliance work and all work required to be performed pursuant to applicable Laws relating to handicap access, except that Landlord shall be responsible for the cost of the Restroom Compliance Work; and/or (ii) required in connection with the performance of the work described in the Working Drawings (or any other work performed by Tenant) due to physical site conditions or engineering requirements.

(b) Applicable Costs. The Construction Allowance may be used only for the following costs: (1) the cost of preparing design and construction documents and mechanical and electrical plans for Tenant’s Work; (2) the hard costs of Tenant’s Work; (3) the cost of obtaining permits for Tenant’s Work; and (4) the fees of Tenant’s project manager, if any, supervising Tenant’s Work. In no event shall the Construction Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant.

(c) Disbursement. Upon the completion of Tenant’s Work, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design and construction of Tenant’s Work; (ii) certification from Tenant’s architect and engineer that all of Tenant’s Work has been completed in accordance with the Working Drawings approved by Landlord and in compliance with all applicable Laws; (iii) a copy of the building permit or job card for Tenant’s Work, showing that Tenant’s Work has been finally approved by the appropriate inspectors; and (iv) any other evidence reasonably required by Landlord indicating that all legal requirements for Tenant’s occupancy of the Premises have been satisfied, that Tenant’s Work has been completed according to the approved Working Drawings and that the cost of all labor and materials has been paid in full. Tenant has an absolute obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to fund the Construction Allowance. Landlord shall deduct from the Construction Allowance, prior to disbursement to Tenant, a construction management fee payable to Landlord in the amount of two percent (2%) of the first One Hundred Thousand Dollars ($100,000.00) of the hard costs of Tenant’s Work, and one percent (1%) of any additional hard costs of Tenant’s Work. Landlord shall pay the Construction Allowance to Tenant within 30 days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above). Landlord shall not be required to pay any portion of the Construction Allowance at any time during an Event of Default by Tenant under the Lease. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance.

12. Parking. From and after the Expansion Commencement Date, Section 1.3 of the Lease will be deemed revised to provide that Tenant will be entitled to two additional parking passes associated with the Expansion Space, for a total of six parking passes.

13. Brokers. Each of Landlord and Tenant warrants and represents to the other party that in negotiating the transaction contemplated by this Amendment, neither Landlord nor Tenant, respectively, nor anyone on Landlord’s or Tenant’s behalf, has dealt with any broker or finder who might be entitled to a fee or commission for this Amendment, other than Avison

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Young – Northern California, Ltd. (“Tenant’s Broker”) and TRI Commercial (“Landlord’s Broker”). Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, demands, liabilities, costs and expenses, including attorneys’ fees, incurred by such other party arising out of or related to any claim for commissions or other compensation made by any other broker or finder based upon any dealings with or statements made by the indemnifying party. Landlord shall pay a commission to Tenant’s Broker and Landlord’s Broker as set forth in separate agreements between Landlord and Tenant’s Broker and Landlord and Landlord’s Broker.

14. Warranty of Authority. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Amendment. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

15. Contingencies. The effectiveness of this Amendment is subject to the following conditions precedent: (a) Landlord’s and Teachscape Inc.’s mutual execution of (i) an agreement pursuant to which Teachscape, Inc. agrees to vacate Suite 500 of the Building on or before February 28, 2014 and (ii) a lease by which Teachscape, Inc. leases the 19th and 20th floors of the Building, each in form and substance satisfactory to Landlord in Landlord’s sole discretion; and (b) Landlord’s and Tenant’s mutual execution of an amendment to the 2nd/3rd Floor Lease, in the form attached hereto as Exhibit B. Upon request by Tenant, Landlord apprise Tenant of the status of Landlord’s efforts to satisfy the condition described in clause (a) above.

16. Cross-Default. Any Event of Default under the Lease shall constitute an Event of Default under any other lease under which Tenant occupies space in the Building, and any Event of Default under any other lease under which Tenant occupies space in the Building shall constitute an Event of Default under the Lease.

17. SNDA. No later than 30 days after the mutual execution and delivery of this Amendment, Landlord shall deliver to Tenant an SNDA from Landlord’s current Lender pursuant to which (i) the Lease is subordinated to the lien of such Lender’s Encumbrance and (ii) the Lender agrees not to disturb or interfere with Tenant’s possession of the Premises or rights under the Lease so long as there is no Event of Default on the part of Tenant. Tenant agrees that the form of SNDA attached hereto as Exhibit C is acceptable to Tenant.

18. Miscellaneous. Except as amended by this Amendment, the Lease has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. Each party agrees that, to such party’s actual knowledge as of the Effective Date, the other party is not in default under any term or condition of the Lease. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matter hereof and, except for the Lease, supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This

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Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterpart signature pages may be detached from separately delivered counterparts of this Amendment and attached to other, identical counterparts of this Amendment, or to a version of this Amendment that is identical to that from which the signature page was detached, in order to create a fully executed original version of this Amendment. Faxed and emailed signature pages shall be deemed originals for all purposes.

[SIGNATURES COMMENCE ON NEXT PAGE

NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:			TENANT:

FORWARD ONE, LLC,			LENDINGCLUB CORPORATION,
a California limited liability company			a Delaware corporation

By:	Forward Time Corporation,
	a California corporation		By:	[unsigned]
Its:	Manager			Carrie Dolan,
Chief Financial Officer

	By:	[unsigned]
Belinda Zen,
President

12

EXHIBIT A

FLOOR PLAN OF EXPANSION SPACE

Exhibit A, page 1

EXHIBIT B

AMENDMENT TO 2nd/3rd FLOOR LEASE

FIRST AMENDMENT TO LEASE

[Floors 2 and 3]

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of November 13, 2013 (the “Effective Date”), is entered into by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and LENDING CLUB CORPORATION, a Delaware corporation (“Tenant”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

Recitals:

A. Landlord and H5, a California corporation (“H5”), entered into that certain Lease Agreement dated December 11, 2007, as amended (the “Original Lease”), pursuant to which H5 leased certain space in the Building, including the entire 2nd floor containing approximately 16,942 rentable square feet (the “2nd Floor Premises”) and the entire 3rd floor containing approximately 18,221 rentable square feet (the “3rd Floor Premises”).

B. H5 and San Francisco Newspaper Company, LLC (the “Examiner”), entered into that certain Sublease dated July 16, 2009 (the “H5-Examiner Sublease”), pursuant to which H5, as sublessor, subleased the 2nd Floor Premises to the Examiner, as sublessee. Landlord consented to the H5-Examiner Sublease pursuant to that certain Consent to Sublease dated July 16, 2009, executed by H5, the Examiner and Landlord (the “Consent to H-5-Examiner Sublease”).

C. The Examiner and Tenant entered into that certain Sub-Sublease dated April 17, 2012 (the “Sub-Sublease”), pursuant to which the Examiner, as sub-sublessor, sub-subleased the 2nd Floor Premises to Tenant, as sub-sublessee. Landlord consented to the Sub-Sublease pursuant to that certain Consent to Sub-Sublease dated April 17, 2012, executed by H5, the Examiner, Tenant and Landlord (the “Consent to Sub-Sublease”).

D. H5 and Tenant entered into that certain Sublease dated April 15, 2011 (the “H5-Lending Club Sublease”), pursuant to which H5, as sublessor, subleased the 3rd Floor Premises to Tenant, as sublessee. Landlord consented to the H5-Lending Club Sublease pursuant to that certain Consent to Sublease dated April 15, 2011, executed by H5, Tenant and Landlord (the “Consent to H5-Lending Club Sublease”).

E. On May 21, 2013, H5 and Landlord entered into that certain Lease Termination Agreement, pursuant to which Landlord and H5 agreed to terminate the Original Lease.

F. As a result of the termination of the Original Lease and: (i) pursuant to the Consent to H5-Examiner Sublease and the Consent to Sub-Sublease, the Sub-lease automatically became a direct lease between Landlord and Tenant based on all of the terms of the Original

Exhibit B, page 1

Lease, except for the financial terms, which were based on the financial terms contained in the Sub-Sublease (the “2nd Floor Direct Lease”); and (ii) pursuant to the Consent to H5-Lending Club Sublease, the H5-Lending Club Sublease automatically became a direct lease between Landlord and Tenant based on all of the terms of the Original Lease, except for the financial terms, which were based on the financial terms contained in the H5-Lending Club Sublease (the “3rd Floor Direct Lease”, and collectively with the 2nd Floor Direct Lease and the Original Lease, the “Lease”).

G. Tenant leases from Landlord certain other space in the Building pursuant to that separate Lease Agreement dated May 17, 2013 (the “11th/12th Floor Lease”).

H. Landlord and Tenant desire to amend the Lease to extend the Term and otherwise to amend the Lease, as set forth below.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1. Extension of Term. The Term of the Lease is extended for a period of two years (the “Extended Term”), commencing on July 1, 2017 and expiring on June 30, 2019.

2. Schedule of Base Rent During Extended Term. During the Extended Term, Tenant shall pay the following Base Rent for the 2nd Floor Premises and the 3rd Floor Premises (consisting of a total of 35,163 rentable square feet):

Term	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
July 1, 2017 - June 30, 2018	$1,582,335.00	$131,861.25	$45.00
July 1, 2018 - June 30, 2019	$1,617,498.00	$134,791.50	$46.00

3. Tenant’s Work and Construction Allowance.

(a) General. Landlord shall pay to Tenant a “Construction Allowance” of up to $175,815.00 with respect to the 2nd Floor Premises and 3rd Floor Premises, but not exceeding the actual cost of design, permitting and construction of Tenant’s Work (as hereafter defined). Any portion of the Construction Allowance that is remaining after the completion of Tenant’s Work on the 2nd Floor Premises and the 3rd Floor Premises may be used for the performance of Tenant’s Work on any other floor occupied by Tenant in the Building, including any floor occupied by Tenant under the 11th/12th Floor Lease. As used herein, “Tenant’s Work” means any tenant improvements made by Tenant to the Premises (and any other work for which Tenant is allowed to use the Construction Allowance), and “Working Drawings” mean the construction drawings and specifications relating to such Tenant’s Work. Tenant’s Work shall be carried out as Alterations in accordance with the terms of Article 6 of the Lease, and shall be subject to the additional requirements set forth in Section 3 and Sections 5 through 12 of Exhibit B to the

Exhibit B, page 2

11th/12th Floor Lease (including, without limitation, Landlord’s obligation to respond to Tenant’s Preliminary Plans and Working Drawings in the manner described in Sections 5(a) and 5(b) of Exhibit B to the 11th/12th Floor Lease), which are incorporated herein by reference (with references to the 11th Floor Premises and the 12th Floor Premises being deemed references to the 2nd Floor Premises and the 3rd Floor Premises). Tenant’s Work shall also be deemed to include, and Tenant shall be required to perform at its sole cost and expense (subject to the Construction Allowance), all other work that is: (i) triggered or necessitated under applicable Laws by the work described in the Working Drawings (or any other work performed by Tenant), including, without limitation, all fire and life safety code compliance work and all work required to be performed pursuant to applicable Laws relating to handicap access; and/or (ii) required in connection with the performance of the work described in the Working Drawings (or any other work performed by Tenant) due to physical site conditions or engineering requirements.

(b) Applicable Costs. The Construction Allowance may be used only for the following costs: (1) the cost of preparing design and construction documents and mechanical and electrical plans for Tenant’s Work; (2) the hard costs of Tenant’s Work; (3) the cost of obtaining permits for Tenant’s Work; and (4) the fees of Tenant’s project manager, if any, supervising Tenant’s Work. In no event shall the Construction Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant.

(c) Disbursement. Upon the completion of Tenant’s Work, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design and construction of Tenant’s Work; (ii) certification from Tenant’s architect and engineer that all of Tenant’s Work has been completed in accordance with the Working Drawings approved by Landlord and in compliance with all applicable Laws; (iii) a copy of the building permit or job card for Tenant’s Work, showing that Tenant’s Work has been finally approved by the appropriate inspectors; and (iv) any other evidence reasonably required by Landlord indicating that all legal requirements for Tenant’s occupancy of the Premises have been satisfied, that Tenant’s Work has been completed according to the approved Working Drawings and that the cost of all labor and materials has been paid in full. Tenant has an absolute obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to fund the Construction Allowance. Landlord shall deduct from the Construction Allowance, prior to disbursement to Tenant, a construction management fee payable to Landlord in the amount of two percent (2%) of the first One Hundred Thousand Dollars ($100,000.00) of the hard costs of Tenant’s Work, and one percent (1%) of any additional hard costs of Tenant’s Work. Landlord shall pay the Construction Allowance to Tenant within 30 days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above). Landlord shall not be required to pay any portion of the Construction Allowance at any time during an Event of Default by Tenant under the Lease. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance.

4. Tenant’s Proportionate Share; Base Year. Tenant shall continue to pay Tenant’s Share of Operating Costs and Taxes through June 30, 2017 in accordance with the 2nd Floor

Exhibit B, page 3

Direct Lease and the 3rd Floor Direct Lease. Commencing on January 1, 2018, Tenant shall pay Tenant’s Share of Operating Costs and Taxes for the 2nd Floor Premises and the 3rd Floor Premises (i.e., 10.88%, calculated as 35,163 ÷ 323,276) over the Operating Costs and Taxes incurred by Landlord for the 2nd Floor Premises and the 3rd Floor Premises in the 2017 calendar year.

5. Brokers. Each of Landlord and Tenant warrants and represents to the other party that in negotiating the transaction contemplated by this Amendment, neither Landlord nor Tenant, respectively, nor anyone on Landlord’s or Tenant’s behalf, has dealt with any broker or finder who might be entitled to a fee or commission for this Amendment, other than Avison Young – Northern California, Ltd. (“Tenant’s Broker”) and TRI Commercial (“Landlord’s Broker”). Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, demands, liabilities, costs and expenses, including attorneys’ fees, incurred by such other party arising out of or related to any claim for commissions or other compensation made by any other broker or finder based upon any dealings with or statements made by the indemnifying party. Landlord shall pay a commission to Tenant’s Broker and Landlord’s Broker as set forth in separate agreements between Landlord and Tenant’s Broker and Landlord and Landlord’s Broker.

6. Warranty of Authority. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Amendment and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

7. Contingencies. The effectiveness of this Amendment is subject to the following conditions precedent: (a) Landlord’s and Teachscape, Inc.’s mutual execution of (i) an agreement pursuant to which Teachscape, Inc. agrees to vacate Suite 500 of the Building on or before February 28, 2014 and (ii) a lease by which Teachscape, Inc. leases the 19th and 20th floors of the Building, each in form and substance satisfactory to Landlord in Landlord’s sole discretion; and (b) Landlord’s and Tenant’s mutual execution of a First Amendment to the 11th/12th Floor Lease, in the form attached hereto as Exhibit A.

8. Option to Extend. Any option to extend or renew that is contained in the Lease is hereby deleted in its entirety and superseded by the terms of this Section 8. In addition, Tenant acknowledges and agrees that Section 1.5 of the 11th/12th Floor Lease (regarding the 2nd/3rd Floor Option) is no longer in effect.

(a) Grant of Option. Landlord hereby grants to Tenant one option to extend the Term of the Lease (the “Option”) for an additional term of five years (the “Option Term”). The Option shall be exercisable only by LendingClub Corporation, while it or its Permitted Transferees (and no one else) is the Tenant under the Lease. The Option shall be exercisable only with respect to the entire 2nd Floor Premises and the entire 3rd Floor Premises together, and may not be exercised separately with respect to any floor. The Option is expressly conditioned upon there being no Event of Default by Tenant that is continuing, either at the time the Option is exercised or at the time the Option Term would commence. If Tenant duly exercises the

Exhibit B, page 4

Option, then Tenant’s lease of the Premises during the Option Term shall be on all of the terms and conditions as set forth in the Lease, other than the rate of Base Rent and any other terms that the parties have expressly agreed in writing to modify for the Option Term, except that (i) Landlord shall not be obligated to perform, or contribute funds toward the cost of, any remodeling, renovation, alteration or improvement work in the Premises and (ii) Tenant shall have no further options to extend.

(b) Manner of Exercise. Tenant may exercise the Option only by giving Landlord written notice (the “Option Notice”) not later than December 31, 2018, but not earlier than October 1, 2018. Tenant’s Option Notice must be a definitive election to exercise the Option, and not merely an expression of interest or intent. Once Tenant has given the Option Notice, Tenant shall be obligated to the lease the Premises for the Option Term. If Tenant fails to exercise the Option on or before December 31, 2018, then the Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Option.

(c) Terms and Rent. If the Option is exercised, then the Base Rent during the Option Term shall be the Fair Market Rent for the Premises, as determined below. The term “Fair Market Rent” means the average annual rental, expressed as a rate per rentable square foot, that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for comparable space in Comparable Buildings (defined below), as evidenced where possible, by signed leases that commence or are to commence within six months prior to or within six months after the commencement of the Option Term (“Comparison Leases”). Comparison Leases shall not include subleases. Rental rates payable under Comparison Leases shall be appropriately adjusted to account for variations between the Lease and the Comparison Leases with respect to: (i) the length of the Option Term compared to the lease term of the Comparison Leases; (ii) the rental structure, including whether gross, industrial gross or net, and if gross, the applicable base year and pass-throughs; (iii) the size, floor level, view and other physical characteristics of the Premises compared to the size, floor level, view and other physical characteristics of the premises under the Comparison Leases; (iv) free rent, the cost of landlord build-outs and/or tenant improvement allowances; and (v) any other relevant factors, terms and conditions, including but not limited to tenant’s use and creditworthiness. As used herein, “Comparable Buildings” means similar “Class A” office buildings in the San Francisco South Financial District, which is the area bounded by Market Street (including both sides of Market Street), Fifth Street, Folsom Street and the Embarcadero.

(d) Determination of Fair Market Rent. The Fair Market Rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within 30 days after Tenant’s exercise of the Option, then Fair Market Rent shall be determined pursuant to the procedure set forth in Section 8(e) and Section 8(f) below.

(e) Landlord’s Initial Determination. If the parties are unable mutually to agree upon the Fair Market Rent pursuant to subpart (d), then the Fair Market Rent initially shall be determined by Landlord by written notice (“Landlord’s Notice”) given to Tenant promptly following the expiration of the 30-day period set forth in Section 8(d). If Tenant disputes the amount of Fair Market Rent set forth in Landlord’s Notice, then, within 30 days after Tenant’s receipt of Landlord’s Notice, Tenant shall send Landlord a written notice (“Tenant’s Notice”) which clearly (i) disputes the Fair Market Rent set forth in Landlord’s Notice, (ii) demands

Exhibit B, page 5

arbitration pursuant to Section 8(f), and (iii) states the name and address of the person who shall act as arbitrator on Tenant’s behalf. Tenant’s Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If Tenant does not give Tenant’s Notice within 30 days after the date of Landlord’s Notice, or if Tenant’s Notice fails to contain all of the required information, then the Fair Market Rent shall be the amount specified in Landlord’s Notice. If the arbitration is not concluded prior to the commencement of the Option Term, then Tenant shall pay Base Rent at 105% of the rate payable immediately prior to the commencement of the Option Term. If the Fair Market Rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten days after the determination of Fair Market Rent.

(f) Arbitration. The arbitration shall be conducted in the City of San Francisco in accordance with the following procedure:

(1) Each arbitrator must be an active commercial real estate broker with at least ten years of full-time experience who is familiar with the Fair Market Rent of Comparable Buildings. Within 20 days after Tenant’s Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord’s behalf.

(2) Landlord’s arbitrator and Tenant’s arbitrator shall meet within 30 days after the second arbitrator is appointed and shall appoint a third arbitrator possessing the qualifications set forth in subparagraph 1 above. If the two arbitrators are unable to agree upon the third arbitrator within 15 days after their first meeting, then the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator after attempting to do so for 15 days, then the third arbitrator shall be appointed by the San Francisco office of JAMS. Each party shall pay the fees and expenses of its respective arbitrator and the party who does not prevail in such arbitration shall pay the fees and expenses of the third arbitrator. Each party shall pay its own attorneys’ fees and costs of witnesses.

(3) The three arbitrators shall determine the Fair Market Rent in accordance with the following procedures. Each of Landlord’s arbitrator and Tenant’s arbitrator shall state, in writing, his or her determination of the Fair Market Rent for each year of the Option Term, supported by the reasons thereof, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the proposed Fair Market Rent schedules within 30 days after appointment of the third arbitrator. If either arbitrator fails to deliver his or her own determination to the other arbitrators within such 30-day period, and fails to do so within seven days after written notice from the other party to such arbitrator and the party on whose behalf such arbitrator is acting (i.e., Landlord or Tenant, as the case may be), then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two 5-year rent schedules proposed by the first two arbitrators more closely approximates his or her own determination of the Fair Market Rent and, in making such determination, shall have the right to make inquiries of and consult with the other arbitrators. The third arbitrator shall have no right to propose a

Exhibit B, page 6

middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that more closely approximating his or her determination of the Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties; provided, however, that if the first two arbitrators independently arrive at the same 5-year schedule of Fair Market Rent, then that rent schedule shall be the Fair Market Rent for the Option Term. However, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the Fair Market Rent; such arbitrators shall independently arrive at their proposed determinations of the Fair Market Rent.

(4) The arbitrators shall render their decision in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(g) Renewal Amendment. If Tenant exercises the Option, then promptly following the determination of the Base Rent payable during the Option Term, Landlord shall prepare an amendment to the Lease (the “Renewal Amendment”) to reflect the extension of the Term pursuant to the Option. Tenant shall use its best efforts to execute and return the Renewal Amendment to Landlord within 20 days after Tenant’s receipt of same, but an otherwise valid exercise of the Option shall be fully effective whether or not the Renewal Amendment is executed.

9. SNDA. No later than 30 days after the mutual execution and delivery of this Amendment, Landlord shall deliver to Tenant a subordination, nondisturbance and attornment agreement (“SNDA”) from Landlord’s current Mortgagee pursuant to which (i) the Lease is subordinated to the lien of such Mortgagee’s Encumbrance and (ii) the Mortgagee agrees not to disturb or interfere with Tenant’s possession of the Premises or rights under the Lease so long as there is no Event of Default on the part of Tenant. Tenant agrees that the form of SNDA attached hereto as Exhibit B is acceptable to Tenant.

10. Cross-Default. Any Event of Default under the Lease shall constitute an Event of Default under any other lease under which Tenant occupies space in the Building, and any Event of Default under any other lease under which Tenant occupies space in the Building shall constitute an Event of Default under the Lease.

11. Miscellaneous. Except as amended by this Amendment, the Lease has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. Each party agrees that, to such party’s actual knowledge as of the date of this Amendment, the other party is not in default under any term or condition of the Lease. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matter hereof and, except for the Lease, supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be

Exhibit B, page 7

binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterpart signature pages may be detached from separately delivered counterparts of this Amendment and attached to other, identical counterparts of this Amendment, or to a version of this Amendment that is identical to that from which the signature page was detached, in order to create a fully executed original version of this Amendment. Faxed and emailed signature pages shall be deemed originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:			TENANT:

FORWARD ONE, LLC,			LENDINGCLUB CORPORATION,
a California limited liability company			a Delaware corporation

By:	Forward Time Corporation,
	a California corporation		By:	[EXHIBIT ONLY]
Its:	Manager			Carrie Dolan,
Chief Financial Officer

	By:	[EXHIBIT ONLY]
Belinda Zen,
President

[EXHIBITS NOT ATTACHED FOR PURPOSES OF THIS EXHIBIT B]

Exhibit B, page 8

EXHIBIT C

Form of SNDA

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: SHANGHAI COMMERCIAL BANK, LTD. SAN FRANCISCO BRANCH 231 Sansome Street San Francisco, CA 94104 Attn: Manager

Space above this line for Recorder’s Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of November     , 2013 (the “Effective Date”), between Shanghai Commercial Bank, Ltd., whose address is 231 Sansome Street, San Francisco, California 94104 (“Lender”), and LendingClub Corporation, a Delaware corporation, whose address is 71 Stevenson Street, Suite 300, San Francisco, California 94104 (“Tenant”), with reference to the following facts:

A. Forward One, LLC, a California limited liability company, whose address is 835 Airport Boulevard, Burlingame, California 94010 (“Landlord”), owns the real property located at 71 Stevenson Street, San Francisco, California (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Property”), as more particularly described in Exhibit A attached hereto.

B. Lender has made a loan to Landlord in the original principal amount of $20,000,000.00, which amount is subject to possible increase to a maximum principal amount of $60,000,000.00 (the “Loan”), all as provided for in and subject to the terms and conditions set forth in the Loan Documents (as defined in the Deed of Trust referred to below).

C. To secure the Loan, Landlord has encumbered Landlord’s Property by entering into that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated March 21, 2008, in favor of Chicago Title Insurance Company, as Trustee for the benefit of Lender as grantee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”), recorded on March 24, 2008, as Document No. 2008-I555115-00 (Reel J604, Image 0013), in the Official Records of the City and County of San Francisco, State of California.

Exhibit C, page 1

D. Landlord and Tenant have entered into that Lease Agreement dated May 17, 2013 (the “Original Lease”), as amended by that First Amendment to Lease dated November     , 2013 (the “First Amendment”). As used in this Agreement, the term “Lease” means the Original Lease as amended by the First Amendment. Pursuant to the Lease, Landlord has leased to Tenant a portion of Landlord’s Property (“Tenant’s Premises”), as more particularly described in the Lease.

E. Tenant and Lender desire to establish and evidence the relative priorities of their interests in Landlord’s Property and their rights and obligations if certain events should occur.

NOW THEREFORE, for good and sufficient consideration, Tenant and Lender agree as follows:

1. Subordination. Pursuant to Section 20.1 of the Original Lease, the Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Loan Documents. Tenant hereby intentionally and unconditionally subordinates the Lease and all of Tenant’s right, title and interest thereunder and in and to Landlord’s Property (including Tenant’s right, title and interest in connection with any insurance proceeds or eminent domain awards or compensation relating to Landlord’s Property), to the lien of the Deed of Trust and all of Lender’s rights and remedies thereunder, and agrees that the Deed of Trust shall unconditionally be and shall at all times remain a lien on Landlord’s Property prior and superior to the Lease.

2. Nondisturbance, Recognition and Attornment.

2.1 No Exercise of Deed of Trust Remedies Against Tenant. So long as Tenant is not in default beyond any applicable cure period provided in the Lease (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any judicial action or proceeding that is commenced pursuant to the exercise of Lender’s rights and remedies arising upon a default by Landlord under the Deed of Trust unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Lender of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Deed of Trust or otherwise; or (c) such joinder is required in order to enforce any right of Lender to enter Landlord’s Property for the purpose of making any inspection or assessment, or in order to protect the value of Lender’s security provided by the Deed of Trust. In any instance in which Lender is permitted to join Tenant as a defendant as provided above, Lender agrees not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in or pursuant to such action or proceeding, unless an Event of Default by Tenant has occurred and is continuing. The forgoing provisions of this Section 2.1 shall not be construed in any manner that would prevent Lender from (i) carrying out any nonjudicial foreclosure proceeding under the Deed of Trust, so long as the Lease is not terminated and Tenant’s rights under the Lease and this Agreement are not otherwise adversely affected thereby, (ii) exercising Lender’s rights under the provisions of California Civil Code Section 2938 with respect to the enforcement against Tenant of any assignment of rents made by Landlord to Lender in connection with the Loan, or (iii) obtaining the appointment of a receiver for the Landlord’s Property as and when permitted under applicable law.

Exhibit C, page 2

2.2 Nondisturbance and Attornment. Notwithstanding the provisions of Section 1 above, if the Lease has not been terminated on account of an Event of Default by Tenant, then, when a Successor Landlord (as defined in Article 3 below) acquires title to Landlord’s Property: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

2.3 Acknowledgment. This Agreement is and shall be the sole and only agreement between Lender and Tenant with regard to the subordination of the Lease to the lien of the Deed of Trust. The prior Subordination, Nondisturbance and Attornment Agreement dated May 17, 2013 is superseded and replaced by this Agreement.

2.4 Turnover of Rent. Tenant shall pay to Lender all rent otherwise payable to Landlord under the Lease upon written demand from Lender, and Tenant shall not have the obligation or the right to contest or question the validity of any such written demand from Lender or the extent to which Lender may properly exercise its rights to collect rents from Landlord’s Property pursuant to the provisions of the Loan Documents. The consent and approval of Landlord to this Agreement shall constitute an express, irrevocable authorization for Tenant to make such payments to Lender following Lender’s written notice and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender’s written demand.

2.5 Further Documentation. The provisions of this Article 2 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any future documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 2 in writing upon request by either of them.

3. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Deed of Trust, any party which becomes owner of Landlord’s Property as a result of a judicial or nonjudicial foreclosure of the Deed of Trust or a deed or other conveyance in lieu of foreclosure (a “Successor Landlord”), shall not be liable for or bound by any of the following matters:

3.1 Claims Against Former Landlord. Any offset right that Tenant may have against any former landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as a result of any breach by any former landlord that occurred before the date of attornment, except in all instances to the extent that such event, occurrence or breach is continuing after the date of attornment as hereinafter provided. The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any offset right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and that violate Successor Landlord’s obligations as landlord under the Lease.

Exhibit C, page 3

3.2 Prepayments. Any payment of rent that Tenant may have made to any former landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment, other than, and only to the extent of, prepayments expressly required or permitted under the Lease.

3.3 Payments; Security Deposit. Any obligation to pay Tenant any sum(s) that any former landlord owed to Tenant, specifically excluding (i) the return (in accordance with the terms of the Lease) of any security deposit delivered by Tenant to any former landlord as required by the Lease and (ii) any portion of any Construction Allowance available to Tenant pursuant to the terms of the Lease.

3.4 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, (a) the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Property from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Property by Successor Landlord (provided that Tenant shall have no interest in or right to participate in (i) any payments made under any promissory note received by Successor Landlord in connection with any such sale or other disposition, or (ii) any collateral held by successor Landlord to secure such payments) (collectively, “Successor Landlord’s Interest”), and Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement, and (b) the obligations under the Lease of Lender or any affiliate of Lender which becomes a Successor Landlord shall terminate upon the transfer by such Successor Landlord of its interest in Landlord’s Property and the assumption by the transferee of the Landlord’s obligations under the Lease, and thereupon Tenant shall look solely to the transferee for the performance of all obligations of the landlord under the Lease which accrue or otherwise become performable following the date of such transfer. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Nothing herein shall be construed to grant Tenant any right to seek any recovery from any former landlord or Successor Landlord to the extent that such recovery is not permitted under or is restricted by the provisions of the Lease.

[SIGNATURES, ACKNOWLEDGMENTS AND

LEGAL DESCRIPTION TO BE ATTACHED]

Exhibit C, page 4

SECOND AMENDMENT TO LEASE

[Floors 11 and 12; Expansion on Floor 5]

THIS SECOND AMENDMENT TO LEASE (this “Amendment”), dated as of February 20, 2014 (the “Effective Date”), is entered into by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Tenant”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

Recitals

A. Landlord and Tenant entered into that Lease Agreement dated May 17, 2013 (the “Original Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the entire the 11th and 12th floors of the Building. The Original Lease was amended by that First Amendment to Lease dated November 13, 2013 (the “First Amendment”). As used in this Amendment, the term “Lease” means the Original Lease as amended by the First Amendment.

B. Landlord and Tenant desire to amend the Lease to, among other things, modify the definitions of “Expansion Space Delivery Date” and “Expansion Space Commencement Date” set forth in the First Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1. Defined Terms.

(a) Expansion Space Delivery Date. The first sentence of the definition of Expansion Space Delivery Date, as set forth in the First Amendment, is hereby amended to read as follows:

“Expansion Space Delivery Date” means the date on which Landlord delivers the Expansion Space in the condition required by this Amendment, which date shall not be earlier than March 3, 2014 nor later than May 1, 2014.

(b) Expansion Space Commencement Date. The definition of Expansion Space Commencement Date, as set forth in the First Amendment, is hereby amended to read in its entirety as follows:

“Expansion Space Commencement Date” means two (2) months after the Expansion Space Delivery Date. The foregoing 2-month time period shall be calculated based on the way that dates are numbered in the applicable months, rather than the actual number of days elapsed (for example, the period from February 15 to March 15 is considered one month, notwithstanding that such

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period contains fewer than 30 days, and the period from September 15 to December 15 is considered three months, notwithstanding that such period contains 91 days). For the avoidance of doubt, and by way of example only, if the Expansion Space Delivery Date were April 1, 2014, then the Expansion Space Commencement Date would be June 1, 2014. Similarly, if the Expansion Space Delivery Date were April 15, 2014, then the Expansion Space Commencement Date would be June 15, 2014.

2. Base Rent for Expansion Space. If the 60-Month period set forth in the Base Rent table in Section 3 of the First Amendment ends prior to June 30, 2019 (the Expiration Date), then, following the end of such 60-Month period and continuing through June 30, 2019, Base Rent for the Expansion Space shall be payable at the rate applicable to Months 49 through 60.

3. ROFO. For the avoidance of doubt, the following language is hereby added to the third line of page 7 of the First Amendment, immediately following the words “of the ROFO Period”: “(if the ROFO shall not have previously terminated)”.

4. Warranty of Authority. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Amendment. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

5. Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist, The foregoing disclosure: (i) applies to the Lease and also to the 2nd/3rd Floor Lease, as amended; and (ii) does not amend, modify or waive any obligation of Landlord pursuant to Section 11(a) of the First Amendment.

6. Miscellaneous. Except as amended by this Amendment, the Lease (which is defined to include the First Amendment) has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. Each party agrees that, to such party’s actual knowledge as of the Effective Date, the other party is not in default under any term or condition of the Lease. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matter hereof and, except for the Lease, supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterpart signature pages may he detached from separately delivered counterparts of this Amendment and attached to other, identical counterparts of this Amendment, or to a version of this Amendment that is identical to that from which the signature page was detached, in order to create a fully executed original version of this Amendment. Faxed and emailed signature pages shall be deemed originals for all purposes.

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[SIGNATURES COMMENCE ON NEXT PAGE

NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:			TENANT:

FORWARD ONE, LLC,			LENDINGCLUB CORPORATION,
a California limited liability company			a Delaware corporation

By:	Forward Time Corporation,
	a California corporation		By:	/s/ Carrie Dolan
Its:	Manager			Carrie Dolan,
Chief Financial Officer

	By:	/s/ Belinda Zen
Belinda Zen,
President

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COMMENCEMENT DATE MEMORANDUM

THIS COMMENCEMENT DATE MEMORANDUM (“Memorandum”) is dated as of March 10, 2014 and is made by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Tenant”). Capitalized terms used, but not defined, in this Memorandum shall have the meanings given to such terms in the Lease (as hereinafter defined).

Landlord and Tenant entered into that Lease Agreement dated May 17, 2013 (the “Original Lease”), as amended by that First Amendment to Lease dated November 13, 2013 (the “First Amendment”), and as further amended by that Second Amendment to Lease dated February 20, 2014 (the “Second Amendment”). As used in this Memorandum, the term “Lease” means the Original Lease as amended by the First Amendment and the Second Amendment.

Landlord and Tenant desire to establish the Expansion Space Delivery Date and the Expansion Space Commencement Date for the Expansion Space (i.e., the 5th Floor of the Building) and the calendar dates that correspond to the schedule of Base Rent for the Expansion Space set forth in Section 3 of the First Amendment.

Accordingly, Landlord and Tenant agree as follows :

1. Dates. The Expansion Space Delivery Date is March 3, 2014, and the Expansion Space Commencement Date is May 3, 2014.

2. Schedule of Base Rent. The following calendar dates correspond to schedule of Base Rent for the Expansion Space set forth in Section 3 of the First Amendment.

Time Period	Annual Base Rent		Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
5/30/2014 through 04/30/2015:	$821,160.00		$68,430.00	$45.00
5/01/2015 through 04/30/2016:	$839,412.00		$69,951.00	$46.00
05/01/2016 through 04/30/2017:	$857,652.00		$71,471.00	$47.00
05/01/2017 through 04/30/2018:	$875,904.00		$72,992.00	$48.00
05/01/2018 through 06/30/2019:	$894,156.00	*	$74,513.00	$49.00

*	This figure is an annual amount based on 12 months, and will be proportionately increased for the period of 05/01/2018 through 06/30/2019.

3. Miscellaneous. This Memorandum is intended to document certain dates specified in the Lease, but is not intended to amend or modify the Lease.

[SIGNATURES COMMENCE ON NEXT PAGE

NO FURTHER TEXT ON THIS PAGE]

LANDLORD:			TENANT:

FORWARD ONE, LLC,			LENDINGCLUB CORPORATION,
a California limited liability company			a Delaware corporation

By:	Forward Time Corporation,
	a California corporation		By:	/s/ Carrie Dolan
Its:	Manager			Carrie Dolan,
Chief Financial Officer

	By:	/s/ Belinda Zen
Belinda Zen,
President

THIRD AMENDMENT TO LEASE

[Floors 11 and 12; Expansion Floors 5, 7, 9 and 13]

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated as of August 6, 2014 (the “Effective Date”), and is entered into by and between F1 STEVENSON, LLC, a Delaware limited liability company (“Landlord”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Tenant”).

Recitals:

A. Forward One, LLC, a California limited liability company (“Original Landlord”), and Tenant entered into that Lease Agreement dated May 17, 2013 (the “Original Lease”), pursuant to which Original Landlord leased to Tenant, and Tenant leased from Original Landlord, the entire 11th and 12th Floors of the Building, which premises contain a total of approximately 28,462 rentable square feet (the “Original Premises”).

B. Pursuant to that First Amendment to Lease dated November 13, 2013 (the “First Amendment”), Original Landlord and Tenant expanded the Original Premises to include the entire 5th Floor of the Building. Original Landlord and Tenant further amended the Original Lease by that Second Amendment to Lease dated February 20, 2014 (the “Second Amendment”). As used in this Amendment, the term “Lease” means the Original Lease as amended by the First Amendment and the Second Amendment.

C. Landlord is the current owner of the Building and is the successor-in-interest to Original Landlord.

D. Tenant leases the 2nd and 3rd Floors of the Building pursuant to a separate series of lease documents (defined in the First Amendment as the “2nd/3rd Floor Lease”).

E. Landlord and Tenant desire to further amend the Lease to, among other things, expand the Premises to include Suites 750, 900 and 1300 of the Building and to extend the Term, as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used in this Amendment (including the Recitals) shall have the same meaning given such terms in the Lease. If a capitalized term used in the Lease is given a modified definition in this Amendment, then such modified definition shall be used in the interpretation of the Lease.

2. Expansion of Premises.

(a) Defined Terms. As used in this Amendment, the following terms have the following meanings:

“Suite 750” means that portion of the 7th Floor of the Building shown on Exhibit A-1 attached hereto. Landlord and Tenant agree that the rentable area of Suite 750 is 4,979 rentable square feet.

“Suite 900” means the entire 9th Floor of the Building, as shown on Exhibit A-2 attached hereto. Landlord and Tenant agree that the rentable area of Suite 900 is 14,095 rentable square feet.

“Suite 1300” means the entire 13th Floor of the Building, as shown on Exhibit A-3 attached hereto. Landlord and Tenant agree that the rentable area of Suite 1300 is 14,096 rentable square feet.

“Suite” or “Suites” refers to Suite 750, Suite 900 and/or the Suite 1300, as the context may require (and not to other Suites in the Building).

“Suite 750 Commencement Date” means the latest of (i) August 8, 2014 (or, if later, two Business Days after the date of mutual execution and delivery of this Amendment) (the “Suite 750 Target Commencement Date”), (ii) the date of mutual execution and delivery of this Amendment, (iii) the date that Landlord procures Landlord’s lender’s approval to this Amendment pursuant to Section 18(a) below, and (iv) the date on which Landlord delivers Suite 750 to Tenant. Landlord will attempt to deliver Suite 750 on the later of August 8, 2014 or two Business Days after the date of mutual execution and delivery of this Amendment, but if Landlord is unable to deliver Suite 750 by such date, then Landlord shall not be liable to Tenant on account thereof, nor shall Tenant have any right to terminate the Lease or any other lease for space leased by Tenant in the Building.

“Suite 750 Rent Commencement Date” means the first to occur of (i) three months following the Suite 750 Commencement Date or (ii) the date that Tenant commences its business operations in Suite 750.

“Suite 900 Commencement Date” means September 1, 2015 (the “Suite 900 Target Commencement Date”) or such later date on which Landlord delivers Suite 900 to Tenant. Tenant acknowledges and agrees that Landlord will not be able to deliver Suite 900 until the current tenant of Suite 900 surrenders and vacates Suite 900. Landlord will attempt to deliver Suite 900 on September 1, 2015, but if Landlord is unable to deliver Suite 900 by such date, then Landlord shall not be liable to Tenant on account thereof in any respect whatsoever, nor shall Tenant have any right to terminate the Lease or any other lease for space leased by Tenant in the Building; provided, however, that if, for any reason, Landlord is not able to deliver Suite 900 to Tenant on or before December 1, 2015, then Tenant shall have the right, to be exercised (if at all) by written notice delivered to Landlord at any time prior to the delivery of such Suite, to terminate Tenant’s obligation to lease Suite 900 pursuant to the provisions of this Amendment.

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“Suite 900 Rent Commencement Date” means the first to occur of (i) three months following the Suite 900 Commencement Date or (ii) the date that Tenant commences its business operations in Suite 900.

“Suite 1300 Commencement Date” means August 1, 2015 (the “Suite 1300 Target Commencement Date”) or such later date on which Landlord delivers Suite 1300 to Tenant. Tenant acknowledges and agrees that Landlord will not be able to deliver Suite 1300 until the current tenant of Suite 1300 surrenders and vacates Suite 1300. Landlord will attempt to deliver Suite 1300 on August 1, 2015, but if Landlord is unable to deliver Suite 1300 by such date, then Landlord shall not be liable to Tenant on account thereof in any respect whatsoever, nor shall Tenant have any right to terminate the Lease or any other lease for space leased by Tenant in the Building; provided, however, that if, for any reason, Landlord is not able to deliver Suite 1300 to Tenant on or before November 1, 2015, then Tenant shall have the right, to be exercised (if at all) by written notice delivered to Landlord at any time prior to the delivery of such Suite, to terminate Tenant’s obligation to lease Suite 1300 pursuant to the provisions of this Amendment.

“Suite 1300 Rent Commencement Date” means the first to occur of (i) three months following the Suite 1300 Commencement Date or (ii) the date that Tenant commences its business operations in Suite 1300, subject to the one month of free Base Rent as specified in Section 6(c) below.

“Commencement Date” or “Commencement Dates” refers to the Suite 750 Commencement Date, the Suite 900 Commencement Date and/or the Suite 1300 Commencement Date, as the context may require.

(b) Expansion of Premises. The Premises shall be expanded as follows: (1) effective as of the Suite 750 Commencement Date, the Premises automatically shall be expanded to include Suite 750; (2) effective as of the Suite 900 Commencement Date, the Premises automatically shall be expanded to include Suite 900; and (3) effective as of the Suite 1300 Commencement Date, the Premises automatically shall be expanded to include Suite 1300. Upon the addition of each Suite as described in the preceding sentence, all references in the Lease to the “Premises” shall mean the then-existing Premises together with the added Suite. Commencing on each respective Commencement Date for each added Suite, and continuing through the Expiration Date (as revised in Section 3 below), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, such Suite (together with the then-existing balance of the Premises) under all of the terms and conditions of the Lease, as amended by this Amendment, and such Suite shall be part of the “Premises” for all purposes under the Lease. This Amendment shall be binding and effective as of the Effective Date, notwithstanding that the Commencement Date for any particular Suite or Suites has not yet occurred, but Tenant shall have no right to enter any Suite prior to its respective Commencement Date.

(c) Condition of Suites on Delivery. Landlord shall deliver each Suite in its “AS IS, WHERE IS” condition and shall not be required to perform any work to any Suite or the Building as a condition of delivery of such Suite to Tenant, except that Landlord shall deliver

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each Suite in broom-clean condition and free of the prior tenant’s personal property, furniture and equipment (but Landlord shall not be required to remove fixtures and built-in furniture), and with all Building Systems serving such Suite in good working order, and as otherwise provided in Section 13 below.

(d) Revised Certificate of Insurance. On each Commencement Date, Tenant shall deliver to Landlord a revised insurance certificate, in form and substance required by the Lease (naming Landlord as an additional insured together with such other parties who are required by the Lease to be named as additional insureds), reflecting the addition of the Suite in question.

3. Revised Expiration Date. The current Expiration Date of June 30, 2019 is hereby revised to be June 30, 2022. Effective as of the Effective Date, all references in the Lease, as revised by this Amendment, to the Expiration Date shall mean June 30, 2022. Such revised Expiration Date shall apply to the Original Premises, the Expansion Space added by the First Amendment and the Suites added by this Amendment.

4. Base Rent for 11th and 12th Floors. In order to reflect the extension of the Term for an additional three years pursuant to Section 3 above, commencing on July 1, 2019 and continuing through the Expiration Date (as revised in Section 3 above), Tenant shall pay Base Rent as follows for the 11th and 12th Floors (the amount of Base Rent below is for both the 11th and 12th Floors combined), in accordance with the terms and conditions of the Lease:

Portion of Term	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
July 1, 2019 through June 30, 2020:	$1,508,486.00	$125,707.17	$53.00
July 1, 2020 through June 30, 2021:	$1,544,063.50	$128,671.96	$54.25
July 1, 2021 through June 30, 2022:	$1,579,641.00	$131,636.75	$55.50

5. Base Rent for 5th Floor. As a result of the determination of the “Expansion Space Commencement Date” for the 5th Floor pursuant to the First Amendment and in order to reflect the extension of the Term for three additional years pursuant to Section 3 above, Tenant shall pay Base Rent for the 5th Floor in accordance with the terms and conditions of the Lease, in the following amounts for the following periods:

Portion of Term	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
May 3, 2014 through April 30, 2015:	$821,160.00	$68,430.00	$45.00
May 1, 2015 through April 30, 2016:	$839,408.00	$69,950.67	$46.00
May 1, 2016 through April 30, 2017:	$857,656.00	$71,471.33	$47.00
May 1, 2017 through April 30, 2018:	$875,904.00	$72,992.00	$48.00
May 1, 2018 through April 30, 2019:	$894,152.00	$74,512.67	$49.00
May 1, 2019 through April 30, 2020:	$967,144.00	$80,595.33	$53.00
May 1, 2020 through April 30, 2021:	$989,954.00	$82,496.17	$54.25
May 1, 2021 through April 30, 2022:	$1,012,764.00	$84,397.00	$55.50
May 1, 2022 through June 30, 2022:	$1,035,574.00 (prorated to reflect such partial calendar year)	$86,297.83	$56.75

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6. Base Rent for the Expansion Space.

(a) Suite 750. Commencing on the Suite 750 Rent Commencement Date and continuing through the Expiration Date (as revised in Section 3 above), Tenant shall pay Base Rent for Suite 750 in accordance with the terms and conditions of the Lease, in the following amounts for the following periods:

Time Period	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
November 8, 2014 through October 31, 2015:	$243,971.00	$20,330.92	$49.00
November 1, 2015 through October 31, 2016:	$250,194.75	$20,849.56	$50.25
November 1, 2016 through October 31, 2017:	$256,418.50	$21,368.21	$51.50
November 1, 2017 through October 31, 2018:	$262,642.25	$21,886.85	$52.75
November 1, 2018 through October 31, 2019:	$268,866.00	$22,405.50	$54.00
November 1, 2019 through October 31, 2020:	$275,089.75	$22,924.15	$55.25
November 1, 2020 through October 31, 2021:	$281,313.50	$23,442.79	$56.50
November 1, 2021 through June 30, 2022:	$287,537.25 (prorated to reflect such partial calendar year)	$23,961.44	$57.75

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(b) Suite 900. Commencing on the Suite 900 Rent Commencement Date and continuing through the Expiration Date (as revised in Section 3 above), Tenant shall pay Base Rent for Suite 900 in accordance with the terms and conditions of the Lease, in the following amounts for the following periods:

Time Period	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
December 1, 2015 through November 30, 2016:	$704,750.00	$58,729.17	$50.00
December 1, 2016 through November 30, 2017:	$722,368.75	$60,197.40	$51.25
December 1, 2017 through November 30, 2018:	$739,987.50	$61,665.63	$52.50
December 1, 2018 through November 30, 2019:	$757,606.25	$63,133.85	$53.75
December 1, 2019 through November 30, 2020:	$775,225.00	$64,602.08	$55.00
December 1, 2020 through November 30, 2021:	$792,843.75	$66,070.31	$56.25
December 1, 2021 through June 30, 2022:	$810,462.50 (prorated to reflect such partial calendar year)	$67,538.54	$57.50

(c) Suite 1300. Commencing on the Suite 1300 Rent Commencement Date and continuing through the Expiration Date (as revised in Section 3 above), Tenant shall pay Base Rent for Suite 1300 in accordance with the terms and conditions of the Lease, in the following amounts for the following periods:

Time Period	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
November 1, 2015 through October 31, 2016*:	$704,800.00	$58,733.33	$50.00
November 1, 2016 through October 31, 2017:	$722,420.00	$60,201.67	$51.25
November 1, 2017 through October 31, 2018:	$740,040.00	$61,670.00	$52.50
November 1, 2018 through October 31, 2019:	$757,660.00	$63,138.33	$53.75
November 1, 2019 through October 31, 2020:	$775,280.00	$64,606.67	$55.00
November 1, 2020 through October 31, 2021:	$792,900.00	$66,075.00	$56.25
November 1, 2021 through June 30, 2022:	$810,520.00 (prorated to reflect such partial calendar year)	$67,543.33	$57.50

*	Notwithstanding the foregoing Base Rent schedule for Suite 1300, Tenant shall not be required to pay Base Rent for Suite 1300 for the first full calendar month in such schedule; provided, however, that if Tenant commits an Event of Default under the Lease, then Tenant shall be required to repay the unamortized portion of such month of free Base Rent, amortized on a straight-line basis, with interest at the Interest Rate, over a 5-year period.

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(d) Delay in Rent Commencement Dates. The schedules of Base Rent set forth above in Section 6(a) through Section 6(c) assume that each Rent Commencement Date will occur three months after the respective Target Commencement Date for such Suite as defined in Section 2(a) above. If the Rent Commencement Date for any Suite is different from the Rent Commencement Date assumed by the above schedule of Base Rent for such Suite (because, for example, Landlord was not able to deliver the Suite on the anticipated date or because Tenant commenced its business operations earlier than three months after the applicable Commencement Date), then Landlord and Tenant shall execute a memorandum or an amendment to the Lease, as elected by Landlord, to reflect the correct Rent Commencement Date (although the dates of the Base Rent increases set forth in the above schedules shall not change).

7. Increased Security Deposit. Concurrently with the execution and delivery of this Amendment, Tenant shall deliver to Landlord the additional cash amount of $137,793.00, in order to increase the Security Deposit under the Lease to a total of $305,840.00. The language in the Basic Lease Information of the Original Lease regarding the “allocation” of the Security Deposit between the 11th and 12th Floors is hereby deleted, the parties acknowledging and agreeing that Landlord is entitled to use the entire Security Deposit pursuant to Section 4 of the Original Lease.

8. First Month’s Rent. Concurrently with Landlord’s delivery of each Suite to Tenant and as a condition to Tenant’s right to occupy each Suite for any purpose (including to perform Tenant’s Work therein), Tenant shall pay to Landlord the first full month’s Base Rent for each Suite as follows: (a) Suite 750 - $20,330.92; (b) Suite 900 - $58,729.17; and (c) Suite 1300 - $58,733.33.

9. Changes to Option to Extend. The Option to Extend set forth in Section 2.2 of the Original Lease was deleted and replaced by Section 9 of the First Amendment. Section 9 of the First Amendment continues in full force and effect, but with the following modifications:

(A)	the Option to Extend shall not be applicable to Suite 750;

(B)	the third sentence of subparagraph (a) of Section 9 of the First Amendment is hereby amended to specify that the Option shall be exercisable only with respect to 75% or more of the entire Premises (i.e., the Original Premises together with all expansion space added by the First Amendment and this Amendment, but excluding Suite 750) and only with respect to the entire space that Tenant has on each Floor; and

(C)	the first sentence of subparagraph (b) of Section 9 of the First Amendment is hereby amended to specify that the Option Notice must be given not later than June 30, 2021, but not earlier than July 1, 2020.

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10. Changes to ROFO. The Right of First Offer set forth in Section 1.4 of the Original Lease was deleted and replaced by Section 10 of the First Amendment (with a subsequent clarification made by Section 3 of the Second Amendment). Section 10 of the First Amendment continues in full force and effect (as modified by Section 3 of the Second Amendment), but with the following modifications:

(A)	the first sentence of subparagraph (a) of Section 10 of the First Amendment is hereby amended to provide that the “ROFO Period” shall end on June 30, 2022 (if the ROFO does not terminate earlier pursuant to the terms of Section 10 of the First Amendment);

(B)	in the definition of “ROFO Space” in subparagraph (a) of Section 10 of the First Amendment, the reference to “6th Floor” is deleted and replaced with “10th Floor”;

(C)	for the avoidance of doubt, Landlord shall not be required to provide Tenant with a list of parties that may have rights to the ROFO Space that are superior to Tenant’s ROFO;

(D)	in subparagraph (b) of Section 10 of the First Amendment, the reference to “this Section 11(b)” is hereby changed to “this Section 10(b)”; and

(E)	the ROFO may not be exercised if there are fewer than two full years remaining in the Term of the Lease unless Tenant then has an Option to Extend and exercises such Option to Extend at the time it exercises the ROFO.

11. Tenant’s Share and Base Year. Upon the addition to the Premises of all of the Suites added by this Amendment, the aggregate Tenant’s Share reflecting the entire Premises (i.e., the Original Premises plus all of the space added by the First Amendment and this Amendment) shall be 24.710% (calculated as 79,880 ÷ 323,276). Tenant shall pay Tenant’s Share of Operating Costs and Taxes with respect to each Suite in accordance with the terms of the Lease, and shall begin paying Tenant’s Share of Operating Costs and Taxes for each Suite on the expiration of the applicable Base Year for such Suite as described below. Because different Floors of the Premises have different Base Years, the Base Year for each Floor and the Tenant’s Share allocable to each Floor is set forth below:

Portion of Premises	Allocable Tenant’s Share	Applicable Base Year
11th Floor	4.361%	calendar year 2014
12th Floor	4.444%	calendar year 2014
5th Floor	5.645%	calendar year 2014
Suite 750	1.540%	calendar year 2015
Suite 900	4.360%	calendar year 2016
Suite 1300	4.360%	calendar year 2016

12. Obligations Not Severable. Tenant’s obligations under the Lease (including, without limitation, those for payment of Base Rent, Additional Rent and all other amounts payable under this Lease) are not separately allocable to separate Floors of the Building, notwithstanding the separate Base Rent schedules above, the allocation of Tenant’s Share to separate floors as set forth above, or any other provision of the Lease.

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13. Tenant’s Work and Construction Allowance.

(a) Tenant’s Work. Landlord shall pay to Tenant a “Construction Allowance” of up to $1,160,950.00 with respect to the Suites added by this Amendment (calculated as $35.00 per rentable square foot times 33,170 rentable square feet), but not exceeding the actual hard construction costs of Tenant’s Work (as defined below). In addition to the Construction Allowance, Landlord shall also reimburse to Tenant up to $4,975.50 for Tenant’s documented costs paid to third parties for the preparation of a space plan for the Suites added by this Amendment. As used herein, the term “Tenant’s Work” means all tenant improvements made by Tenant to the Suites added by this Amendment (and any other work for which Tenant is allowed to use the Construction Allowance), and the term “Working Drawings” means the construction drawings and specifications relating to such Tenant’s Work. Tenant’s Work shall be carried out as Alterations in accordance with the terms of Article 6 of the Original Lease, and shall be subject to the additional requirements set forth in Section 3 and Sections 5 through 12 of Exhibit B to the Original Lease (including, without limitation, Landlord’s obligation to respond to Tenant’s Preliminary Plans and Working Drawings in the manner described in Sections 5(a) and 5(b) of Exhibit B to the Original Lease), which are incorporated herein by reference (with references to the 11th Floor Premises and the 12th Floor Premises being deemed references to the Suites added by this Amendment). Tenant’s Work shall also be deemed to include, and Tenant shall be required to perform at its sole cost and expense (subject to the Construction Allowance), all other work that is: (i) triggered or necessitated under applicable Laws by the work described in the Working Drawings (or any other work performed by Tenant), including, without limitation, all fire and life safety code compliance work and all work required to be performed pursuant to applicable Laws relating to handicap access (but subject to the terms of Section 13(b) below regarding Landlord’s Work in the Common Areas and to Section 13(e) below regarding the Title 24 Work); and/or (ii) required in connection with the performance of the work described in the Working Drawings (or any other work performed by Tenant) due to physical site conditions or engineering requirements.

(b) Landlord’s Work. Subject to the special provisions regarding the Title 24 Work (as defined in Section 13(e) below), Landlord, at its sole cost and expense, shall be responsible for any work required by applicable Laws to be performed in the Common Areas of the Building (including rest rooms on any Floor where a Suite is located, path of travel and elevators) as a result of Tenant’s Work in the Suites added by this Amendment.

(c) Applicable Costs. The Construction Allowance may be used only for the hard construction costs of Tenant’s Work, expressly excluding (among other things): (1) the cost of preparing plans, drawings, documents and specifications; (2) the cost of obtaining permits; (3) the fees of Tenant’s project manager, architect or construction manager; and (4) the purchase of equipment, furniture or other items of personal property of Tenant.

(d) Disbursement. Upon the completion of Tenant’s Work on each Floor, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design and construction of such Tenant’s Work; (ii) certification from

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Tenant’s architect and engineer that all of such Tenant’s Work has been completed in accordance with the Working Drawings approved by Landlord and in compliance with all applicable Laws; (iii) a copy of the building permit or job card for such Tenant’s Work, showing that such Tenant’s Work has been finally approved by the appropriate inspectors; and (iv) any other evidence reasonably required by Landlord indicating that all legal requirements for Tenant’s occupancy of the Premises have been satisfied, that such Tenant’s Work in such Suite has been completed according to the applicable approved Working Drawings and that the cost of all labor and materials has been paid in full. Tenant has an absolute obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to pay the Construction Allowance. Landlord shall deduct from the Construction Allowance, prior to disbursement to Tenant, a construction management fee payable to Landlord in the amount of two percent (2%) of the first One Hundred Thousand Dollars ($100,000.00) of the hard costs of Tenant’s Work performed anywhere in the Suites, and one percent (1%) of any additional hard costs of Tenant’s Work performed thereafter anywhere in the Suites. Landlord shall pay the Construction Allowance to Tenant within 30 days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above). For the avoidance of doubt, the Construction Allowance shall be paid with respect to each Floor only upon the full and final completion of the Tenant’s Work on such Floor. Landlord shall not be required to pay any portion of the Construction Allowance at any time during an Event of Default by Tenant under the Lease. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance.

(e) Title 24 Work. As used herein, the term “Title 24” means the California Energy Code promulgated and administered by the California Energy Commission, 24 California Code of Regulations, Part 6, as amended. The term “Title 24 Work” means any work in the Premises or the balance of the Building that is required to be performed by Title 24 as a result of Tenant’s Work in the Suites added by this Amendment or any other Tenant’s Work in any other portion of the Premises (but excluding any space occupied by Tenant under the 2nd/3rd Floor Lease). Landlord shall pay fifty percent (50%) of the cost of any Title 24 Work (which amount shall be paid in the same manner as the Construction Allowance, as set forth in Section 13(d) above), up to a maximum aggregate amount of $331,700.00 (calculated as $10 per rentable square foot of the Suites added by this Amendment times 33,170 rentable square feet), with Tenant being obligated to pay all costs of the Title 24 Work that are not required to be paid by Landlord.

(f) Unused Construction Allowance. Any portion of the Construction Allowance that is remaining after the completion of Tenant’s Work in the Suites added by this Amendment may be used for the performance of Tenant’s Work on any other floor occupied by Tenant in the Building, including any floor occupied by Tenant under the 2nd/3rd Floor Lease, but such unused portion of the Construction Allowance must be applied solely to the hard cost of Tenant’s Work that will remain in such premises after the expiration or termination of Tenant’s lease of such space, and such funds shall be disbursed only upon the full and final completion of such work and Tenant’s providing to Landlord all documents and materials required by Section 13(d) above. Notwithstanding any other provision of this Amendment, Tenant shall have no right to any portion of the Construction Allowance after December 31, 2016; provided, however, that such outside date shall be delayed on a day-for-day basis for each day that the actual Commencement Date for any Suite is beyond the Target Commencement Date for such Suite.

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(g) LEED. Tenant, at its sole cost and expense, shall cooperate with Landlord if Landlord elects to pursue LEED Gold status for the Building, and Tenant shall reasonably cooperate with Landlord in such efforts, provided, however, that Tenant shall not be required to initiate any Alterations in the Premises or incur materially increased costs in the design or construction of, or in the cost of materials incorporated into, Tenant’s Work, as part of such cooperative efforts. Tenant shall not perform any Alteration that would adversely affect the then-current LEED status of the Building and, prior to performing any Alteration, Tenant shall provide Landlord’s architect with all information reasonably necessary for Landlord’s architect to confirm that the proposed Alteration would not adversely affect the then-current LEED status of the Building.

14. Parking. The first sentence of Section 1.3 of the Lease is hereby revised to read as follows: “Tenant shall have the right to rent from Landlord up to two parking passes for each full Floor of the Building leased by Tenant under this Lease, for unreserved parking in the Parking Facility, on a monthly basis throughout the Term.”

15. Brokers. Each of Landlord and Tenant warrants and represents to the other party that in negotiating the transaction contemplated by this Amendment, neither Landlord nor Tenant, respectively, nor anyone on Landlord’s or Tenant’s behalf, has dealt with any broker or finder who might be entitled to a fee or commission for this Amendment, other than Avison Young – Northern California, Ltd. (“Tenant’s Broker”) and TRI Commercial (“Landlord’s Broker”). Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, demands, liabilities, costs and expenses, including attorneys’ fees, incurred by such other party arising out of or related to any claim for commissions or other compensation made by any other broker or finder based upon any dealings with or statements made by the indemnifying party. Landlord shall pay a commission to Tenant’s Broker and Landlord’s Broker as set forth in separate agreements among Landlord, Tenant’s Broker and Landlord’s Broker.

16. Warranty of Authority. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Amendment. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

17. Cross-Default. Any Event of Default under the Lease shall constitute an Event of Default under any other lease under which Tenant occupies space in the Building, and any Event of Default under any other lease under which Tenant occupies space in the Building shall constitute an Event of Default under the Lease.

18. Landlord’s Lender.

(a) Lender Approval. This Amendment is expressly conditioned upon Landlord’s Lender’s approval. If Landlord does not notify Tenant of Landlord’s Lender’s approval of this Amendment within thirty (30) days after its mutual execution and delivery, then Tenant shall have the right to send Landlord a notice requesting Landlord to notify Tenant of the

11

status of its Lender’s approval. If Landlord indicates in response to Tenant’s notice that Landlord’s Lender has not approved this Amendment, or if Landlord fails to respond to Tenant’s notice within five (5) Business Days after Landlord’s receipt of it, then each of Landlord and Tenant shall have the right to terminate this Amendment by written notice to the other party. If this Amendment is so terminated, then the parties shall have no further rights or obligations hereunder and Landlord promptly shall return to Tenant the amount of the increased Security Deposit provided in Section 7 above and the first month’s rent for any Suite which prepaid by Tenant as provided in Section 8 above.

(b) SNDA. This Amendment is expressly conditioned upon Landlord’s Lender’s delivery to Tenant of an SNDA (as defined in the Original Lease). If Landlord has not provided Tenant with an SNDA within thirty (30) days after the mutual execution and delivery of this Amendment, then Tenant shall have the right to send Landlord a notice requesting Landlord to notify Tenant of the status of the SNDA. If Landlord indicates in response to Tenant’s notice that Landlord’s Lender has not provided an SNDA, or if Landlord fails to respond to Tenant’s notice within five (5) Business Days after Landlord’s receipt of it, then each of Landlord and Tenant shall have the right to terminate this Amendment by written notice to the other party. If this Amendment is so terminated, then the parties shall have no further rights or obligations hereunder and Landlord promptly shall return to Tenant the amount of the increased Security Deposit provided in Section 7 above and the first month’s rent for any Suite which prepaid by Tenant as provided in Section 8 above.

19. Accessibility Disclosures.

(a) Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist.

(b) San Francisco Accessibility Disclosure. Tenant acknowledges and agrees that: (1) Tenant has received, read, understood and signed the Disability Access Obligations Notice attached hereto as part of Exhibit B; (2) Tenant has received, read and understood the Disability Access Brochure attached hereto as part of Exhibit C; and (3) this Lease clearly and satisfactorily explains Landlord’s and Tenant’s respective obligations and liabilities for making and paying for required disability access improvements on the Premises. Landlord and Tenant shall use reasonable efforts to notify each other if they make alterations to the Premises that might impact accessibility under federal and state disability access laws. TENANT SHOULD NOTE THAT the Premises and the Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

20. Miscellaneous. Except as amended by this Amendment, the Lease (defined in the Recitals to include the First Amendment and the Second Amendment) has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. Each party agrees that, to such party’s actual knowledge as of the Effective Date, the other party is not in default under any term or condition of the Lease. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matter hereof

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and, except for the Lease, supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment has been fully negotiated at arms’ length between the signatories hereto, after advice by counsel and other representatives chosen by such signatories, and such signatories are fully informed with respect thereto. Based on the foregoing, the provisions of this Amendment shall be construed as a whole according to their common meaning and not strictly for or against any party. If any time period in the Lease or this Amendment is calculated based on a certain number of “months,” then that time period shall be calculated based on the way that dates are numbered in the applicable months, rather than the actual number of days elapsed (for example, the period from February 15 to (but not including) March 15 is considered one month, notwithstanding that such period contains fewer than 30 days, and the period from September 15 to (but not including) December 15 is considered three months, notwithstanding that such period contains 91 days). This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterpart signature pages may be detached from separately delivered counterparts of this Amendment and attached to other, identical counterparts of this Amendment, or to a version of this Amendment that is identical to that from which the signature page was detached, in order to create a fully executed original version of this Amendment. Faxed and emailed signature pages shall be deemed originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:				TENANT:

F1 STEVENSON, LLC, a Delaware limited liability company				LENDINGCLUB CORPORATION, a Delaware corporation

By:	By: Forward One, LLC,
	a California limited liability company			By:	/s/ Carrie Dolan
Its:	Manager				Carrie Dolan, Chief Financial Officer

	By:	Forward Time Corporation, a California corporation
	Its:	Manager

		By:	/s/ Belinda Zen
Belinda Zen, President

13

EXHIBIT A-1

Floor Plan of Suite 750

EXHIBIT A-1

FLOOR PLAN
SUITE 750

71 STEVENSON STREET
Suite 750

Brereton Architects | 909 Montgomery Street, Suite 260 | San Francisco, CA 94133 | 415-546-1212 | brereton.com

EXHIBIT A-2

Floor Plan of Suite 900

(Shading and names of personnel are not relevant to this Exhibit)

EXHIBIT A-3

Floor Plan of Suite 1300

EXHIBIT B

Disability Access Obligations Notice

Before you, as the Tenant, enter into a lease with us, the Landlord, for the premises located at 71 Stevenson Street, San Francisco, California (the “Property”), please be aware of the following important information about the lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.

By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

LANDLORD:				TENANT:

F1 STEVENSON, LLC, a Delaware limited liability company				LENDINGCLUB CORPORATION, a Delaware corporation

By:	By: Forward One, LLC,
	a California limited liability company			By:	/s/ Carrie Dolan
Its:	Manager				Carrie Dolan, Chief Financial Officer

	By:	Forward Time Corporation, a California corporation
	Its:	Manager

		By:	/s/ Belinda Zen
Belinda Zen, President

Exhibit B, page 1

If the Commercial Landlord does not ensure that existing public restrooms, ground floor entrances, and ground floor exits are accessible as provided in subsection (a)(1) and instead proceeds under subsection (a)(2), the Commercial Landlord shall include the following statement in Disability Access Obligations Notice required under subsection (b):

“PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.”

The Commercial Landlord must sign, and obtain the Small Business Tenant’s signature on, the Disability Access Obligations Notice under subsections (b) and (c) on or before execution or amendment of the Lease and shall provide the tenant with a copy of the Small Business Commission’s Access Information Notice as defined under Section 38.6 in the tenant’s requested language.

Exhibit B, page 2

EXHIBIT C

Disability Access Brochure

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

Business: Have you received an ADA notice?

No → No Notice → Pre-Assessment by Office of Small Business (OSB) & SF SHINES
- low amount of barriers
- medium amount of barriers
- high amount of barriers

Yes → Notice:
1. The business receives a letter [illegible]. The letter[illegible] may be sent by a person with a disability [illegible] accessibility problems while visiting your business. This letter [illegible] is often a precursor to a [illegible] lawsuit and MUST NOT be ignored. Proactive action and response to the letter can prevent a lawsuit.
2. The business has received a lawsuit.

Attorney: Contact an experienced legal consultant or the Office of Small Business [illegible] to the letter or lawsuit.

CASp Action (see below):
- consult
- inspection report
- "readily achievable" solutions

Remediation/Resolution: [illegible]

Certified Access Specialist (CASp)

Signed into law on September [illegible], 2008, SB 1608 a Certified Access Specialist (CASp) report provides a defense against lawsuits, but only if the business obtained a CASp report BEFORE being sued. With a CASp report in hand, businesses may request a 90-day stay [illegible] of the lawsuit filed in State Court and an Early Evaluation Conference (EEC) to explore [illegible] settlements. A Certified Access Specialist (CASp) is a person that has been tested and certified by the state as an expert in disability access laws. A business that hires a CASp to inspect their buildings helps ensure compliance with disability access standards. After inspection, the CASp writes up an inspection report as proof that the business hired a CASp. A CASp should help your business identify "readily achievable" barriers for removal.

COMPLIANCE VS. LAWSUIT

Compliance is a recommended investment as not only will your business be less vulnerable to [illegible] lawsuits, but you gain a growing market of seniors, families with [illegible], and persons with disabilities. Cost will depend on the type of alterations, and/or what is affordable at the present and future. If you decide to do nothing and rely on "luck" that you will not be sued, consider the potential costs of being an "unlucky" defendant. The reality today is that more ADA lawsuits are targeting small stores and minority-owned businesses because they are likely to settle rather than incur the costs and risks of litigation. The average cost to comply with a plaintiff's requested barrier removal is less than [illegible], according to [illegible] brief filed in the Ninth Circuit [illegible]. Fighting a lawsuit including paying a settlement may cost around [illegible], according to OSB. Investing in Certified Access Inspection and "readily achievable" compliance before a lawsuit is the best way to protect your business from expensive lawsuits.

BUSINESS RESOURCES

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/sbc

Certified Access Specialists
www.sfgov.org/casp

Asian Neighborhood Design
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

SF Shines – Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

San Francisco Bar Association
The Lawyer Referral and Information Service (LRIS) program offers businesses legal assistance from their panel of experienced lawyers.
[illegible]

BUSINESS RESOURCES

Department of Justice ADA Guide for Small Businesses
Business Briefs
www.ada.gov/[illegible]

ADA Guide for Small Businesses
www.ada.gov/[illegible]

DOJ toll-free ADA Information line
800-514-0301

Department of Building Inspection – Technical Services Division
DBI staff persons are available to review [illegible] access requirements. Visit 1660 Mission Street, 4th floor to request a review of your business plans.
415-558-6084, www.sfgov.org/dbi

A Guide to Disabled Accessibility Compliance

Presidio
Seacliff
Richmond
Sunset

San Francisco

[illegible]

This document is intended as informal technical guidance.

It is NOT legal advice and does not replace the professional advice or guidance that an architect, CASp or attorney knowledgeable in ADA requirements can provide.

DISABLED ACCESSIBILITY

Two Sets of Access Laws

There are two different bodies of law in California that regulate disability access: a state building code, and a federal civil rights law. The state building code requirements for access are located in the California Code of Regulations, Title 24, Part 2, and are commonly referred to as Title 24.

The Americans with Disabilities Act of 1990 (ADA) is a sweeping federal civil rights law which prohibits discrimination against persons with disabilities. Specifically, Title III of the ADA requires public accommodations to provide goods and services to people with disabilities on an equal basis with the rest of the general public. The United States Department of Justice (DOJ) enforces the ADA.

Being compliant to the regulations of one law does not relieve your responsibilities to be compliant with the other set of laws.

Non Compliance

If the building is not compliant with California Title 24, the citizen complaint is routed to the Department of Building Inspection (DBI). DBI will send staff to visit the site and perform an inspection, and if necessary, the inspector will initiate actions to require the owner to correct the problem.

If the citizen's complaint is ADA driven, the plaintiff can take the business to civil court for remedy. The federal ADA does not have an "inspection" mechanism, and private lawsuits can be filed directly in federal courts by those who believe their civil rights have been violated.

Who is Required to Remove Barriers?

Barriers are defined by the ADA as obstacles to accessibility. Such obstacles make it difficult — sometimes impossible — for people with disabilities to do the things most of us take for granted — things like going shopping, working, dining in a restaurant or taking public transit. If your business provides goods and services to the public, you are required to remove barriers if doing so is "readily achievable." Such a business is called a public accommodation because it serves the public. If your business is not open to the public (no adjacent retail or open to tours), but is only a place of employment like a warehouse, manufacturing facility or office building, then there are fewer requirements to remove barriers. Such a facility is called a commercial facility. While the operator of a commercial facility has different requirements to remove barriers, you must comply with the ADA Standards for Accessible Design when you alter, renovate or expand your facility.

Readily Achievable

"Readily achievable" means easily accomplishable and able to be carried out without much difficulty or expense. Determining if barrier removal is readily achievable is, by necessity, a case-by-case judgement. "Readily achievable" is based on factors including review of the overall nature of the business and its financial statements.

Exhibit C, page 1

LOW BARRIERS
obstacles to accessibility that are minor, and most likely can be "readily achievable"

A. Service Counter Height and Visibility
A portion specified by local codes of the counter must be between 28"–34" above the floor.

B. Path of Travel Clearance
All aisles to public zones must be at least 36" wide and remain unobstructed.

C. Door Clearance
The pull side of doors must have a clearance specified by local codes.

D. Door Hardware
All doors must be operable without action of pinching or grasping.

MEDIUM BARRIERS
obstacles that require more attention, and likely professional guidance

A. Step at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Restroom Vanity Clearance
The sink must provide knee clearance specified by local codes.

C. Undersized Path of Travel
All aisles to public zones must be at least 36" wide.

D. No Accessible Seating
A portion specified by local codes of seating must be accessible.

HIGH BARRIERS
obstacles that require a lot of attention, and definite professional guidance

A. Multiple Steps at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Step in Dining/Customer Space
Public zones must be accessible for occupants in wheelchairs, see note A.

C. Undersized or Lack of Restroom
The correct number of accessible restrooms must be provided.

D. Ramp Exceeds Maximum Slope Allowed
Restrooms must be accessible for occupants in wheelchairs, see note A.

ADA COMPLIANCE
barriers are minimized or removed

A. Compliant Entry
The entrance is accessible by stairs and a compliant ramp.

B. Path of Travel Clearance
All aisles to public zones, including seating, restrooms, and fixed pathways are at least 36" wide and remain unobstructed.

C. Compliant Counters
Service counter is between 28" – 34" above the floor.

D. Compliant Restrooms
The accessible restroom has the required fixtures, dimensions and clearances!

A.
42"
service counter is too high for customers in wheelchair
B.
objects placed in required path of travel
30"
C.
main entrance
object placed in required door clearance space
D.
door knob is not operable without pinching or grasping

A.
step at main entrance
B.
sink has a built-in base that does not provide required knee clearance
C.
undersized hallway/ path of travel
30"
D.
fixed seating at raised counter

A.
multiple steps at main entrance
B.
step in dining space
object in path of travel
C.
plan diagram of undersized restroom
undersized restroom with missing fixtures & grab bars
24"
D.
ramp exceeds maximum allowable slope

A.
B.
C.
D.
plan diagram of accessible restroom

COMMON MISCONCEPTIONS

I am exempt from compliance or "grandfathered"
The answer is "NO". A place of public accommodation must remove barriers when it is "readily achievable" to do so. Although the facility may be "grandfathered" according to the local building code, the federal ADA does not have a provision to "grandfather" a facility. While a local building authority may not require any modifications to bring a building "up-to-code" until a renovation or major alteration is done, the federal ADA requires that a place of public accommodation remove barriers that are readily achievable even when no alterations or renovations are planned. As a business you have an on-going obligation to bring your business into compliance.

I am exempt since my building has historic designation
Neither State nor Federal laws exempt historical buildings from compliance, but there are specific guidelines. In San Francisco, any building over 50 years old is considered as a potentially significant historical resource. Accessibility improvements to the entrance or exterior of these buildings may require additional review by Historic Preservation staff and may lengthen the permitting process. Another common misconception is that City staff will deny your application if the building is considered historic. This is extremely rare, though during the review process you will be required to find alternatives that respect historic designs and materials while also providing disabled access. Historically sensitive accessibility improvements may add cost to your project but are generally worth the investment over the long run.

Settling the lawsuit will relieve me of my responsibilities
Business owners need to know that the ADA is now a part of our society and that there is no limit to the number of times a business can be sued regarding accessible barriers. The best solution is to make the "readily achievable" physical changes and to understand that compliance is ongoing. If a business is sued over a physical barrier(s) to accessibility, they can still be sued for that same barrier in the future if it still exists.

Tenant vs. Landlord (Owner)
The federal ADA law states that any private entity who owns, leases, leases to, or operates a place of public accommodation shares in the obligation to remove barriers. Tenants and property owners also share in the obligation, so often times a negotiation must take place to determine who pays what costs, or percentage of costs for access compliance and/or litigation defense. Effective January 1, 2013, San Francisco law requires property owners of a commercial space of 7,500 square feet or less to provide a "Disabled Access Obligation Notice" before entering into or amending a lease. Effective July 1, 2013, State law requires a commercial property owner to state on a lease or rental agreement whether the property has undergone inspection by a certified access specialist (CASp). These two laws were passed to help ensure businesses are informed of their ongoing obligation and aid in the prevention of lawsuits. There are also tax benefits that are available to each party in some cases to help pay for barrier removal.

Exhibit C, page 2

FOURTH AMENDMENT TO LEASE

[Floors 2, 3, 5, 7, 9, 11, 12 and 13]

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is dated as of October 1, 2014 (the “Effective Date”), and is entered into by and between F1 STEVENSON, LLC, a Delaware limited liability company (“Landlord”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Tenant”).

Recitals:

A. Forward One, LLC, a California limited liability company (“Original Landlord”), and Tenant entered into that Lease Agreement dated May 17, 2013 (the “Original Lease”), pursuant to which Original Landlord leased to Tenant, and Tenant leased from Original Landlord, the entire 11th and 12th Floors of the Building, which premises contain a total of approximately 28,462 rentable square feet (the “Original Premises”).

B. Pursuant to that First Amendment to Lease dated November 13, 2013 (the “First Amendment”), Original Landlord and Tenant expanded the Original Premises to include the entire 5th Floor of the Building, containing a total of approximately 18,248 rentable square feet. Original Landlord and Tenant further amended the Original Lease by that Second Amendment to Lease dated February 20, 2014 (the “Second Amendment”). Pursuant to that Third Amendment to Lease dated August 6, 2014 (the “Third Amendment”), Landlord and Tenant further expanded the Premises to include a portion of the 7th Floor, as well as the entire 9th Floor and the entire 13th Floor of the Building, collectively consisting of a total of 33,170 rentable square feet. As used in this Amendment, the term “Lease” means the Original Lease as amended by the First Amendment, the Second Amendment and the Third Amendment.

C. Landlord is the current owner of the Building and is the successor-in-interest to Original Landlord.

D. Tenant leases the 2nd and 3rd Floors of the Building (the “2nd and 3rd Floors”), containing a total of approximately 35,163 rentable square feet, pursuant to a separate series of lease documents (defined in the First Amendment as the “2nd/3rd Floor Lease”), as more particularly set forth in the Recitals of that First Amendment to Lease dated November 13, 2013 (i.e., the First Amendment amending the 2nd/3rd Floor Lease, not the First Amendment mentioned in Recital B above) (the “2nd/3rd Floor First Amendment”).

E. Landlord and Tenant desire to further amend the Lease to, among other things, add the 2nd and 3rd Floors to the Premises leased pursuant to the Lease and, simultaneously, to terminate the 2nd /3rd Floor Lease, as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used in this Amendment (including the Recitals) shall have the same meaning given such terms in the Lease. If a capitalized term used in the Lease is given a modified definition in this Amendment, then such modified definition shall be used in the interpretation of the Lease.

2. Termination of 2nd/3rd Floor Lease; Addition of 2nd and 3rd Floors.

(a) Termination of 2nd/3rd Floor Lease. As of the Effective Date of this Amendment, and subject to Section 9(b) below, the 2nd/3rd Floor Lease (including the First Amendment to the 2nd/3rd Floor Lease) shall be terminated, but the termination of the 2nd/3rd Floor Lease shall not terminate, extinguish or otherwise affect any liabilities or obligations on the part of either Landlord or Tenant accruing prior to, or relating to the period of time prior to, the date of termination of the 2nd/3rd Floor Lease, including, without limitation, Tenant’s obligation to pay Rent and the parties’ indemnification obligations and other obligations that are expressly stated to survive the termination of the 2nd/3rd Floor Lease.

(b) Addition of 2nd and 3rd Floors. Effective as of the Effective Date of this Amendment: (i) the Premises shall be deemed to include the entire 2nd and 3rd Floors; (ii) all references in the Lease to the “Premises” shall mean the entire Premises leased by Tenant pursuant to the Lease (as modified by this Amendment); and (iii) Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the entire 2nd and 3rd Floors (together with the balance of the Premises) under all of the terms and conditions of the Lease, as amended by this Amendment. From and after the Effective Date, the Premises will consist of a total of 115,043 rentable square feet. Tenant shall lease the 2nd and 3rd Floors in their “AS IS, WHERE IS” condition as of the Effective Date of this Amendment.

3. Expiration Date. The current Expiration Date of June 30, 2022 shall apply to the entire Premises leased by Tenant pursuant to the Lease.

4. Base Rent for 2nd and 3rd Floors.

(a) 2nd Floor (16,942 Rentable Square Feet). In order to reflect the revised Expiration Date pursuant to Section 3 above, commencing on the Effective Date of this Amendment and continuing through the Expiration Date (as revised in Section 3 above), Tenant shall pay Base Rent as follows for the 2nd Floor, in accordance with the terms and conditions of the Lease:

Portion of Term	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
October 1, 2014 through June 30, 2015:	$694,622.00	$57,885.17	$41.00
July 1, 2015 through June 30, 2016:	$720,035.00	$60,002.92	$42.50
July 1, 2016 through June 30, 2017:	$736,977.00	$61,414.75	$43.50
July 1, 2017 through June 30, 2018:	$762,390.00	$63,532.50	$45.00

July 1, 2018 through June 30, 2019:	$779,332.00	$64,944.33	$46.00
July 1, 2019 through June 30, 2020:	$897,926.00	$74,827.17	$53.00
July 1, 2020 through June 30, 2021:	$919,103.50	$76,591.96	$54.25
July 1, 2021 through June 30, 2022:	$940,281.00	$78,356.75	$55.50

The Annual Base Rent figure set forth above is based on a 12-month year and shall be deemed appropriately adjusted if the applicable Portion of the Term is more or less than 12 calendar months.

(b) 3rd Floor (18,221 Rentable Square Feet). In order to reflect the revised Expiration Date pursuant to Section 3 above, commencing on the Effective Date of this Amendment and continuing through the Expiration Date (as revised in Section 3 above), Tenant shall pay Base Rent as follows for the 3rd Floor, in accordance with the terms and conditions of the Lease:

Portion of Term	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
October 1, 2014 through April 30, 2015:	$510,188.00	$42,515.67	$28.00
May 1, 2015 through April 30, 2016:	$528,409.00	$44,034.08	$29.00
May 1, 2016 through April 30, 2017:	$546,630.00	$45,552.50	$30.00
May 1, 2017 through June 30, 2017	$564,851.00	$47,070.92	$31.00
July 1, 2017 through June 30, 2018:	$819,945.00	$68,328.75	$45.00
July 1, 2018 through June 30, 2019:	$838,166.00	$69,847.17	$46.00
July 1, 2019 through June 30, 2020:	$965,713.00	$80,476.08	$53.00
July 1, 2020 through June 30, 2021:	$988,489.25	$82,374.10	$54.25
July 1, 2021 through June 30, 2022:	$1,011,265.50	$84,272.13	$55.50

The Annual Base Rent figure set forth above is based on a 12-month year and shall be appropriately adjusted if the applicable Portion of the Term is more or less than 12 calendar months.

5. Increased Security Deposit. Concurrently with the execution and delivery of this Amendment, Tenant shall deliver to Landlord the additional cash amount of $97,885.16 ($57,885.16 of which is attributable to the 2nd Floor and $40,000.00 of which is attributable to the 3rd Floor), in order to increase the Security Deposit under the Lease to a total of $403,725.16.

6. Changes to Option to Extend. The Option to Extend set forth in Section 2.2 of the Original Lease was deleted and replaced by Section 9 of the First Amendment. Section 9 of the First Amendment continues in full force and effect, as modified by Section 9 of the Third Amendment. As used herein, the term “Extension Premises” means the portion of the Premises with respect to which Tenant elects to exercise the Option to Extend. For the avoidance of doubt, the Option shall be exercisable only with respect to 75% or more of the entire Premises (i.e., the Original Premises together with all expansion space added by the First Amendment, the Third Amendment and this Amendment, but excluding Suite 750) and only with respect to the entire space that Tenant has on each Floor which Tenant desires to include in the Extension Premises (i.e., Tenant may not elect to include any partial Floor or Floors in the Extension Premises, but may only include full Floors in the Extension Premises). The Option to Extend is not applicable to Suite 750.

7. Tenant’s Share and Base Year. Upon the addition to the Premises of the 2nd and 3rd Floors pursuant this Amendment, the aggregate Tenant’s Share reflecting the entire Premises (i.e., the Original Premises plus all of the space added by the First Amendment, the Third Amendment and this Amendment) shall be 35.587% (calculated as 115,043 ÷ 323,276). Tenant shall pay Tenant’s Share of Operating Costs and Taxes with respect to each of the 2nd and 3rd Floors in accordance with the terms of the Lease. The Base Year for each of the 2nd and 3rd Floors and the Tenant’s Share allocable to each such Floor is set forth below:

Portion of Premises	Allocable Tenant’s Share	Applicable Base Year
2nd Floor	5.241%	Continuing through June 30, 2017, the Base Year shall be calendar year 2009. Commencing on January 1, 2018, the Base Year shall be calendar year 2017.

3rd Floor	5.636%	Continuing through June 30, 2017, the Base Year shall be calendar year 2009. Commencing on January 1, 2018, the Base Year shall be calendar year 2017.

8. Obligations Not Severable. Tenant’s obligations under the Lease (including, without limitation, those for payment of Base Rent, Additional Rent and all other amounts payable under this Lease) are not separately allocable to separate Floors of the Building, notwithstanding any separate Base Rent schedules, the allocation of Tenant’s Share to separate floors, or any other provision of the Lease or this Amendment.

9. Construction Allowance.

(a) Modification of Third Amendment. In the fourth line of Section 13(f) of the Third Amendment, the words “including any floor occupied by Tenant under the 2nd/3rd Floor Lease” are hereby deleted are replaced with the words “including the 2nd and 3rd Floors.”

(b) 2nd/3rd Floor Construction Allowance. Tenant has completed Tenant’s Work on the 2nd Floor pursuant to Section 3 of the 2nd/3rd Floor First Amendment, and Landlord has disbursed to Tenant $84,710.00 of the $175,815.00 Construction Allowance on account of such work. Accordingly, Section 3 of the 2nd/3rd Floor First Amendment shall continue in effect with respect to Tenant’s Work on the 3rd Floor, notwithstanding the termination of the 2nd/3rd Floor Lease pursuant to this Amendment; however, the references therein to the “Lease” and the “11th/12th Floor Lease” will, for such purpose, be deemed references to the Lease defined in Recital B above.

10. Brokers. Each of Landlord and Tenant warrants and represents to the other party that in negotiating the transaction contemplated by this Amendment, neither Landlord nor Tenant, respectively, nor anyone on Landlord’s or Tenant’s behalf, has dealt with any broker or finder who might be entitled to a fee or commission for this Amendment, other than Avison Young — Northern California, Ltd. (“Tenant’s Broker”) and TRI Commercial (“Landlord’s Broker”). Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, demands, liabilities, costs and expenses, including attorneys’ fees, incurred by such other party arising out of or related to any claim for commissions or other compensation made by any other broker or finder based upon any dealings with or statements made by the indemnifying party. Landlord shall pay a commission to Tenant’s Broker and Landlord’s Broker as set forth in separate agreements among Landlord, Tenant’s Broker and Landlord’s Broker.

11. Warranty of Authority. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Amendment. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

12. Landlord’s Lender.

(a) Lender Approval. This Amendment is expressly conditioned upon Landlord’s Lender’s approval. If Landlord does not notify Tenant of Landlord’s Lender’s approval of this Amendment within thirty (30) days after its mutual execution and delivery, then Tenant shall have the right to send Landlord a notice requesting Landlord to notify Tenant of the status of its Lender’s approval. If Landlord indicates in response to Tenant’s notice that Landlord’s Lender has not approved this Amendment, or if Landlord fails to respond to Tenant’s notice within five (5) Business Days after Landlord’s receipt of it, then each of Landlord and Tenant shall have the right to terminate this

Amendment by written notice to the other party. If this Amendment is so terminated, then the parties shall have no further rights or obligations hereunder and Landlord promptly shall return to Tenant the amount of the increased Security Deposit provided in Section 5 above, and the 2nd/3rd Floor Lease shall be reinstated and shall be in full force and effect.

(b) SNDA. This Amendment is expressly conditioned upon Landlord’s Lender’s delivery to Tenant of an SNDA (as defined in the Original Lease). If Landlord has not provided Tenant with an SNDA within thirty (30) days after the mutual execution and delivery of this Amendment, then Tenant shall have the right to send Landlord a notice requesting Landlord to notify Tenant of the status of the SNDA. If Landlord indicates in response to Tenant’s notice that Landlord’s Lender has not provided an SNDA, or if Landlord fails to respond to Tenant’s notice within five (5) Business Days after Landlord’s receipt of it, then Tenant shall have the right to terminate this Amendment by written notice to Landlord. If this Amendment is so terminated, then the parties shall have no further rights or obligations hereunder and Landlord promptly shall return to Tenant the amount of the increased Security Deposit provided in Section 5 above, and the 2nd/3rd Floor Lease shall be reinstated and shall be in full force and effect.

13. Accessibility Disclosures.

(a) Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist.

(b) San Francisco Accessibility Disclosure. Tenant acknowledges and agrees that: (1) Tenant has received, read, understood and signed the Disability Access Obligations Notice attached hereto as Exhibit A; (2) Tenant has received, read and understood the Disability Access Brochure attached hereto as Exhibit B; and (3) the Lease clearly and satisfactorily explains Landlord’s and Tenant’s respective obligations and liabilities for making and paying for required disability access improvements on the Premises. Landlord and Tenant shall use reasonable efforts to notify each other if they make alterations to the Premises that might impact accessibility under federal and state disability access laws. TENANT SHOULD NOTE THAT the Premises and the Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

14. Energy Disclosure. If Tenant is permitted to contract directly for the provision of electricity, gas or water services to the Premises with the third-party provider, then Tenant shall, within five (5) business days after its receipt of written request from Landlord, provide Landlord with a copy of each requested invoice from the applicable utility provider. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively, the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. The terms of this Section 14 shall survive the expiration or earlier termination of the Lease.

15. Miscellaneous. Except as amended by this Amendment, the Lease (defined in the Recitals to include the First Amendment, the Second Amendment and the Third Amendment) has not

been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. Each party agrees that, to such party’s actual knowledge as of the Effective Date, the other party is not in default under any term or condition of the Lease. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matter hereof and, except for the Lease, supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment has been fully negotiated at arms’ length between the signatories hereto, after advice by counsel and other representatives chosen by such signatories, and such signatories are fully informed with respect thereto. Based on the foregoing, the provisions of this Amendment shall be construed as a whole according to their common meaning and not strictly for or against any party. If any time period in the Lease or this Amendment is calculated based on a certain number of “months,” then that time period shall be calculated based on the way that dates are numbered in the applicable months, rather than the actual number of days elapsed (for example, the period from February 15 to (but not including) March 15 is considered one month, notwithstanding that such period contains fewer than 30 days, and the period from September 15 to (but not including) December 15 is considered three months, notwithstanding that such period contains 91 days). This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterpart signature pages may be detached from separately delivered counterparts of this Amendment and attached to other, identical counterparts of this Amendment, or to a version of this Amendment that is identical to that from which the signature page was detached, in order to create a fully executed original version of this Amendment. Faxed and emailed signature pages shall be deemed originals for all purposes.

[SIGNATURES COMMENCE ON NEXT PAGE;

NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:				TENANT:

F1 STEVENSON, LLC a Delaware limited liability company				LENDINGCLUB CORPORATION, a Delaware corporation

By:	Forward One, LLC,
	a California limited liability company			By:	/s/ Carrie Dolan
Its:	Manager				Carrie Dolan Chief Financial Officer

	By:	Forward Time Corporation, a California corporation
	Its:	Manager

		By:	/s/ Belinda Zen
Belinda Zen, President

EXHIBIT A

Disability Access Obligations Notice

Before you, as the Tenant, enter into a lease with us, the Landlord, for the premises located at 71 Stevenson Street, San Francisco, California (the “Property”), please be aware of the following important information about the lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.

By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

LANDLORD:				TENANT:

F1 STEVENSON, LLC a Delaware limited liability company				LENDINGCLUB CORPORATION, a Delaware corporation

By:	Forward One, LLC,
	a California limited liability company			By:	/s/ Carrie Dolan
Its:	Manager				Carrie Dolan Chief Financial Officer

	By:	Forward Time Corporation, a California corporation
	Its:	Manager

		By:	/s/ Belinda Zen
Belinda Zen, President

Exhibit A, page 1

If the Commercial Landlord does not ensure that existing public restrooms, ground floor entrances, and ground floor exits are accessible as provided in subsection (a)(1) and instead proceeds under subsection (a)(2), the Commercial Landlord shall include the following statement in Disability Access Obligations Notice required under subsection (b):

“PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.”

The Commercial Landlord must sign, and obtain the Small Business Tenant’s signature on, the Disability Access Obligations Notice under subsections (b) and (c) on or before execution or amendment of the Lease and shall provide the tenant with a copy of the Small Business Commission’s Access Information Notice as defined under Section 38.6 in the tenant’s requested language.

Exhibit A, page 2

EXHIBIT B

Disability Access Brochure

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

Businesses
Have you received an ADA notice?

- no → **No Notice** → **Pre-Assessment by Office of Small Business (OSB) & SF SHINES**
  - low amount of barriers
  - medium amount of barriers
  - high amount of barriers
  → **CASp Action (see below)**
- yes → **Notice**
  1. The business receives a letter(s). The letter(s) may be sent by a person with disability claiming he/she encountered accessibility problems while visiting your business. This letter(s) is often a precursor to a state or federal lawsuit and MUST NOT be ignored. Proactive action and response to the letter can prevent a lawsuit.
  2. The business has received a lawsuit.

  → **Attorney**
  Contact an experienced legal consultant or the Office of Small Business to respond to the letter or lawsuit.

  → **CASp Action (see below)**
  - consult
  - inspection report
  - "readily achievable" solutions

  → **Remediation/Resolution**
  Low, medium, high barriers scope of work by AND or an alternative architecture firm.

Certified Access Specialist (CASp)

Signed into law on September 28, 2008, SB 1608 a Certified Access Specialist (CASp) report provides a defense against lawsuits, but only if the business obtained a CASp report BEFORE being sued. With a CASp report in hand, businesses may request a 90-day stay (a temporary stop) of the lawsuit filed in State Court and an Early Evaluation Conference (EEC) to explore fair settlements. A Certified Access Specialist (CASp) is a person that has been tested and certified by the state as an expert in disability access laws. A business that hires a CASp to inspect their buildings helps ensure compliance with disability access standards. After inspection, the CASp writes up an inspection report as proof that the business hired a CASp. A CASp should help your business identify "readily achievable" barriers for removal.

COMPLIANCE VS. LAWSUIT

Compliance is a recommended investment as not only will your business be less vulnerable to drive-by lawsuits, but you gain a growing market of seniors, families with baby strollers, and persons with disabilities. Cost will depend on the type of alterations, and on what is affordable at the present and future. If you decide to do nothing and rely on "luck" that you will not be sued, consider the potential costs of being an "unlucky" defendant. The reality today is that more ADA lawsuits are targeting small stores and minority-owned businesses because they are likely to settle rather than incur the costs and risks of litigation. The average cost to comply with a plaintiff's requested barrier removal is less than $4,000, according to amicus curiae brief filed in the Ninth Circuit of Appeal, *Jerry Doran v. Del Taco, Inc.* Fighting a lawsuit including paying a settlement may cost around $30,000, according to OSB. Investing in Certified Access Inspection and "readily achievable" compliance before a lawsuit is the best way to protect your business from expensive lawsuits.

BUSINESS RESOURCES

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

Certified Access Specialists
www.sfgov.org/osb

Asian Neighborhood Design
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

San Francisco Bar Association
The Lawyer Referral and Information Service (LRIS) program offers businesses legal assistance from their panel of experienced lawyers.
www.sfbar.org/lawyerreferrals/index.aspx

BUSINESS RESOURCES

Department of Justice ADA Guide for Small Businesses
Business Briefs
www.ada.gov/business.htm#anchor-bbriefs

ADA Guide for Small Businesses
www.ada.gov/publicat.htm#Anchor-ADA-35326

DOJ toll-free ADA information line
800-514-0301

Department of Building Inspection - Technical Services Division
DBI staff persons are available to review state access requirements. Visit 1660 Mission Street, 4th floor to request a review of your business plans.
415-558-6084, www.sfgov.org/dbi

A Guide to Disabled Accessibility Compliance

Presidio
Seacliff
Richmond
Sunset
Bernal Heights
Bayview
Lake Merced
Crocker Amazon

San Francisco

This document is intended as informal technical guidance.

It is NOT legal advice and does not replace the professional advice or guidance that an architect, CASp or attorney knowledgeable in ADA requirements can provide.

DISABLED ACCESSIBILITY

Two Sets of Access Laws

There are two different bodies of law in California that regulate disability access: a state building code, and a federal civil rights law. The state building code requirements for access are located in the California Code of Regulations, Title 24, Part 2, and are commonly referred to as Title 24.

The Americans with Disabilities Act of 1990 (ADA) is a sweeping federal civil rights law which prohibits discrimination against persons with disabilities. Specifically, Title III of the ADA requires public accommodations to provide goods and services to people with disabilities on an equal basis with the rest of the general public. The United States Department of Justice (DOJ) enforces the ADA.

Being compliant to the regulations of one law does not relieve your responsibilities to be compliant with the other set of laws.

Non Compliance

If the building is not compliant with California Title 24, the citizen complaint is routed to the Department of Building Inspection (DBI). DBI will send staff to visit the site and perform an inspection, and if necessary, the inspector will initiate actions to require the owner to correct the problem.

If the citizen's complaint is ADA driven, the plaintiff can take the business to civil court for remedy. The federal ADA does not have an "inspection" mechanism, and private lawsuits can be filed directly in federal courts by those who believe their civil rights have been violated.

Who is Required to Remove Barriers?

Barriers are defined by the ADA as obstacles to accessibility. Such obstacles make it difficult — sometimes impossible — for people with disabilities to do the things most of us take for granted — things like going shopping, working, dining in a restaurant or taking public transit. If your business provides goods and services to the public, you are required to remove barriers if doing so is "readily achievable." Such a business is called a public accommodation because it serves the public. If your business is not open to the public (no adjacent retail or open to tours), but is only a place of employment like a warehouse, manufacturing facility or office building, then there are fewer requirements to remove barriers. Such a facility is called a commercial facility. While the operator of a commercial facility has different requirements to remove barriers, you must comply with the ADA Standards for Accessible Design when you alter, renovate or expand your facility.

Readily Achievable

"Readily achievable" means easily accomplishable and able to be carried out without much difficulty or expense. Determining if barrier removal is readily achievable is, by necessity, a case-by-case judgement. "Readily achievable" is based on factors including review of the overall nature of the business and its financial statements.

Exhibit B, page 1

LOW BARRIERS

obstacles to accessibility that are minor, and most likely can be "readily achievable"

A. Service Counter Height and Visibility
A portion specified by local codes of the counter must be between 28" - 34" above the floor.

B. Path of Travel Clearance
All aisles to public zones must be at least 36" wide and remain unobstructed.

C. Door Clearance
The pull side of doors must have a clearance specified by local codes.

D. Door Hardware
All doors must be operable without action of pinching or grasping.

A.
42"
service counter is too high for customers in wheelchair
B.
objects placed in required path of travel
20"
C.
main entrance
object placed in required door clearance space
D.
door knob is not operable without pinching or grasping

MEDIUM BARRIERS

obstacles that require more attention, and likely professional guidance

A. Step at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Restroom Vanity Clearance
The sink must provide knee clearance specified by local codes.

C. Undersized Path of Travel
All aisles to public zones must be at least 36" wide.

D. No Accessible Seating
A portion specified by local codes of seating must be accessible.

A.
step at main entrance
B.
sink has a built-in base that does not provide required knee clearance
C.
undersized hallway/ path of travel
30"
D.
fixed seating at raised counter

HIGH BARRIERS

obstacles that require a lot of attention, and definite professional guidance

A. Multiple Steps at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Step in Dining/Customer Space
Public zones must be accessible for occupants in wheelchairs, see note A.

C. Undersized or Lack of Restroom
The correct number of accessible restrooms must be provided.

D. Ramp Exceeds Maximum Slope Allowed
Businesses must be accessible for occupants in wheelchairs, see note A.

A.
multiple steps at main entrance
B.
step in dining space
object in path of travel
C.
plan diagram of undersized restroom
undersized restroom with missing fixtures & grab bars
34"
D.
ramp exceeds maximum allowable slope

ADA COMPLIANCE

barriers are minimized or removed

A. Compliant Entry
The entrance is accessible by stairs and a compliant ramp.

B. Path of Travel Clearance
All aisles to public zones, including seating, restrooms, and food pick-up are at least 36" wide and remain unobstructed.

C. Compliant Counters
Service counter is between 28" - 34" above the floor.

D. Compliant Restroom
The accessible restroom has the required fixtures, dimensions and clearances!

A.
B.
C.
D.
plan diagram of accessible restroom

COMMON MISCONCEPTIONS

I am exempt from compliance or "grandfathered"
The answer is "NO". A place of public accommodation must remove barriers when it is "readily achievable" to do so. Although the facility may be "grandfathered" according to the local building code, the federal ADA does not have a provision to "grandfather" a facility. While a local building authority may not require any modifications to bring a building "up to code" until a renovation or major alteration is done, the federal ADA requires that a place of public accommodation remove barriers that are readily achievable even when no alterations or renovations are planned. As a business you have an ongoing obligation to bring your business into compliance.

I am exempt since my building has historic designation.
Neither State nor Federal laws exempt historical buildings from compliance, but there are specific guidelines. In San Francisco, any building over 50 years old is considered as a potentially significant historical resource. Accessibility improvements to the entrance or exterior of these buildings may require additional review by Historic Preservation staff and may lengthen the permitting process. Another common misconception is that City staff will deny your application if the building is considered historic. This is extremely rare, though during the review process you will be required to find alternatives that respect historic designs and materials while also providing disabled access. Historically sensitive accessibility improvements may add cost to your project but are generally worth the investment over the long run.

Settling the lawsuit will relieve me of my responsibilities
Business owners need to know that the ADA is now a part of our society and that there is no limit to the number of times a business can be sued regarding accessible barriers. The best solution is to make the "readily achievable" physical changes and to understand that compliance is ongoing. If a business is sued over a physical barrier(s) to accessibility, they can still be sued for that same barrier in the future if it still exists.

Tenant vs. Landlord (Owner)
The federal ADA law states that any private entity who owns, leases, leases to, or operates a place of public accommodation shares in the obligation to remove barriers. Tenants and property owners also share in the obligation, so often times a negotiation must take place to determine who pays what costs, or percentage of costs for access compliance and/or litigation defense. Effective January 1, 2013, San Francisco law requires property owners of a commercial space of 7,500 square feet or less to provide a "Disabled Access Obligation Notice" before entering into or amending a lease. Effective July 1, 2013, State law requires a commercial property owner to state on a lease or rental agreement whether the property has undergone inspection by a certified access specialist (CASp). These two laws were passed to help ensure businesses are informed of their on-going obligation and aid in the prevention of lawsuits. There are also tax benefits that are available to each party in some cases to help pay for barrier removal.

Exhibit B, page 2